Exhibit 10.1

EXECUTION VERSION

STOCK PURCHASE AGREEMENT by and between AMERITRANS CAPITAL CORPORATION and RENOVA US HOLDINGS LTD. dated as of April 12, 2011

iii

EXHIBITS

I.

Form of Support Agreement

II.

Form of LLC Pledge Agreement

III.

Form of Amended and Restated Bylaws

IV.

Form of Registration Rights Agreement

V.

Form of Investment Advisory Agreement

VI.

Form of Stockholders Agreement

VII.

Form of Charter Amendment

SCHEDULES

A

Small Business Investment Company Investments

B.

CLO Equity Interests

INDEX OF PRINCIPAL TERMS

Defined Term	Section
Actions	3.10(b)
Additional Purchase Price	1.2(d)
Additional Purchased Stock	Recitals
Adjusted Tangible Net Worth	9.1(a)(i)
Adviser	9.1(a)(iv)
Advisory Termination Notice	5.19
Affiliate	9.1(a)(v)
Aggregate Purchase Price	9.1(a)(ii)
Agreement	Preamble
Applicable Additional Purchase Price	1.1
Applicable Per Share Purchase Price	9.1(a)(iii)
Assets	9.1(a)(vi)
Bankruptcy Event	9.1(a)(vii)
Bankruptcy Law	9.1(a)(viii)
Business Day	9.1(a)(ix)
Cash	9.1(a)(x)
Cash Equivalent	9.1(a)(xi)
Cash Event	8.2(b)
Change in Recommendation	5.7(d)
Charter Amendment	3.19(a)
CLO Cash Proceeds	9.1(a)(xii)
CLO Equity Interests	6.1
Closing Directors	9.1(a)(xiii)
CN Identified Directors	9.1(a)(xiv)
Code	3.14(m)
Common Stock	Recitals
Company	Preamble
Company BDC Election	3.21(b)
Company Charter	9.1(a)(xv)
Company Contract	3.12(a)
Company Disclosure Schedule	Article III
Company Employees	3.18(a)
Company Equity Awards	3.3(a)
Company Identified Directors	9.1(a)(xvi)
Company Intellectual Property	3.16(a)
Company Recommendation	5.5(a)
Company Representatives	5.3(a)
Company Shareholders Meeting	5.5(a)
Company Stock Plans	3.3(a)
Competing Proposal	5.7(g)
Confidential Information	5.3(b)
Control	9.1(a)(xvii)
Current D&O Policies	5.14(b)
Custodian	9.1(a)(xviii)
D&O Insurance	5.14(b)
DGCL	3.5
Effect	3.8
Elk	3.3(a)
Elk Common Stock	3.3(a)
Environmental Laws	3.15
ERISA	3.18(a)
ERISA Affiliate	3.18(c)
Exchange Act	3.6(a)
Expense Fee	8.2(b)
FINRA	9.1(a)(xix)
Funded Additional Purchase Price	1.2(a)

Defined Term	Section
GAAP	3.8
Governmental Entity	3.5
Indemnification Provisions	5.14(a)
Indemnitees	5.14(a)
Initial Closing	2.1(a)
Initial Closing Date	2.1(a)
Initial Purchase Price	1.1
Initial Purchased Stock	Recitals
Intellectual Property	3.16(a)
Investment Advisory and Management Agreement	7.1(j)
Investment Company Act	3.4(a)3.6(a)
Investment Advisory Agreement	3.1
Law	3.4(c)
Lien	3.2(b)
Liquid Assets	9.1(a)(xx)
Material Adverse Effect	3.8
Newco	3.1
Notice of Superior Proposal	5.7(d)
Order	3.4(c)
PBGC	3.18(e)
Permits	3.10(b)
Permitted Liens	9.1(a)(xxi)
Person	9.1(a)(xxii)
Plans	3.18(a)
Pledge and Security Agreement	3.1
Pre-Closing Period	5.1
Preferred Stock	3.3(a)
Proxy Statement	3.5
Purchased Stock	Recitals
Purchaser	Preamble
Purchaser Representatives	5.3(a)
Purchaser Subsequent Closing Representations	7.4(a)
Registration Rights Agreement	3.1
Remaining Additional Purchase Price	1.2(a)
Requisite Regulatory Approvals	7.1(e)
Requisite Shareholder Approvals	3.19(b)
Resigning Directors	9.1(a)(xxiii)
RIC	3.14(m)
SBA	3.5
SBIA	5.3(a)
SEC	3.5
SEC Reports	3.6(a)
Section 409A	3.18(f)
Securities Act	3.6(a)
Series A Preferred Stock	3.3(a)
Significant Subsidiary	9.1(a)(xxiv)
Subsequent Closing	2.1(b)
Subsequent Closing Date	2.1(b)
Subsequent Closing Notice	1.2(b)
Subsidiary	9.1(a)(xxv)
Superior Proposal	5.7(h)
Takeover Statute	3.28
Tax Authority	3.14(o)
Tax Return	3.14(o)
Taxes	3.14(o)
Termination Fee	9.1(a)(xxvi)
to the knowledge of the Company	9.1(a)(xxvii)
Transaction Agreements	3.1
Voting Debt	3.3(b)

vi

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of April 12, 2011, by and between Ameritrans Capital Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), and Renova US Holdings Ltd., a company incorporated under the laws of the Bahamas (the “Purchaser”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Company, a number of shares of its common stock, par value $0.0001 per share (the “Common Stock”) equal to $25,000,000.00 divided by the Applicable Per Share Purchase Price and rounded to the nearest whole number (the “Initial Purchased Stock”);

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Company, from time to time, additional Common Stock, for an aggregate purchase price equal to the Additional Purchase Price (as defined herein) at a per share purchase price equal to the Applicable Per Share Purchase Price (the “Additional Purchased Stock” and, together with the Initial Purchased Stock, the “Purchased Stock”);

WHEREAS, the parties hereto are entering into this Agreement to provide for the purchase and sale of the Purchased Stock; and

WHEREAS, certain shareholders of the Company have, on or prior to the date hereof, executed and delivered to the Company Support Agreements in the form attached hereto as Exhibit I.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO SELL AND PURCHASE
COMMON STOCK

SECTION 1.1

Sale and Purchase of Initial Purchased Stock

Subject to the  terms and conditions hereof, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at the Initial Closing (as defined below), the Initial Purchased Stock for a purchase price per share equal to the Applicable Per Share Purchase Price, or $25,000,000 in the aggregate (such aggregate price, the “Initial Purchase Price”).  The aggregate Initial Purchase Price shall be payable in cash at the Initial Closing.

SECTION 1.2

Sale and Purchase of Additional Purchased Stock

(a)

Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, for an aggregate purchase price equal to the Additional Purchase Price, on the Subsequent Closing Date or Subsequent Closing Dates to be identified in accordance with Section 1.2(b), the Additional Purchased Stock for a purchase price per share equal to the Applicable Per Share Purchase Price.  The aggregate amount of the Additional Purchase Price that has been paid to the Company from time to time is referred to herein as the “Funded Additional Purchase Price” and the aggregate amount of the Additional Purchase Price that has not yet been paid to the Company from time to time is referred to herein as the “Remaining Additional Purchase Price”.

(b)

The Purchaser shall from time to time, to the extent required for the Purchaser to comply with its obligations in Section 1.2(c), by no less than three Business Days prior written notice to the Company (each, a “Subsequent Closing Notice”), identify one or more Business Days falling between and including the date of the Initial Closing and the second anniversary of the Initial Closing, on which it will fund all or any portion of the Remaining Additional Purchase Price (each, a “Subsequent Closing Date”).  The Purchaser shall specify in each Subsequent Closing Notice (i) the date of the applicable Subsequent Closing Date and (ii) the aggregate amount of the Remaining Additional Purchase Price to be funded on such Subsequent Closing Date.

(c)

The Purchaser shall, subject to this Section 1.2 and the conditions set forth in Section 1.2(e) and Section 7.3, cause the Funded Additional Purchase Price to equal, on the following dates, not less than the lesser of (i) the Additional Purchase Price and (ii) the following amounts (or the Additional Purchase Price in the case of Clause (I) below):

(A)

90 days following the Initial Closing Date – The greater of $5,000,000 and 100% of the aggregate CLO Cash Proceeds for the period commencing with the Initial Closing Date and ending 80 days following the Initial Closing Date;

(B)

180 days following the Initial Closing Date – The greater of $10,000,000 and 100% of the aggregate CLO Cash Proceeds for the period commencing with the Initial Closing Date and ending 170 days following the Initial Closing Date;

(C)

270 days following the Initial Closing Date – The greater of $15,000,000 and 100% of the aggregate CLO Cash Proceeds for the period commencing with the Initial Closing Date and ending 260 days following the Initial Closing Date;

(D)

One-year anniversary of the Initial Closing Date – The greater of $20,000,000 and 100% of the aggregate CLO Cash Proceeds for the period commencing with the Initial Closing Date and ending 10 days prior to the one-year anniversary of the Initial Closing Date;

(E)

90 days following the one-year anniversary of the Initial Closing Date – The greater of $25,000,000 and 100% of the aggregate CLO Cash Proceeds for the period commencing with the Initial Closing Date and ending 80 days following the one-year anniversary of the Initial Closing Date;

(F)

180 days following the one-year anniversary of the Initial Closing Date – The greater of $30,000,000 and 100% of the aggregate CLO Cash Proceeds for the period commencing with the Initial Closing Date and ending 170 days following the one-year anniversary of the Initial Closing Date;

(G)

270 days following the one-year anniversary of the Initial Closing Date – The greater of $35,000,000 and 100% of the aggregate CLO Cash Proceeds for the period commencing with the Initial Closing Date and ending 260 days following the one-year anniversary of the Initial Closing Date;

(H)

Two-year anniversary of the Initial Closing Date – The greater of $40,000,000 and 100% of the aggregate CLO Cash Proceeds for the period commencing with the Initial Closing Date and ending 10 days prior to the two-year anniversary of the Initial Closing Date; and

(I)

In the event of any default by the Purchaser of its obligations to fund any amount of the Additional Purchase Price in accordance with Section 1.2(c)(A) through (H), the Additional Purchase Price, on the fifth Business Day following the date of such default.

(d)

The “Additional Purchase Price”  shall initially equal $35,000,000 and shall be increased by the amount of any increases in the amount of Remaining Additional Purchase Price pursuant to this Section 1.2(d).  The Remaining Additional Purchase Price will be increased at an accrual rate equal to 12% per annum, applied daily to the unpaid balance of the Remaining Additional Purchase Price on the basis of the actual number of days elapsed during the relevant accrual period and the actual number of days in the relevant year (“actual / actual basis”), and compounded on each of the italicized dates referred to in Section 1.2(c)(A) through (H).

(e)

The Purchaser’s remaining obligations in this Section 1.2 shall at all times be subject to the following conditions:

(i)

no Bankruptcy Event other than the events described in clause (A)(8) and clause (A)(9) (to the extent applicable to the events described in clause (A)(8)) of the definition of Bankruptcy Event shall have occurred;

(ii)

none of the representations and warranties of the Company contained in this Agreement which are qualified as to materiality or Material Adverse Effect shall have failed to be true and correct, and none of the representations and warranties of the Company contained in this Agreement which are not so qualified shall have failed to be true and correct in all material respects, in each case as of the date of this Agreement and as of the Initial Closing Date as though made on and as of the Initial Closing Date (except for those representations and warranties which address matters only as of a particular date, which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date), unless such failure to be true and correct, or to be true and correct in all material respects, as applicable, (x) if capable of cure, shall have been cured; provided that in the event that such failure to be true and correct, or to be true and correct in all material respects, as applicable, is capable of cure, (A) the Company and the Purchaser shall use commercially reasonable efforts to cause the Company to cure such failure, and (B) the Purchaser’s obligations pursuant to Section 1.2(c) shall be suspended only until the tenth (10th) Business Day following the date on which such failure is cured, and shall be terminated if such failure has not been cured by the second anniversary of the Initial Closing Date; or (y) was readily apparent from facts disclosed on the face of (A) any of the documents made available to the Purchaser prior to the date of this Agreement on the online data room assembled by the Company in connection with the negotiation of the Agreement (the “Data Room”), (B) any of this Agreement, the Transaction Agreements and the exhibits, schedules and annexes thereto, (C) any of the SEC Reports filed or furnished prior to the date hereof (other than any forward looking statements or other statements predictive in nature or any risk factor or other cautionary or exculpatory language included therein, except to the extent such disclosure includes factual, historical information), (D) any of the documents identified on Schedule 1.2(e)(ii) hereto or (E) any written communications delivered by the Company to the Purchaser no later than one (1) Business Day prior to the Initial Closing Date;

(iii)

none of the representations and warranties of the Company contained in Sections 3.4, 3.5, and 3.27 of this Agreement which are qualified as to materiality or Material Adverse Effect shall fail to be true and correct, and none of such representations and warranties that are not so qualified shall fail to be true and correct in all material respects, in each case (1) as of any date following the Initial Closing Date, (2) as such provisions relate to the issuance of the Additional Purchased Stock and (3) solely as a result of any change in Law, or the interpretation or application thereof by any Governmental Entity, after the date of this Agreement, and any such failure to be true and correct, or to be true and correct in all material respects, as applicable, if capable of cure, shall have been cured; provided, that in the event that such failure to be true and correct, or to be true and correct in all material respects, as applicable, is capable of cure, (A) the Company and the Purchaser shall use commercially reasonable efforts to cause the Company to cure such failure as promptly as reasonably practicable, and (B) the Purchaser’s obligations pursuant to Section 1.2(c) shall be suspended only until the tenth (10th) Business Day following the date on which such failure is cured, and shall be terminated if such failure has not been cured by the second anniversary of the Initial Closing Date;

(iv)

no court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary, or permanent) that is in effect and enjoins, renders illegal or otherwise prohibits consummation of the purchase and sale of the applicable Additional Purchased Stock; provided, that (A) the Company and the Purchaser shall  use their commercially reasonable efforts to render the consummation of the purchase and sale of the Applicable Purchased Stock permissible under such statute, rule, regulation, judgment, decree, injunction or other order as promptly as reasonably practicable and (B) the Purchaser’s obligations pursuant to Section 1.2(c) shall be suspended only until the tenth (10th) Business Day following the date on which such failure is cured, and shall be terminated if such failure has not been cured by the second anniversary of the Initial Closing Date; and

(v)

Elk shall remain in good standing with the SBA and in substantial compliance with all applicable rules and regulations and eligible to receive leverage commitments under normal requirements and conditions; provided, that the Company and the Purchaser shall use commercially reasonable efforts to cause Elk to remain in good standing with the SBA and in substantial compliance with all applicable rules and regulations and eligible to receive leverage commitments under normal requirements and conditions.

ARTICLE II

CLOSING, DELIVERY AND PAYMENT

SECTION 2.1

Closing

(a)

The closing (the “Initial Closing”) of the sale and purchase of the Initial Purchased Stock under this Agreement shall take place on the second Business Day after the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions which by their terms are to be satisfied at the Initial Closing), at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, or at such other time or place as the Company and the Purchaser may mutually agree (such date, the “Initial Closing Date”).

(b)

On each Subsequent Closing Date, subject to the satisfaction or waiver of the applicable conditions set forth in Article VII (other than those conditions which by their terms are to be satisfied at a Subsequent Closing), there shall be held a closing (a “Subsequent Closing”) of the purchase and sale of the Additional Purchased Stock to be purchased by the Purchaser on such Subsequent Closing Date at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022.

SECTION 2.2

Initial Closing Deliveries.  (a) At the Initial Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser:

(i)

stock certificates evidencing the Initial Purchased Stock, free and clear of any Liens (as defined below) (other than Liens created hereunder or pursuant to any of the Transaction Agreements), registered in the name of the Purchaser or one or more of its nominees;

(ii)

a receipt for the Initial Purchase Price;

(iii)

the duly executed Transaction Agreements to which the Company is a party;

(iv)

the Company’s acceptance of the resignations of the Resigning Directors as directors of the Company; and

(v)

the Amended and Restated Bylaws of the Company, in substantially the form attached hereto as Exhibit III, duly authorized and approved by the Board of Directors of the Company.

(b)

At the Initial Closing, subject to the terms and conditions hereof, the Purchaser shall deliver to the Company:

(i)

the Initial Purchase Price by wire transfer in immediately available funds to an account (or accounts) designated by the Company at least two Business Days prior to the Initial Closing Date;

(ii)

a receipt for the Initial Purchased Stock; and

(iii)

the duly executed Transaction Agreements to which the Purchaser is a party.

SECTION 2.3

Subsequent Closing Deliveries.  (a) At each Subsequent Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser:

(i)

stock certificates evidencing the Additional Purchased Stock purchased at such Subsequent Closing, free and clear of any Liens (as defined below) (other than Liens created hereunder or pursuant to any of the Transaction Agreements), registered in the name of the Purchaser or one or more of its nominees; and

(ii)

a receipt for the applicable Additional Purchase Price.

(b)

At each Subsequent Closing, subject to the terms and conditions hereof, the Purchaser shall deliver to the Company:

(i)

the Additional Purchase Price with respect to the Additional Purchased Stock purchased at such Subsequent Closing by wire transfer of the Additional Purchase Price in immediately available funds to an account (or accounts) designated by the Company at least two Business Days prior to such Subsequent Closing Date; and

(ii)

a receipt for the Additional Purchased Stock.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as otherwise disclosed or identified in any SEC Reports (as defined below) filed or furnished prior to the date hereof (other than disclosures contained in any “Risk Factors” section (except to the extent such disclosure consists of factual historical statements) or “Forward Looking Statements” section thereof and any other disclosures included therein that are cautionary, predictive or forward-looking in nature) or as set forth in the disclosure schedule provided by the Company to the Purchaser on the date hereof (the “Company Disclosure Schedule”), including, without limitation, by specific reference in the Company Disclosure Schedule to any information or documents included in the Data Room, the Company represents and warrants to the Purchaser on the date hereof, as follows:

SECTION 3.1

Organization, Good Standing and Qualification of the Company and the Company’s Subsidiaries. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and Assets and to carry on its business as currently conducted.  The Company has (a)  all requisite corporate power and authority to execute and deliver this Agreement and (b) assuming the Company obtains the Requisite Shareholder Approvals and effectiveness of the Charter Amendment will, as of the Initial Closing, have all requisite corporate power and authority to execute and deliver the Investment Advisory Agreement, by and between the Company and Ameritrans Capital Management, LLC, in substantially the form attached as Exhibit V hereto (the “Investment Advisory Agreement”), the LLC Pledge Agreement, in substantially the form attached hereto as Exhibit II, by and between the Company and CN Credit Opportunities Fund 2007-1 Ltd, a company organized under the laws of the Cayman Islands, regarding the pledge to the Company of the membership interests of CN CLO Equity Holdings, LLC, a Delaware limited liability company formed for the purpose of holding the CLO Equity Interests in accordance with Article VI hereto (“Newco”) and the Company (the “Pledge and Security Agreement”), the Stockholders Agreement in substantially the form attached hereto as Exhibit VI, by and between the Company and the Purchaser (the “Stockholders Agreement”), and the Registration Rights Agreement in substantially the form attached hereto as Exhibit IV (the “Registration Rights Agreement”) (this Agreement, the Investment Advisory Agreement, the Pledge and Security Agreement, the Stockholders Agreement and, other than as used in Sections 3.4(c), 3.5(f)(ii), 7.1(c) and 7.2(b) of this Agreement, the Registration Rights Agreement collectively, the “Transaction Agreements”), to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.  The Company and each of its Subsidiaries is duly qualified or authorized to do business and is in good standing (to the extent the applicable jurisdiction recognizes the concept of good standing) as a foreign corporation or limited liability company in all jurisdictions in which the character or location of its activities or of the properties owned or operated by it makes such qualification necessary, except for any such failures to be so qualified, authorized or in good standing, individually or in the aggregate, as would not reasonably be expected to materially and adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to operate their businesses or own their Assets in the ordinary course.  The Company has delivered to the Purchaser true, complete and correct copies of the Company Charter (as defined below) and its bylaws and the certificate of incorporation and bylaws (or other equivalent organizational documents) of each Subsidiary of the Company, in each case as amended through, and as in effect as of, the date of this Agreement.

SECTION 3.2

Company Subsidiaries

(a)

Except as set forth on Schedule 3.2 of the Disclosure Schedule, the Company does not own, directly or indirectly, any shares of the voting stock of any corporation or other entity.

(b)

All the outstanding equity interests of each Subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive or similar rights and (other than directors’ qualifying shares, if any) are owned, either directly or indirectly through a wholly owned Subsidiary, by the Company, free and clear of all Liens other than as provided in the Transaction Agreements.  For purposes of this Agreement, “Lien” shall mean any lien, charge, security interest, mortgage, pledge, deed of trust, encumbrance, easement, right, or option or any agreement to give or refrain from giving any of the foregoing.

SECTION 3.3

Capitalization.   (a)  The authorized capital stock of the Company consists of (i) as of the date of this Agreement, 45,000,000 shares of Common Stock, par value $0.0001 per share, and, as of the Initial Closing Date (assuming the Charter Amendment is effective), 100,000,000 shares of Common Stock, par value $0.0001 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of which 500,000 have been designated as  9⅜% Cumulative Participating Redeemable Preferred Stock, Series A (the “Series A Preferred Stock”), of which there are, as of the date of this Agreement, 3,405,583 shares of Common Stock issued and 3,395,583 shares of Common Stock outstanding and 300,000 shares of Series A Preferred Stock outstanding.  The authorized capital stock of Elk Associates Funding Corporation (“Elk”) consists of 3,000,000 shares of common stock, par value $0.01 (the “Elk Common Stock”), of which there is, as of the date of this agreement, one (1) share of Elk Common Stock outstanding. Only one share of Elk Common Stock is outstanding and the Company is the holder of record thereof.  No other shares of Common Stock or Preferred Stock and no shares Elk Common Stock other than Elk Common Stock owned by the Company are issued or outstanding.  As of the date of this Agreement, no shares of Common Stock, Preferred Stock or Elk Common Stock were reserved for issuances other than 292,000 shares of Common Stock issuable upon the exercise of outstanding warrants and stock options issued by the Company.  All of the issued and outstanding shares of Common Stock, Preferred Stock and Elk Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.  Section 3.3(a) of the Company Disclosure Schedule contains a list setting forth as of the date of this Agreement all outstanding stock options and other equity awards granted pursuant to that certain Ameritrans Capital Corporation 1999 Incentive Stock Option Plan, as amended, that certain Ameritrans Capital Corporation Non-Employee Director Stock Option Plan and any other equity compensation plan sponsored or maintained by the Company or any of its Subsidiaries (such equity awards, the “Company Equity Awards” and such plans, collectively, the “Company Stock Plans”) and all outstanding warrants, the names of the optionees or grantees, the date each such option, restricted stock unit or warrant was granted or issued, the equity plan, if any, under which each such Company Equity Award was granted, the number of shares of Common Stock subject to each such Company Equity Award or warrant, the expiration date of each such Company Equity Award or warrant, any vesting schedule with respect to Company Equity Award which is not yet fully vested, and the price at which each such Company Equity Award or warrant may be exercised, if applicable.

(b)

There are no outstanding bonds, debentures, notes, debt securities or other indebtedness for borrowed money of the Company or any of its Subsidiaries having the right to vote (or convertible into or exercisable or exchangeable for securities having the right to vote) on any matters on which the shareholders of the Company or any of its Subsidiaries may vote (“Voting Debt”).  Section 3.3(b) of the Company Disclosure Schedule sets forth a true and complete list of all indebtedness for borrowed money of the Company and each of its Subsidiaries outstanding on the date of this Agreement.

(c)

Except as set forth in paragraph (a) above, there are no issued, outstanding or authorized securities (including securities convertible into or exercisable or exchangeable for shares of capital stock or other equity or voting securities) of the Company and (except for the issuance and sale of the Purchased Stock contemplated by this Agreement) there are no options, warrants, calls, rights (including “phantom” stock or stock appreciation rights), commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its Subsidiaries (or securities convertible into or exercisable or exchangeable for shares of capital stock or other equity or voting securities) or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, commitment, agreement, arrangement or undertaking.  There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock or other equity or voting securities of the Company or any of its Subsidiaries or other agreements or arrangements with or among any securityholders of the Company or any of its Subsidiaries with respect to securities of the Company or any of its Subsidiaries, other than obligations, commitments, understandings and arrangements set forth in the certificate of designations regarding the Series A Preferred Stock.  Except as set forth above or as contemplated by this Agreement or any other Transaction Agreement, there are no agreements or arrangements pursuant to which the Company or any of its Subsidiaries is or could be required to register shares of Common Stock or other securities of the Company or any of its Subsidiaries under the Securities Act.

SECTION 3.4

Authority; No Conflicts.   (a) The execution and delivery of this Agreement and, subject to receipt of the Requisite Shareholder Approval of the issuance of the Purchased Stock, the Charter Amendment and the Investment Advisory Agreement, the execution and delivery of the Transaction Agreements, consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of the Company, including, without limitation, corporate action of the Company required to be taken by the Company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  No corporate or shareholder proceedings on the part of the Company are necessary to approve the execution and delivery of this Agreement and, except for obtaining the Requisite Shareholder Approval of the issuance of the Purchased Stock, the Charter Amendment and the Investment Advisory Agreement, no corporate or shareholder proceedings on the part of the Company are necessary to approve the execution and delivery of the other Transaction Agreements to which the Company is a party or to consummate the transactions contemplated hereby or thereby.  This Agreement has been, and the other Transaction Agreements when executed and delivered will be, duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by the Purchaser) constitute (or, in the case of the other Transaction Agreements, will constitute when executed and delivered) valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.

(b)

The issuance and sale of the Purchased Stock pursuant to this Agreement is not and will not be subject to any preemptive rights, rights of first refusal, subscription or similar rights, other than as provided in this Agreement or the other Transaction Agreements.  The Purchased Stock, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and upon delivery to the Purchaser will be free and clear of all Liens other than as provided in the Transaction Agreements.

(c)

The execution and delivery of this Agreement does not, and, subject to obtaining the Requisite Shareholder Approval, the execution and delivery of the other Transaction Agreements by the Company and the consummation by the Company of the transactions contemplated hereby or thereby, or the compliance by the Company with any of the terms or provisions hereof or thereof, will not (i) violate any provision of the Company Charter or bylaws of the Company or any of the similar governing documents of any of its Subsidiaries (except to the extent that the issuance of the Purchased Stock shall require the filing with the Secretary of State of the State of Delaware of the Charter Amendment) or (ii) assuming that the consents and approvals referred to in

Section 3.5 are duly obtained, (A) violate any statute, law, code, ordinance, rule or regulation of any Governmental Entity (a “Law”), or any judgment, order, writ, decision, settlement, stipulation, decree or injunction (an “Order”) applicable to the Company or any of its Subsidiaries or any of their respective properties or Assets or (B) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien (other than Permitted Liens) upon any of the respective properties or Assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or Assets may be bound, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults or other events which would not reasonably be expected to, individually or in the aggregate, (1) materially and adversely affect the ability of the Company or any of its Subsidiaries to operate their respective businesses or own their respective Assets in the ordinary course or (2) materially and adversely affect the ability of the Company to perform its obligations under this Agreement and the Transaction Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby.

SECTION 3.5

Consents. Except for (a) the approval of the listing of the Purchased Stock on the NASDAQ Capital Market, (b) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement in definitive form relating to the meeting of the shareholders of the Company to be held to vote on the approval of the Charter Amendment, the Investment Advisory Agreement and the issuance of the Purchased Stock (the “Proxy Statement”), (c) the filing of the restated certificate of incorporation of the Company, reflecting the Charter Amendment, with the Secretary of State of the State of Delaware pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), (d) the approval of the Charter Amendment, the Investment Advisory Agreement and the issuance of the Purchased Stock by the Requisite Shareholder Approvals, (e) the approval by the Small Business Administration (the “SBA”) of the indirect change in ownership and control of Elk upon acquisition of the Initial Purchased Stock by the Purchaser and (f)  the effectiveness of any registration statement to be filed in connection with the Registration Rights Agreement, no consents or approvals of, or filings or registrations by the Company or any of its Subsidiaries with, any court, administrative agency or commission or other federal, state, local or foreign governmental authority or instrumentality or self-regulatory organization including FINRA and the SBA (each, a “Governmental Entity”) or with any other third party are necessary in connection with (i) the execution and delivery by the Company of this Agreement or the other Transaction Agreements or (ii) the consummation by the Company of the transactions contemplated hereby and thereby and the performance by the Company of its obligations hereunder and thereunder except where the failure to obtain such consent or approval or make such filing or registration would not be reasonably expected, individually or in the aggregate,  to materially and adversely affect the Company’s ability to consummate the transactions contemplated by this Agreement or the Transaction Agreements to which it is a party or to perform its obligations hereunder or thereunder.

SECTION 3.6

SEC Documents; Other Reports; Internal Controls.   (a)  The Company has filed with or furnished to the SEC all forms, reports, schedules, registration statements and other documents required to be filed or furnished pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Investment Company Act by the Company with the SEC since January 1, 2008 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “SEC Reports”), except, in the case of SEC Forms 8-K, N-17f-2 and filings required under Rule 17g-1 of the Investment Company Act, where the failure to file or furnish such SEC Reports would not reasonably be expected to, individually or in the aggregate, constitute a material violation of Law or result in the delisting of the Common Stock from the NASDAQ Capital Market.  As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), such SEC Reports complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Investment Company Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports, and none of such SEC Reports when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the SEC Reports.  None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

(b)

The Company and each of its Subsidiaries have timely (other than SBA Form 468) filed all forms, reports, schedules and other documents, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2008 with any Governmental Entity (other than SEC Reports) and have paid all fees and assessments due and payable in connection therewith.  Except for normal examinations conducted by a Governmental Entity in the regular course of the business of the Company and its Subsidiaries, no Governmental Entity has initiated any Action or, to the knowledge of the Company, threatened any Action into the business or operations of the Company or any of its Subsidiaries since January 1, 2007.  There is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report, form, schedule or other document filed by, or relating to any audit, examination, inquiry, inspection or investigation by any such Governmental Entity of, the Company or any of its Subsidiaries.

(c)

The Company (i) has designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to the Company and its Subsidiaries required to be included in reports filed under the Exchange Act or the Investment Company Act, including material information pertaining to the operations and the Assets of the Company and its Subsidiaries (including, without limitation, the Assets managed by the Adviser), is made known to the chief executive officer and the chief financial officer of the Company by others within the Company to allow timely decisions regarding required disclosure, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (within the meaning of Rules 13a-15(f) and 15d-15(f) of the Exchange Act) which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  The Company has made available to the Purchaser a summary of any such disclosure made by management to the Company’s auditors and audit committee since January 1, 2008.

(d)

Since January 1, 2008 and except as described in the SEC Reports prior to the date of this Agreement, (i) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any written material complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or to any director or officer of the Company.

SECTION 3.7

Financial Statements; Absence of Undisclosed Liabilities; Independence of Auditors.   (a)  The consolidated financial statements of the Company (including any related notes thereto) included in the SEC Reports complied as to form, as of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), in all material respects, with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by SEC Form 10-Q), have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein), and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries and the consolidated results of operations, changes in shareholders’ equity and cash flows of such companies as of the dates and for the periods shown.

(b)

Except for liabilities incurred (i) in the ordinary course of business consistent with past practice, (ii) in connection with the entry into the Senior Secured Note, by and between Ameritrans Holdings LLC and Ameritrans Capital Corporation, dated January 19, 2011, (iii) which are not greater than $100,000 in the aggregate, and (iv) liabilities reflected or reserved against in the Company’s unaudited consolidated balance sheet included in the Company’s Form 10-Q for fiscal quarter ended December 31, 2010, since December 31, 2010 neither the Company nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than pursuant to this Agreement and the other Transaction Agreements or the transactions contemplated hereby and thereby.

(c)

Rosen Seymour Shapps Martin & Company LLP, which has expressed its opinion with respect to the financial statements and supporting schedules included in each of the Company’s annual reports on SEC Form 10-K since the Form 10-K filed for fiscal year ended June 30, 2008, is an independent registered public accounting firm as required by the Securities Act and Exchange Act.

SECTION 3.8

Absence of Certain Changes. Since December 31, 2010, no event, change or circumstance has occurred which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect and neither the Company nor any of its Subsidiaries has taken any action or entered into any transaction, and no event has occurred, that would have required the Purchaser’s consent pursuant to Section 5.2(b), (c), (d), (f), (g), (h), (i), (o), (q) or (r) if such action had been taken, transaction had been entered into or event had occurred, in each case, after the date of this Agreement.  For purposes of this Agreement, “Material Adverse Effect” shall mean any change, effect, event, occurrence, state of facts or development (each, an “Effect”) that, individually or in the aggregate, has had or is reasonably expected to have, a material adverse effect on the business, operations, properties, Assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any Effect the cause of which is (a) any change after the date of this Agreement in Laws, rules or regulations of general applicability or published interpretations thereof by Governmental Entities (including, without limitation, the enactment of any rules or regulations promulgated under the Dodd-Frank Wall Street Reform and Consumer Act) or in U.S. generally accepted accounting principles (“GAAP”), (b) any changes after the date of this Agreement in general economic conditions or in financial markets, (c) changes affecting generally the industries or markets in which the Company or its Subsidiaries operate, (d) a decline in the price or a change in the trading volume of the Common Stock on the NASDAQ Capital Market, (e) acts of war, terrorism or natural disasters and (f) the announcement of the execution of this Agreement or the disclosure of its terms (including, without limitation, the impact of such announcement on the Company’s relationship with its landlords, employees, businesses in which the Company holds an investment, or the Adviser); provided, that the effect of such changes described in clause (a) (b), (c) and (e) shall not be excluded to the extent of the disproportionate impact, if any, they have on the Company and its Subsidiaries, taken as a whole (relative to other companies operating in the same industry as the Company and its Subsidiaries).

SECTION 3.9

Title to Properties and Assets; Liens; Condition.  (a) The Company and each of its Subsidiaries have good, valid and marketable title to all tangible personal property owned by them and necessary to conduct their businesses as currently conducted, free and clear of all Liens (other than Permitted Liens) except as would not reasonably be expected to, individually or in the aggregate, materially and adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to operate their  businesses or own their Assets in the ordinary course.

(b)

Each parcel of real property owned by the Company or any of its Subsidiaries is listed on Section 3.9(b) of the Company Disclosure Schedule.   All such parcels of real property were acquired by the Company or its applicable Subsidiary upon foreclosure by the Company or such applicable Subsidiary of a security interest held therein.

(c)

All leases of real property and all other leases material to the Company or any of its Subsidiaries under which the Company or such Subsidiary, as lessee, leases personal property are valid and binding in accordance with their respective terms, there is not under such lease any material existing default by the Company or such Subsidiary or, to the knowledge of the Company, any other party thereto, or any event which with notice or lapse of time would constitute such a default, and, in the case of leased premises, the Company or such Subsidiary quietly enjoys the premises provided for in such lease, except in any such case as would not reasonably be expected to, individually or in the aggregate, materially and adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to operate their businesses or own their Assets in the ordinary course.

SECTION 3.10

Compliance with Law; Permits.   (a) Since December 31, 2008, the Company and each of its Subsidiaries have complied in all material respects with all, and have not violated in any material respect any, applicable Laws and Orders.  None of the Company or any of its Subsidiaries has received any notice of any violation of any Law or Order, except for any such violation that would not, individually or in the aggregate, materially and adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to operate their businesses or own their Assets in the ordinary course.

(b)

Except as would not materially and adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to operate their businesses or own their Assets in the ordinary course, (i) the Company, each of its Subsidiaries, their respective officers and employees hold all licenses, franchises, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings with and under all federal, state, local or foreign Laws (“Permits”) necessary for the Company and its Subsidiaries to conduct their business as currently conducted, (ii) all such Permits are in full force and effect, (iii) the Company, each of its Subsidiaries and their respective officers and employees have complied in all material respects with the terms of such Permits and have not received notice of any pending modifications, amendments or revocations of any such Permits, and (iv) there are no pending (or, to the knowledge of the Company, threatened) legal, administrative, regulatory or other suits, actions, claims, audits, assessments, arbitrations or other proceedings or, to the knowledge of the Company, investigations or inquiries, inspections or examinations (“Actions”) with respect to the possible revocation, cancellation, suspension, limitation or nonrenewal of any such Permits, and, to the knowledge of the Company, there has occurred no event which (whether with notice or lapse of time or both) could reasonably be expected to result in or constitute the basis for such a revocation, cancellation, suspension, limitation or nonrenewal thereof.  None of the execution and delivery of this Agreement and the other Transaction Agreements, the consummation of the transactions contemplated hereby and thereby or the performance by the Company of its obligations hereunder and thereunder will result in the suspension, revocation, impairment, forfeiture or nonrenewal of any material Permit applicable to the Company or any of its Subsidiaries, their respective businesses or operations or any of their respective Assets (including the ownership thereof); provided that the Company and its Subsidiaries shall obtain the consents and approvals and make all filings required to be obtained or made pursuant to this Agreement.

SECTION 3.11

Litigation. Except as publicly disclosed in the SEC Reports filed prior to the date hereof, there are no material Actions pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or any of their respective properties or Assets or any of their past or present executive officers or directors in their capacities as such which, if adversely resolved or adjudicated would reasonably be expected to result in a material liability to the Company.  Section 3.11 of the Company Disclosure Schedule sets forth a list of all Actions pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or any of their respective properties or Assets as of the date of the Agreement which seek monetary damages in excess of $150,000 or the imposition of injunctive or other equitable relief which could reasonably be expected to materially and adversely (a) affect the ability of the Company or any of its Subsidiaries to operate their respective businesses or own their respective Assets in the ordinary course or (b) affect the ability of the Company to perform its obligations under this Agreement and the Transaction Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby.  Except as publicly disclosed in the SEC Reports filed prior to the date hereof, neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any material Order of any Governmental Entity.

SECTION 3.12

Certain Contracts.  (a) Except as set forth in the exhibit index of the Company’s most recent annual report on SEC Form 10-K or of any Form 10-Q or Form 8-K filed by the Company after July 1, 2010, made available to the Purchaser in the Data Room or set forth in Section 3.12 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or is bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) which is a material contract (as defined in Item 601(b)(10) of SEC Regulation S-K) to be performed in whole or in part after the date of this Agreement, (ii) which limits the freedom of the Company or any of its Subsidiaries to compete in any line of business, in any geographic area or with any Person, or which requires referrals of business or requires the Company or any of its Subsidiaries to make available investment or business opportunities to any Person on a priority or exclusive basis, (iii) which evidences indebtedness of the Company or any of its Subsidiaries in excess of $200,000 including any sale and leaseback transactions, capitalized leases and other similar financing transactions, (iv) which grants any right of first refusal, right of first offer or similar right with respect to any material Assets or properties of the Company or any of its Subsidiaries, (v) which limits the payment of dividends by the Company, or any of its Subsidiaries, (vi) for a joint venture, partnership, or similar agreement for a business venture involving a sharing of profits or expenses or (vii) which involve payments by the Company or any of its Subsidiaries during any annual period after the date hereof of more than $200,000 or which could reasonably be expected to involve payments during any annual period after the date hereof of more than $200,000 (other than, in the case of this clause (vii), any such contract that is terminable at will by the Company or its applicable Subsidiary without penalty on 60 days or less notice).  Each contract, arrangement, commitment or understanding of the type described in this Section 3.12(a), whether or not publicly disclosed in such specified SEC Reports or set forth in Section 3.12(a) of the Company Disclosure Schedule, is referred to herein as a “Company Contract.”

(b)

(i) Each Company Contract is valid and binding on the Company or its applicable Subsidiary and is in full force and effect, and, to the knowledge of the Company, is valid and binding on the other parties thereto, (ii) the Company and each of its Subsidiaries and, to the knowledge of the Company, each of the other parties thereto, has in all material respects performed all obligations required to be performed by it to date under each Company Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or default on the part of the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto, under any such Company Contract, except, in each case, where such invalidity, failure to be binding, failure to so perform or breach or default, individually or in the aggregate, would not reasonably be expected to materially and adversely affect the ability of the Company and  its Subsidiaries, taken as a whole, to operate their businesses or own their respective Assets in the ordinary course.

SECTION 3.13

Insurance. Each of the Company and its Subsidiaries is insured with reputable and financially sound insurers against such risks and in such amounts as is sufficient to comply with applicable Law, is consistent with industry practice and which the management of the Company reasonably has determined to be prudent.  Section 3.13 of the Company Disclosure Schedule contains a true and complete list and summary description (including name of insurer, agent, type of coverage and expiration date) of all insurance policies in force on the date hereof with respect to the business and Assets of the Company and each of its Subsidiaries (other than insurance policies under which the Company or any of its Subsidiaries is named as a loss payee, insured or additional insured as a result of its position as a secured lender on specific loans and mortgage insurance policies on specific loans or pools of loans).  The Company and each of its Subsidiaries are in material compliance with their insurance policies and are not in default under any of the terms thereof and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, or both, would constitute such a default.  None of the execution and delivery of this Agreement and the other Transaction Agreements, the performance by the Company of its obligations hereunder and thereunder or the consummation of the transactions contemplated hereby and thereby will constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the cancellation of or non-compliance with any provisions of, such insurance policies (including any change of control provisions thereof).  Each such insurance policy is outstanding and in full force and effect and, except for any policies insuring against potential liabilities of the officers, directors and employees of the Company or any of its Subsidiaries, the Company or the relevant Subsidiary thereof is the sole beneficiary of such policies.  No notice of cancellation or termination has been received with respect to any such policy.  All premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

SECTION 3.14

Tax Matters.   (a) (i) Each of the Company and its Subsidiaries has (A) duly and timely filed (including pursuant to applicable extensions granted without penalty) all material Tax Returns (as hereinafter defined) required to be filed by it, and such Tax Returns are true, correct and complete in all material respects, and (B) paid in full all material Taxes due or, where payment is not yet due, made adequate provision in the financial statements of the Company (in accordance with GAAP) for all such Taxes (as hereinafter defined), in each case whether or not shown as due on such Tax Returns, (ii) no material deficiencies for any Taxes have been proposed, asserted or assessed against or with respect to any Taxes due by or Tax Returns of the Company or any of its Subsidiaries, and (iii) there are no material Liens for Taxes upon the Assets of either the Company or its Subsidiaries except for statutory liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided in the financial statements set forth in the SEC Reports.

(b)

Neither the Company nor any of its Subsidiaries (i) is or has ever been a member of an affiliated group (other than a group the common parent of which is the Company) filing a consolidated Tax Return or (ii) has any material liability for Taxes of any Person arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, by contract, or otherwise.

(c)

None of the Company or any of its Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement (other than between the Company and its Subsidiaries).

(d)

No closing agreement pursuant to section 7121 of the Code (or any similar provision of state, local or foreign Law) has been entered into by or with respect to the Company or any of its Subsidiaries that will have any effect on the Company following the Initial Closing.

(e)

None of the Company or any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code (or any similar provision of state, local or foreign Law) is applicable.

(f)

All material Taxes required to be withheld, collected or deposited by or with respect to the Company and each Subsidiary have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority.

(g)

Neither the Company nor any of its Subsidiaries has requested or been granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

(h)

Neither the Company nor any of its Subsidiaries has entered into any transactions that are “listed transaction” under Sections 6011, 6111, or 6112 of the Code (or any similar provision under any state, local or foreign Law).

(i)

the Company has made available to the Purchaser true and correct copies of all Tax Returns filed by the Company and its Subsidiaries for taxable years 2006-2010.

(j)

No audit of any material Tax Return of the Company or any of its Subsidiaries is pending or being conducted and no written notice threatening such audit has been received from a Tax Authority.

(k)

Neither the Company nor any of its Subsidiaries has any requests for material rulings in respect of Taxes pending between the Company or any Subsidiary and any Tax Authority.

(l)

Neither the Purchaser nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period ending after the Initial Closing as a result of any (i) change in method of accounting either imposed by a Tax Authority or voluntarily made by the Company or any of its Subsidiaries on or prior to the date hereof, (ii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign income Tax law) or (iii) installment sale or open transaction disposition made on or prior to the Initial Closing.

(m)

Commencing with its initial taxable year ended June 30, 1999, the Company (i) has elected to be treated, for federal income tax purposes, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) has satisfied the requirements for qualification and taxation as a RIC under Subchapter M of the Code.  The Company’s current and proposed method of operation will allow the Company to continue to qualify and be taxed as a RIC under the Code.

(n)

Since its formation, the Company has not been a United States real property holding corporation as defined in Section 897 of the Code.

(o)

For purposes of this Agreement:

“Taxes”  shall mean all federal, state, local, foreign and other taxes, levies, imposts, assessments, impositions or other similar government charges, including, but not limited to income, estimated income, withholding, business, occupation, franchise, license, real property, payroll, personal property, sales, transfer, stamp, use, escheat, employment-related, commercial rent or withholding, net worth, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty, utility, environmental, value-added, recapture or other taxes, including any interest, penalties, and additions (to the extent applicable) thereto, whether disputed or not;

“Tax Return” shall mean any return, report, information return, declaration or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendments, schedules or supplements to any of the foregoing; and

“Tax Authority” shall mean any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, instrumentality, dependency, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

SECTION 3.15

Environmental and Safety Laws. To the knowledge of the Company, there are no Actions or remediation activities seeking to impose, or that reasonably could be expected to result in the imposition, on the Company or any of its Subsidiaries of any liability or obligation arising under common law standards relating to environmental protection, human health or safety, or under any Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, the “Environmental Laws”), pending or threatened against the Company or any of its Subsidiaries, other than any such liability or obligation that would not reasonably be expected to, individually or in the aggregate, materially and adversely affect the ability of the Company or any of its Subsidiaries to operate their respective businesses or own their respective Assets in the ordinary course.  To the knowledge of the Company, there is no reasonable basis for any such Action that would impose any such liability or obligation.  To the knowledge of the Company, during or prior to the period of (a) its or any of its Subsidiaries’ ownership or operation of any of their respective current Assets, (b) its or any of its Subsidiaries’ participation in the management or control of any Assets, or (c) its or any of its Subsidiaries’ holding of a security interest or other interest in any Assets, there were no releases or threatened releases of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property, except as would not reasonably be expected to, individually or in the aggregate, materially and adversely affect the ability of the Company or any of its Subsidiaries to operate their respective businesses or own their respective Assets in the ordinary course.  To the knowledge of the Company, none of the Company or any of its Subsidiaries is subject to any Order by or with any Governmental Entity or third party imposing any liability or obligation pursuant to or under any Environmental Law except as would not reasonably be expected to, individually or in the aggregate, materially and adversely affect the ability of the Company or any of its Subsidiaries to operate their respective businesses or own their respective Assets in the ordinary course.

SECTION 3.16

Intellectual Property.   (a) As used herein, the term “Intellectual Property” shall mean all patents, patent applications, statutory invention registrations, inventions and other industrial property rights; trademarks, service marks, trade names, trade dress, logos, and other source identified, including registrations and applications for the registration thereof; copyrights (including without limitation, computer software programs); Internet domain name registrations; Internet web sites, web content, and registrations and applications for registrations thereof; confidential and proprietary information, including know-how and trade secret rights, technologies, techniques and processes; computer software, programs and databases in any form, all versions, updates, corrections, enhancements, replacements, and modifications thereof, and all documentation related thereto; and rights of privacy, publicity and endorsement, in each case under the laws of any jurisdiction in the world, and including rights under and with respect to all applications, registrations, continuations, divisions, renewals, extensions and reissues of the foregoing. As used herein, “Company Intellectual Property” shall mean the Intellectual Property currently used in connection with the business of the Company or any of its Subsidiaries or owned or held for use by the Company or any of its Subsidiaries.

(b)

Except as would not reasonably be expected to, individually or in the aggregate, materially and adversely affect the ability of the Company and its Subsidiaries to operate their respective businesses or own their respective Assets in the ordinary course, (i) the Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses sufficient rights to use such rights as it has in and to all the Company Intellectual Property, (ii) the use of the Company Intellectual Property by the Company or any of its Subsidiaries does not constitute an infringement or misappropriation of any valid third party Intellectual Property right in existence as of the date hereof, and (iii) except for allegations that have since been resolved, neither the Company nor any of its Subsidiaries has received any written notice from any Person alleging that the use of any of the Company Intellectual Property or the operation of the Company’s or its Subsidiaries’ businesses infringes, dilutes (in the case of trademarks), or otherwise violates the Intellectual Property of such Person.

(c)

Except as would not reasonably be expected to, individually or in the aggregate, materially and adversely affect the ability of the Company and its Subsidiaries to operate their respective businesses or own their respective Assets in the ordinary course, (i) no written claims, charges, or demands are currently pending or, to the knowledge of the Company, threatened by any Person with respect to the Company Intellectual Property and (ii) there are no pending claims by the Company or any of its Subsidiaries alleging or asserting that any third party has violated, misappropriated or infringed any of the Company Intellectual Property.

(d)

The information technology Assets of the Company, including without limitation all computer software, hardware, firmware and telecommunications systems, are adequate in all material respects for the operation of the Company’s and its Subsidiaries’ businesses as currently conducted.

SECTION 3.17

Employees. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining, labor or similar agreement or arrangement and there are no pending or, to the knowledge of the Company, threatened, activities or proceedings to organize any employees of the Company or any of its Subsidiaries or to compel the Company or any of its Subsidiaries to bargain or recognize any labor union or organization.  There are no material Actions pending or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any current or former employees of the Company or any of its Subsidiaries (or any Person alleging such status) or any current or former applicant for employment.  There has been no “mass layoff” or “plant closing” as defined by the Worker Adjustment and Retraining Notification Act, as amended, or similar state or local “plant closing” Law with respect to the Company or any of its Subsidiaries since January 1, 2006.  Since January 1, 2006, neither the Company nor any of its Subsidiaries has experienced any employee strikes, work stoppages, slowdowns, lockouts, or other labor disputes.  There are no unfair labor practice complaints or claims against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before any Governmental Entity, and no pending or, to the knowledge of the Company, threatened arbitration arising out of any collective bargaining, labor or similar agreement or arrangement.  The Company and each of its Subsidiaries are in compliance in all material respects with all applicable Laws relating to labor and employment, including but not limited to, Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, employment and reemployment of members of the uniformed services, employee terminations and worker classification.  No Company Employee who has performed services for the Company or any of its Subsidiaries has been improperly excluded from participation in any Plan, and neither the Company nor any of its Subsidiaries has any direct or indirect liability, whether absolute or contingent, with respect to any misclassification of any Person as an independent contractor rather than as an employee or with respect to any misclassification of any employee as exempt versus non-exempt.  No “leased employee” (within the meaning of Section 414(n) of the Code) performs any services for the Company or any of its Subsidiaries.

SECTION 3.18

Employee Benefit Plans.   (a) Section 3.18(a) of the Company Disclosure Schedule contains a true and complete list of each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including multiemployer plans within the meaning of ERISA Section 3(37)), stock purchase, stock option, other equity or equity-based, severance, employment, consulting, salary continuation, termination, retention, retirement, loan, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefore now in effect or required in the future as a result of the transactions contemplated by this Agreement, the other Transaction Agreements or otherwise), whether formal or informal, oral or written, legally binding or not, under which any current or former employee, officer, director, consultant or independent contractor of the Company or any of its Subsidiaries (“Company Employees”) has any present or future right to benefits or under which the Company or any of its Subsidiaries has any present or future liability (including, without limitation, any liability by reason of their affiliation with any ERISA Affiliate (as defined below) or arising out of an indemnification, guarantee, hold harmless or similar agreement).  All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Plans”.  No Plan (i) is sponsored, maintained or contributed to (or required to be sponsored, maintained or contributed to) by the Company or any of its Subsidiaries for the benefit of any Company Employee located outside of the United States, or (ii) is otherwise subject to the Laws of any foreign jurisdiction or any political subdivision thereof.

(b)

With respect to each Plan, the Company has delivered to the Purchaser a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof (and any amendments thereto) and, to the extent applicable: (i) any related trust agreement, insurance contract or other funding instrument, (ii) the most recent determination or opinion letter, if applicable, and any currently pending application for a determination or opinion letter, (iii) the most recent summary plan description, if any, any summaries of material modification and other written communications by the Company or any of its Subsidiaries to Company Employees concerning such Plan, (iv) a summary of any proposed amendments or changes anticipated to be made to the Plans at any time within the twelve months immediately following the date hereof, (v) any material communications to or from any Governmental Entity with respect to such Plan,  and (vi) for the three most recent years (A) the Forms 5500 and attached schedules, (B) any audited financial statements and (C) any actuarial valuation reports.

(c)

(i) Each Plan has been established and administered in accordance with its terms, and in material compliance with the applicable provisions of ERISA, the Code and other applicable Laws, (ii) each Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received, or has timely submitted a request for, a favorable determination letter or opinion letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification, (iii) no event has occurred and no condition exists that would subject the Company or any of its Subsidiaries, either directly or by reason of their affiliation with any “ERISA Affiliate” (which is defined as (A) any corporation which is a member of a controlled group of corporations which includes the Company or any of its Subsidiaries, or (B) any trade or business (whether or not incorporated) which is under common control with the Company or any of its Subsidiaries, in each case, within the meaning of Sections 414(b), (c), (m) or (o) of the Code), to any material Tax, fine, Lien, penalty or other liability, whether absolute or contingent, imposed by ERISA, the Code or other applicable Laws, (iv) for each Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof, (v) except as could not be reasonably expected to result in material liability to the Company or any Subsidiary: (A) no “reportable event” (as such term is defined in Section 4043 of ERISA) and (B) no “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) has occurred with respect to any Plan; (vi) no failure to satisfy the “minimum funding standard” (as such term is defined in Section 302 of ERISA and Section 412 of the Code (whether or not waived)) has occurred with respect to any Plan, (vii) no Plan provides post-employment welfare (including health, medical or life insurance) benefits and neither the Company nor any of its Subsidiaries have any obligation to provide any such post-employment welfare benefits now or in the future, other than as required by Section 4980B of the Code or similar state statute, (viii) there is no present intention that any Plan be amended, suspended or terminated, or otherwise modified to adversely change benefits (or the levels thereof) under any Plan at any time within the twelve months immediately following the date hereof, and (ix) neither the Company nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA.

(d)

None of the Plans is (i) a “single employer plan” (within the meaning of Section 3(41) of ERISA) subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) or (iii) a “multiple employer plan” (within the meaning of Section 4001 of ERISA and the related regulations thereunder), and none of the Company, its Subsidiaries or any ERISA Affiliate has at any time sponsored, maintained or contributed to (or been obligated to sponsor, maintain or contribute to), or has or had any liability, whether absolute or contingent, with respect to, an employee benefit plan described in subsections (i), (ii) or (iii) above.

(e)

With respect to any Plan, (i) no Actions (other than routine claims for benefits in the ordinary course of business consistent with past practice) are pending or, to the knowledge of the Company, threatened, (ii) no facts or circumstances exist that could reasonably be expected to give rise to any such Actions, (iii) all reports, returns, notices and other documentation that are required to have been filed with or furnished to the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation (the “PBGC”), or any other Governmental Entity have been filed or furnished on a timely basis, (iv) no written or oral communication has been received from the PBGC in respect of any Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein or in the other Transaction Agreements and (v) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the PBGC, the Internal Revenue Service or other Governmental Entities are pending, in progress or, to the knowledge of the Company, threatened (including, without limitation, any routine requests for information from the PBGC).

(f)

Neither the Company nor any of its Subsidiaries has made any payments or provided any benefits to any “service provider,” within the meaning of Section 409A of the Code (“Section 409A”), which were or are subject to additional income tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A; each Plan that is or forms a part of a “nonqualified deferred compensation plan” within the meaning of Section 409A (i) has been administered in compliance with the requirements of Section 409A and (ii) either (A) has at all times been in a form which complies with the requirements of Section

409A of the Code, or (B) has been timely amended under guidance issued pursuant to Section 409A so that its terms and provisions comply with the requirements of Section 409A; to the knowledge of the Company, neither the Company’s nor any of its Subsidiary’s U.S. federal income tax return is under examination by the Internal Revenue Service with respect to nonqualified deferred compensation; and no Plan provides any Company Employee with any amount of additional compensation in connection with, or as result of, any penalty or the excise taxes imposed under Section 409A.

(g)

None of the execution or delivery of this Agreement or the other Transaction Agreements, shareholder approval of this Agreement or the other Transaction Agreements, or the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements could, either alone or in conjunction with any other event (whether contingent or otherwise, including without limitation, any termination of employment), (i) result in any severance or increase in severance pay upon any termination of employment after the date of this Agreement, (ii) result in any payment or benefit becoming due or payable, or required to be provided, to any Company Employee, (iii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any Company Employee, (iv) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation, (v) result in any new obligation pursuant to any of the Plans, (vi) result in any limitation or restriction on the right of the Company and its Subsidiaries to merge, amend or terminate any Plan, or (vii) result in any amount failing to be deductible by reason of Section 162(m) or Section 280G of the Code.

SECTION 3.19

Board Approval; Requisite Shareholder Approvals

(a)

The Board of Directors of the Company, by resolutions duly adopted by unanimous vote of the entire Board of Directors at a meeting duly called and held, has (i) approved this Agreement, the other Transaction Agreements (including the Investment Advisory Agreement), the issuance and sale of the Purchased Stock as provided herein, the amendment to the certificate of incorporation of the Company in substantially the form attached as Exhibit VII hereto (the “Charter Amendment”), the granting of registration rights in accordance with the Registration Rights Agreement and the other transactions contemplated hereby and by the other Transaction Agreements (including the Investment Advisory Agreement), determined that such agreements, such Charter Amendment and such transactions are fair to and in the best interests of the Company and its shareholders and declared such agreements, such amendment and such transactions to be advisable and (ii) recommended that the shareholders of the Company approve the issuance of the Purchased Stock, the Charter Amendment and the Investment Advisory Agreement and directed that such matters be submitted for consideration by the shareholders of the Company at the Company Shareholders Meeting.  Such resolutions have not been amended, modified or rescinded and are in full force and effect.

(b)

The affirmative vote of (i) the holders of a majority of the outstanding shares of Common Stock and Series A Preferred Stock, voting together as a class, and holders of a majority of the outstanding shares of Common Stock, voting separately as a class, to approve the Charter Amendment, (ii) the holders of a majority of the shares of Common Stock and Series A Preferred Stock having voting power and present in person or represented by proxy and voting at a meeting at which the holders of a majority of the outstanding Common Stock and Series A Preferred Stock are present or represented by proxy, voting together as a class, to approve the issuance of the Purchased Stock pursuant to this Agreement and (iii) the lesser of (A) 67% of the voting power of the voting securities of the Company present in person or represented by proxy and voting at a meeting at which the holders of a majority of the outstanding voting securities of the Company are represented or (B) a majority in voting power of the outstanding voting securities of the Company to approve the Investment Advisory Agreement (together, the “Requisite Shareholder Approvals”), are the only votes of the holders of any class or series of capital stock of the Company necessary to approve the transactions contemplated by this Agreement and the other Transaction Agreements.

SECTION 3.20

Broker’s Fees. Except as set forth on Schedule 3.20 of the Company Disclosure Schedule, none of the Company, any of its Subsidiaries or any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement.

SECTION 3.21

Regulated Investment Company; BDC Election

(a)

Pursuant to Section 6(f) of the Investment Company Act, the Company is not, and at all times since inception has not been, required to register with the SEC as a closed-end management investment company under the Investment Company Act.

(b)

The Company has elected to be regulated as a business development company under the Investment Company Act and has filed with the SEC, pursuant to Section 54(a) of the Investment Company Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the SEC any notice of withdrawal of the Company BDC Election pursuant to Section 54(c) of the Investment Company Act; the Company BDC Election remains in full force and effect, and, to the Company’s knowledge, no Order of suspension or revocation of such election under the Investment Company Act has been issued or proceedings therefore initiated or threatened by the SEC. The operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies and the rules and regulations of the SEC applicable to business development companies.

(c)

The Board of Directors of the Company has been established and is currently operating in conformity with the requirements and restrictions of Sections 10 and 16 of the Investment Company Act and satisfies the fund governance standards as defined in Rule 0-1(a)(7) (except for clauses (i) and (iv) thereof) under the Investment Company Act.

(d)

The Company (i) has duly adopted written policies and procedures required by Rule 38a-1 under the Investment Company Act, (ii) has designated and approved an appropriate chief compliance officer in accordance with Rule 38a-1 under the Investment Company Act and (iii) has duly adopted a written code of ethics as required by Rule 17j-1 under the Investment Company Act. All such policies and procedures (including the code of ethics) comply in all material respects with applicable Laws and there have been no material violations or allegations of material violations of such policies and procedures.

(e)

Since January 1, 2008, the Company has complied in all material respects with the capital structure requirements as set forth in Section 61 of the Investment Company Act.

(f)

Section 3.21(f) of the Company Disclosure Schedule identifies, as of the date hereof, all exemptive, no action or similar relief received by the Company from any Governmental Authority. Such exemptive, no action or similar relief is in full force and effect, and is being fully complied with in all material respects by the Company. No requests for exemptive, no action or similar relief are currently pending.

SECTION 3.22

Investment Advisory Agreements. The terms, including without limitation, compensation terms of any investment advisory agreements in which the Company or any of its Subsidiaries is a party, comply in all material respects as to the Company or any of its Subsidiaries with all applicable provisions of the Investment Advisers Act of 1940, as amended.  The approvals by the Board of Directors and the stockholders of the Company of any such investment advisory agreement have been made in accordance with the requirements of Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as business development companies under the Investment Company Act.

SECTION 3.23

Compliance with the Sarbanes-Oxley Act of 2002. The Company has complied in all material respects with Sections 302 and 906 of the Sarbanes-Oxley Act and has made the evaluations of the Company’s disclosure controls and procedures required under Rule 13a-15 under the Exchange Act.

SECTION 3.24

FINRA Matters. To the knowledge of the Company, all of the information provided to FINRA in connection with letters, filings or other supplemental information pursuant to FINRA Corporate Financing Rule 5110 is true and correct in all material respects.

SECTION 3.25

Transactions with Affiliates. Except (a) as disclosed in the SEC Reports prior to the date hereof and (b) for any arrangement, contract, agreement or transaction which involves aggregate per annum payments by the Company and its Subsidiaries of less than $60,000, there are no contracts or other agreements the Company or any of its Subsidiaries, on the one hand, and any of its Affiliates or any officer, director or employee of any such Affiliate, on the other hand.

SECTION 3.26

Interested Persons. Except as disclosed in the SEC Reports, (a) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act and the Advisers Act and (b) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the Investment Company Act) of the Company.

SECTION 3.27

Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.2, the offer, sale and issuance of Purchased Stock will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state or other local securities Laws.

SECTION 3.28

Takeover Statutes; No Rights Plan. No takeover, anti-takeover, “fair price,” “moratorium,” “control share acquisition” or other similar Law (a “Takeover Statute”) or any anti-takeover provision in the Company Charter or the Company’s bylaws is applicable to the transactions contemplated by this Agreement or the other Transaction Agreements.  Prior to the date of this Agreement, the Company’s Board of Directors has taken all action necessary so that the restrictions on business combinations contained in Section 203 of the DGCL are not applicable with respect to or as a result of this Agreement, the other Transaction Agreements or the transactions contemplated hereby or thereby without any further action on the part of the Company’s’ Board of Directors or its stockholders. The Company does not have any shareholder rights plan in effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company on the date hereof as follows:

SECTION 4.1

Organization; Authority. The Purchaser is a  company duly organized and validly existing as a limited partnership and is in good standing under the laws of Bermuda.  The Purchaser has all requisite power and authority to execute and deliver this Agreement and the Transaction Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder and to own its properties and Assets.  The Purchaser has delivered to the Company true, complete and correct copies of the Purchaser’s Certificate of Limited Partnership and limited partnership agreement, in each case as amended through, and as in effect as of, the date of this Agreement.  The execution and delivery of this Agreement and the Transaction Agreements to which it is a party by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Purchaser.  This Agreement has been (and the Transaction Agreements to which it is a party, when executed, will be) duly and validly executed and delivered by the Purchaser and (assuming due authorization, execution and delivery by the Company) constitute (or, in the case of the Transaction Agreements to which it is a party, will constitute when executed and delivered) legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.

SECTION 4.2

Investment Representations. The Purchaser acknowledges that the Purchased Stock has not been registered under the Securities Act or under any state or local securities laws.  The Purchaser (a) is acquiring the Purchased Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, (b) is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risk of an investment in the Purchased Stock and of making an informed investment decision and is able to bear the complete loss of its investment in the Purchased Stock and (d) acknowledges that the Purchased Stock must be held indefinitely unless the distribution thereof is subsequently registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available.

SECTION 4.3

Legend. The Purchaser understands that each certificate representing the Purchased Stock shall bear a legend substantially in the following form (in addition to the legend set forth in the Stockholders Agreement):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION FROM REGISTRATION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IS AVAILABLE.

SECTION 4.4

Consents. Except for (a) filings required as a result of facts or circumstances solely attributable to the Company and its Subsidiaries, a direct or indirect change of control thereof or the operation of their businesses and (b) the consents and approvals of third parties which are not Governmental Entities, the failure of which to be obtained would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement or the Transaction Agreements to which it is a party or to perform its obligations hereunder or thereunder, no consents or approvals of, or filings or registrations by, the Purchaser with any Governmental Entity or with any other third party are necessary in connection with (i) the execution and delivery by the Purchaser of this Agreement or the Transaction Agreements to which it is a party and (ii) the consummation by the Purchaser of the transactions contemplated hereby and thereby and the performance by the Purchaser of its obligations hereunder and thereunder.

SECTION 4.5

No Conflicts. The execution and delivery of this Agreement does not and the execution and delivery of the other Transaction Agreements by the Purchaser, the consummation by the Purchaser of the transactions contemplated hereby or thereby and the compliance by the Purchaser with any of the terms or provisions hereof or thereof, will not (a) violate any provision of the Memorandum of Association and Articles of Association or Articles and Certificate of Continuation of the Purchaser or (b) violate any Law or Order applicable to the Purchaser or any of its properties or Assets, except for such violations which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement and the Transaction Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby.

SECTION 4.6

Litigation. There is no Action pending or, to the Purchaser’s knowledge, threatened against the Purchaser which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement and the Transaction Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby.

SECTION 4.7

Financial Resources. As of the date hereof, the Purchaser has Liquid Assets in an estimated amount as of the date hereof equal to or greater than $3.5 million and has an estimated Adjusted Tangible Net Worth as of the date hereof of not less than $300 million.

SECTION 4.8

No Brokers. The Purchaser has not employed any broker or finder, or incurred any liability for any brokerage or finders’ fees or any similar fees or commissions, in connection with the transactions contemplated by this Agreement and the other Transaction Agreements in the event that the Closing does not occur.

SECTION 4.9

SBA Disclosure. The information furnished to the Company in writing by the Purchaser, its officers, directors, managers or partners to the Company expressly for use in  any filing made by Elk with the SBA in furtherance of the regulatory approval referred to in Section 3.5(e) is true and correct in all material respects.  Except as set forth in Schedule A, the Purchaser does not own any interest in any Small Business Investment Company as defined in the U.S. Small Business Investment Act of 1958.

ARTICLE V

COVENANTS

SECTION 5.1

Conduct of Business Prior to the Initial Closing. Except as otherwise expressly contemplated or permitted by the terms of this Agreement or any of the Transaction Agreements or with the prior written consent of the Purchaser, during the period from the date of this Agreement to the Initial Closing Date (the “Pre-Closing Period”), the Company shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course of business consistent with past practice, (b) use commercially reasonable efforts to preserve intact its current business organizations and its rights and Permits, keep available the services of its current officers and key employees and preserve its relationships with customers, suppliers, Governmental Entities and others having business dealings with it and (c) not take any action that could reasonably be expected to adversely affect or delay the receipt of any approvals of any Governmental Entity required to consummate the transactions contemplated hereby or by the other Transaction Agreements or adversely affect or delay the consummation of the transactions contemplated hereby or by the other Transaction Agreements.

SECTION 5.2

Company Forbearances. Except as otherwise expressly contemplated or permitted by this Agreement, the Transaction Agreements (or, solely with respect to Section 5.2(c), (d), (e), (h) and (j), as required pursuant to any agreement identified in any SEC Report filed or furnished prior to the date hereof or made available to the Purchaser in the Data Room) or as required by applicable Law or as set forth in Section 5.2 of the Company Disclosure Schedule, during the Pre-Closing Period, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Purchaser:

(a)

(i) adjust, split, combine or reclassify any of its capital stock, (ii) set any record or payment dates for the payment of any dividends or distributions on its capital stock or make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exercisable or exchangeable for any shares of its capital stock or stock appreciation rights or grant any Person any right to acquire any shares of its capital stock, other than (A) dividends paid by any of the Subsidiaries of the Company so long as such dividends are only paid to the Company or any of its other wholly owned Subsidiaries and (B) dividends required to be declared and paid, if any, to maintain the Company’s status as a “registered investment company” under the Code, or (iii) issue or commit to issue any additional shares of capital stock (except pursuant to the exercise of stock options, restricted stock unit grants or warrants outstanding as of the date hereof and disclosed in Section 3.3(a) of the Company Disclosure Schedule), Voting Debt or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any additional shares of capital stock (including stock options) or Voting Debt;

(b)

enter into any new line of business, except as required by Law or by policies imposed by a Governmental Entity, it being acknowledged and agreed that investments made by the Company or any of its Subsidiaries and the exercise of the Company’s or any of its Subsidiary’s  right to foreclose on the assets of any portfolio company in the ordinary course of business shall not violate this Section 5.2(b), irrespective of the industry or line of business conducted by the entity in which such investment is made

(c)

other than in the ordinary course of business consistent with past practice, or as expressly required by the terms of any contracts or agreements in force at the date of this Agreement and set forth in Section 5.2(c) of the Company Disclosure Schedule, sell, lease, transfer, mortgage, encumber or otherwise dispose of any of its Assets or properties to any Person (other than a wholly owned Subsidiary of the Company);

(d)

other than in the ordinary course of business consistent with past practice with respect to non-controlled, non-affiliated investments and acquisitions made pursuant to the exercise of the Company’s rights and remedies in connection with non-affiliated, non-controlled investments, make any acquisition of or investment in any other Person, by purchase or other acquisition of stock or other equity interests, by merger, consolidation, asset purchase or other business combination, or by formation of any joint venture, partnership or other business organization or by contributions to capital; or make any purchases or other acquisitions of any property or assets in or from any Person other than a wholly owned Subsidiary of the Company, except for (i) foreclosures and other similar acquisitions in connection with debts contracted in the ordinary course of business consistent with past practice, (ii) purchases of U.S. government and U.S. government agency securities which are investment grade rated and have a final maturity of five years or less and (iii) transactions that, together with all other such transactions, do not exceed $100,000 in the aggregate, in each case, in the ordinary course of business consistent with past practice;

(e)

enter into, renew, extend or terminate any Company Contract, or make any material change in or waive any material provision of any Company Contract other than in the ordinary course of business consistent with past practice,

(f)

except pursuant to applicable Law, the terms of any Plan in effect on the date of this Agreement, and which was provided to Purchaser prior to the date of this Agreement and disclosed in Section 3.18(a) of the Company Disclosure Schedule: (i) increase the compensation, perquisites or benefits of any Company Employee, (ii) grant any severance or termination pay to any Company Employee, (iii) loan or advance any money or other property to any Company Employee, (iv) establish, adopt, enter into, amend, terminate, renew, or grant any waiver or consent under any Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Plan if it were in existence as of the date of this Agreement; or (including, without limitation, any employment, severance, change in control, retention or similar agreement), (v) grant any equity or equity-based awards, (vi) accelerate the vesting or payment of the compensation payable or the benefits provided or to become payable or provided to any Company Employee, (vii) terminate the employment of any officer or director of the Company or any of its Subsidiaries, (viii) other than in the ordinary course of business consistent with past practice, make any deposits or contributions of cash or other property to or take any other action to fund or in any other way secure the payment of compensation or benefits under the Plans or agreements subject to the Plans or (ix) enter into, amend, extend or terminate any collective bargaining, labor or other similar agreement or arrangement;

(g)

make or authorize any capital expenditures in excess of (i) $50,000 per project or related series of projects or (ii) $100,000 in the aggregate, other than expenditures budgeted in the capital expenditure budget delivered to the Purchaser prior to the date of this Agreement;

(h)

except as permitted under the Senior Secured Note, (i) incur any indebtedness for borrowed money, other than indebtedness incurred in the ordinary course of business and consistent with past practices for use as working capital in an aggregate principal amount not to exceed $500,000 (ii) guarantee, endorse or assume responsibility for, the obligations of any Person other than any wholly owned Subsidiary of the Company, or (iii) redeem, repurchase, prepay, defease, or cancel, or modify in any material respect the terms of, indebtedness of the Company or its Subsidiaries for borrowed money;

(i)

subject any of the Assets of the Company or any of its Subsidiaries to any Liens other than Permitted Liens;

(j)

except as otherwise expressly permitted elsewhere in this Section 5.2 as a result of the transactions contemplated hereby, engage or participate in any material transaction or incur or sustain any material obligation, in each case other than in the ordinary course of business consistent with past practice;

(k)

settle any Action involving monetary damages or other payments in excess of $50,000, agree or consent to the issuance of any Order restricting or otherwise affecting its business or operations, or release or dismiss any material claim against any other Person;

(l)

amend the Company Charter, the Company’s bylaws, or the certificate of incorporation, bylaws or similar governing documents of any of the Company’s Subsidiaries, or enter into a plan of consolidation, merger, share exchange, reorganization or complete or partial liquidation with any Person (other than consolidations, mergers or reorganizations solely among wholly owned Subsidiaries of the Company), or a letter of intent or agreement in principle with respect thereto (other than as otherwise permitted by this Agreement);

(m)

materially change its investment securities portfolio policies, or the manner in which the portfolio is classified or reported;

(n)

take any action that is intended to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Closing, or in any of the conditions to the Initial Closing set forth in Section 7.1 or 7.2 not being satisfied or in a Requisite Regulatory Approval not being obtained without imposition of a condition of the type referred to in the last sentence of Section 7.1(e) or in a material violation of any provision of this Agreement;

(o)

make any changes in its accounting methods or method of Tax accounting, practices or policies, except as may be required under Law or GAAP, in each case as approved in writing by the Company’s independent public accountants;

(p)

fail to maintain insurance in such amounts and against such risks and losses as are consistent in all material aspects with the insurance maintained by the Company and the Company Subsidiaries as of the date hereof;

(q)

except as required by Law, make or change any Tax election (other than in the ordinary course of business), file any amended Tax Returns, settle or compromise any material Tax liability of the Company or any of its Subsidiaries, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes of the Company or any of its Subsidiaries, enter into any closing agreement with respect to any Tax or surrender any right to claim a Tax refund;

(r)

take any action that would cause the Company to fail to qualify as a “regulated investment company” under the Code; or

(s)

agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.

SECTION 5.3

Access.   (a) During the Pre-Closing Period, the Company shall, and shall cause its Subsidiaries, and its and its Subsidiaries’ officers, directors, employees, accountants and other agents and representatives (collectively, the “Company Representatives”) to (i) afford the directors, officers, partners, members, accountants and attorneys of the Purchaser (collectively, the “Purchaser Representatives”), reasonable access during the Company’s regular business hours to its properties, offices, branches and other facilities, to the Company Representatives and to all books and records of the Company and each of its Subsidiaries, (ii) furnish the Purchaser with a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of any federal, state, local or foreign securities Law or the Small Business Investment Act of 1958, as amended (the “SBIA”) and all financial, operating and other data and information as the Purchaser may from time to time reasonably request, to the extent such report, schedule, registration statement or other document is not available on the SEC’s EDGAR website and (iii) afford the Purchaser the opportunity to discuss the Company’s affairs, finances and accounts with the Company’s officers, in each case upon reasonable notice to the Company and in such manner so as not to interfere with the normal operations of the Company; provided that nothing contained herein shall require the Company to provide access to information to the extent that access to, or disclosure of, such information is prohibited by Law.

(b)

During the Pre-Closing Period, the Purchaser shall use all non-public information delivered by or on behalf of the Company pursuant to Section 5.3(a) or delivered before the date of this Agreement, and all notes, reports, analyses, compilations, studies, files or other documents or material, whether prepared by the Purchaser or the Purchaser Representatives, to the extent the same are based on, contain or otherwise reflect such information (collectively, the “Confidential Information”), solely in connection with the transactions contemplated by this Agreement and will keep the Confidential Information strictly confidential and shall not, without the Company’s prior written consent, disclose such Confidential Information to any Person, except that Confidential Information (or any portion thereof) may be disclosed to those of the Purchaser Representatives who need to know such Confidential Information for purposes of evaluating and consummating the transactions contemplated by this Agreement and who are advised of the confidential nature of the Confidential Information and obligated to maintain the same in confidence.  Notwithstanding the foregoing, the term “Confidential Information” shall not include, and the provisions of this Section 5.3(b) shall not apply to, information that (i) at the time of disclosure or thereafter is generally known by or available to the public (other than as a result of disclosure by the Purchaser or the Purchaser Representatives in violation of this Section 5.3(b)), (ii) was or becomes available to the Purchaser on a non-confidential basis from a Person not otherwise known to the Purchaser to be bound by a confidentiality agreement with the Company or the Company Representatives or prohibited from transmitting the information to the Purchaser by a contractual, legal or fiduciary obligation owed to the Company, (iii) was available to the Purchaser or any of the Purchaser Representatives prior to its disclosure by or on behalf of the Company as contemplated by this Section 5.3(b) or (iv) has been or is independently conceived or discovered by the Purchaser or the Purchaser Representatives without reliance upon any Confidential Information.  In the event that the Purchaser or any of the Purchaser Representatives are requested or required to disclose all or any part of the information contained in the Confidential Information pursuant to the terms of a valid and effective subpoena or Order issued by a Governmental Entity or pursuant to a civil investigative demand or other similar judicial process, the Purchaser will, to the extent consistent with legal requirements, promptly notify the Company of the existence, terms and circumstances surrounding such a request or requirement so that the Company may seek a protective order or other appropriate remedy and consult with the Company on the advisability of taking legally available steps to resist or narrow such request or requirement and use reasonable efforts, at the Company’s request and expense, to cooperate with the Company if the Company determines to seek a protective order or other remedy. If disclosure of such information is required, the Purchaser or the Purchaser Representatives may disclose any of such information which the Purchaser or the Purchaser Representatives are advised by legal counsel is legally required to be disclosed and the Purchaser will exercise its commercially reasonable efforts, at the Company’s request and expense, to obtain an order or other reliable assurance that confidential treatment will be accorded to such information.  In addition, the Purchaser and the Purchaser Representatives may disclose Confidential Information (A) in the course of inspections, audits, examinations, inquiries or investigations by Governmental Entities that have requested or required the inspection of records that contain the Confidential Information and will exercise reasonable efforts to obtain reliable assurances that confidential treatment will be accorded to such information and (B) to the extent that the Company so agrees in writing.  The provisions of this Section 5.3(b) shall survive any termination of this Agreement but shall terminate one year following the date hereof.

(c)

No investigation by either of the parties or their respective Representatives shall constitute a waiver of or otherwise affect the representations, warranties, covenants or agreements of the other party set forth herein.

(d)

The Purchaser hereby acknowledges that it and each of the Purchaser Representatives is aware, or prior to receiving any Confidential Information will be advised by the Purchaser, of the restrictions imposed by federal and state securities laws on a person possessing material non-public information about a company.  The Purchaser hereby agrees that neither the Purchaser nor any Purchaser Representative will purchase or sell any securities of the Company (a) while in possession of Confidential Information, or (b) otherwise in violation of any such laws.  Without limiting the generality of foregoing sentence, the Purchaser hereby agrees not to purchase or sell any securities of the Company (other than pursuant to this Agreement) until three (3) business days after the transactions contemplated by this Agreement have been consummated or the material terms thereof, and any financial information pertaining to the Company that is provided to the Purchaser or any Purchaser Representative and is required to be disclosed under federal securities laws, have been publicly disclosed by the Company.

SECTION 5.4

Use of Proceeds. The cash proceeds of the issuance of and sale of the Purchased Stock shall be used (a) first, to pay the fees and expenses of the Company and the Purchaser in connection with the negotiation and execution of this Agreement and the Transaction Agreements, (b) second, to repay the Senior Secured Note, dated January 19, 2011, issued by the Company to the Purchaser, (c) third, for general working capital and (4) fourth, to fund an equity investment in Elk Associates Funding Corporation.

SECTION 5.5

Proxy Statement

(a)

As soon as reasonably practicable following the date of this Agreement, the Company shall prepare and shall cause to be filed with the SEC (and the Purchaser shall cooperate with the Company in the preparation and filing with the SEC of) a proxy statement in preliminary form relating to the special meeting of the Company’s shareholders (the “Company Shareholders Meeting”) to be held to consider the approval of the matters requiring the Requisite Shareholder Approvals and as promptly as practicable following the date on which the Company receives confirmation from the SEC that it will not comment on, or that it has no additional comments on such proxy statement in preliminary form, shall file the Proxy Statement.  The Company shall include the recommendation of the Board of Directors of the Company in favor of approval of the Charter Amendment, the Investment Advisory Agreement and the issuance of the Purchased Stock to the Purchaser (the “Company Recommendation”), except that the Company shall not be obligated to so include the Company Recommendation if the Company has effected a Change in Recommendation in accordance with Section 5.7.  None of the information with respect to the Company or any of its Subsidiaries to be included in the Proxy Statement will, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

(b)

The Purchaser shall use its commercially reasonable efforts to furnish the Company with all information that the Company may reasonably request in connection with the preparation of the Proxy Statement (including, without limitation, in connection with the preparation of responses to any comments thereto provided by the SEC). The Purchaser covenants and agrees that none of the information with respect to the Purchaser or its Affiliates furnished in writing by the Purchaser to the Company specifically for use in the Proxy Statement will, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)

The Company and the Purchaser shall cooperate and consult with each other in the preparation of the Proxy Statement.  The Company shall reasonably cooperate and provide the Purchaser with a reasonable opportunity to review and comment on the draft of the Proxy Statement (including each amendment or supplement thereto) prior to filing with the SEC.  The Purchaser will use its commercially reasonable efforts to furnish to the Company the information relating to it required by the Exchange Act and the rules, regulations and SEC guidance promulgated thereunder to be set forth in the Proxy Statement and the information in connection with the preparation of responses to any comments provided by the SEC to the Proxy Statement that relate to the Purchaser.  Each of the Company and the Purchaser shall promptly (i) notify the other of the receipt of any comments from the SEC with respect to the Proxy Statement and of any request by the SEC for amendments of, or supplements to, the Proxy Statement, (ii) provide the other with copies of all filings made with the SEC and correspondence between the Company and the SEC with respect to the Proxy Statement and (iii) provide the other with the reasonable opportunity to review and comment on responses to requests for additional information and replies to comments prior to their being filed with or sent to the SEC to the extent practicable.  Each of the Company and the Purchaser shall use its commercially reasonable efforts to respond to and resolve all comments from the SEC with respect to the Proxy Statement as promptly as practicable.

(d)

The Company shall mail, as promptly as practicable after filing the Proxy Statement with the SEC, the Proxy Statement to the holders of Common Stock and Series A Preferred Stock as of the record date established for the Company Shareholders Meeting.  If at any time prior to the Initial Closing any event or circumstance relating to the Company or the Purchaser or any of their respective Affiliates, officers or directors, should be discovered by the Company or the Purchaser, respectively, which, pursuant to the Exchange Act and the rules and regulations promulgated thereunder should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the other.  Each of the Purchaser and the Company agrees to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading in any material respect.  All documents that each of the Company and the Purchaser is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder.

SECTION 5.6

Company Shareholders Meeting. The Company shall, as promptly as reasonably practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold the Company Shareholders Meeting; provided that the Company shall not be required to call, give notice of, convene, set the record date for and hold the Company Shareholder Meeting until the Proxy Statement shall have been filed with the SEC, and shall use its commercially reasonable efforts to cause such meeting to occur as promptly as reasonably practicable; provided further that the Company shall have the right to change the record date or meeting date for the Company Shareholder Meeting to such dates as are necessary to comply with the provisions of the by-laws of the Company, the

DGCL and the Exchange Act.  At such Company Shareholders Meeting, the Company shall make the Company Recommendation to its shareholders, and the Company shall use all commercially reasonable efforts to solicit from its shareholders proxies in favor of the approval of the Charter Amendment, the Investment Advisory Agreement and the issuance of the Purchased Stock; provided, however, that the Company shall not be obligated to recommend to its shareholders the approval of the Charter Amendment, the Investment Advisory Agreement and the issuance of the Purchased Stock at the Company Shareholders Meeting or solicit proxies in favor of such approval to the extent that the Board of Directors of the Company has duly made a Change in Recommendation in accordance with Section 5.7; provided, further, that unless this Agreement is validly terminated, the Company shall nevertheless submit this Agreement to the Company’s shareholders for adoption at the Company Shareholders Meeting.

SECTION 5.7

No Solicitation of Competing Proposal

(a)

From and after the date of this Agreement until the earlier of the Initial Closing or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, the Company agrees that neither it nor any of its Subsidiaries shall, and that it shall direct and use its commercially reasonable efforts to cause the Company Representatives not to, directly or indirectly: (i) solicit, initiate or knowingly take action to facilitate or encourage (including by providing information) any inquiries, proposals or offers with respect to, or the making or completion of, a Competing Proposal, (ii) engage or participate in any negotiations regarding, or furnish or cause to be furnished to any Person any nonpublic information relating to the Company or any of its Subsidiaries in connection with, or have any discussions with any Person relating to, a Competing Proposal, or otherwise knowingly take action to encourage or facilitate any effort or attempt to make or implement, any Competing Proposal, (iii) approve or recommend, or propose publicly to approve or recommend any Competing Proposal, (iv) approve or recommend, or publicly announce an intention to approve or recommend, or enter into, any letter of intent or similar document or any agreement or commitment providing for or relating to any Competing Proposal or requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder or (vi) amend, terminate, waive or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement.  Any violation of the foregoing restrictions by any Subsidiary of the Company or any Company Representative shall be deemed to be a breach of this Section 5.7 by the Company.

(b)

The Company shall, and shall cause each of its Subsidiaries to, and shall direct and use its commercially reasonable efforts to cause each of the Company Representatives to, immediately cease any existing solicitations, discussions or negotiations with any Person with respect to a Competing Proposal.

(c)

Notwithstanding the limitations set forth in Section 5.7(a), if after the date of this Agreement and prior to the Company Shareholders Meeting the Company receives a bona fide written Competing Proposal which did not result from or arise in connection with a breach of Sections 5.7(a) or 5.7(b), and (i) which constitutes a Superior Proposal or (ii) which the Board of Directors of the Company determines in good faith, after consultation with the Company’s outside legal and financial advisors, could reasonably be expected to result in a Superior Proposal, the Company may take the following actions: (A) furnishing nonpublic information with respect to the Company and its Subsidiaries to the Person making such Competing Proposal and (B) engaging in discussions or negotiations with the Person with respect to the Competing Proposal, provided that in the case of clause (A), prior to so furnishing such information, the Company and such Person enter into a confidentiality agreement that is no less restrictive of and no more favorable to such Person than the terms of the Confidentiality Agreement, dated November 19, 2010, by and between Daroth Capital Advisors LLC, as representative of the Company, and Columbus Nova are to Columbus Nova; provided, however, that as promptly as reasonably practicable following the Company taking such actions as described in clauses (A) or (B) above (and in any event within 24 hours thereof), the Company shall provide written notice to the Purchaser of such Competing Proposal or the determination of the Board of Directors of the Company as provided for in clause (ii) above, as applicable, and the Company shall promptly provide to the Purchaser an executed copy of such confidentiality agreement and provide or make available to the Purchaser any non-public information concerning the Company or any of its Subsidiaries that is being provided to the Person making such Competing Proposal or its representatives which was not previously provided or made available to the Purchaser.

(d)

Neither the Board of Directors of the Company nor any committee thereof shall withdraw, qualify or modify the Company Recommendation in a manner adverse to the Purchaser, or publicly propose to do so, or make any other public statement in connection with the Company Shareholders Meeting or otherwise which is inconsistent with the Company Recommendation (any of the foregoing, a “Change in Recommendation”) or approve or recommend or publicly propose to approve or recommend, any Competing Proposal.  Notwithstanding the foregoing and the limitations set forth in Section 5.7(a), if, prior to receipt of the Requisite Shareholder Approvals, the Board of Directors of the Company determines in good faith, after consultation with the Company’s outside legal and financial advisors, that the failure to withdraw, qualify or modify the Company Recommendation would be inconsistent with the Board of Directors’ fiduciary duties to the Company’s shareholders under applicable Law, the Board of Directors of the Company may effect a Change in Recommendation and, in the case of a Superior Proposal, terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal in accordance with Article VIII (it being understood and agreed that this Agreement may not be terminated in such case unless the Company pays the Purchaser the Termination Fee as required by Section 8.2); provided, however, that (i) the Company is not in material breach of any of the terms of this Agreement and (ii) if such Change in Recommendation is made at a time when a Competing Proposal has been made or is the result of a Superior Proposal, the Company shall have first (A) provided three Business Days prior written notice (such notice, a “Notice of Superior

Proposal”) to the Purchaser that it is prepared to effect a Change in Recommendation in response to a Superior Proposal and specifying the reasons therefor, including the terms and conditions of the Superior Proposal that is the basis of the proposed Change in Recommendation, and the identity of the Person making the proposal (it being understood and agreed that any amendment to the financial terms or any material amendment to any other material term of any such Superior Proposal shall require a new Notice of Superior Proposal and a new three Business Day period), (B) provided to the Purchaser all materials and information delivered or made available to the Person making any Superior Proposal in connection with such Superior Proposal, (C) during such three Business Day period, if requested by the Purchaser, engaged in, and caused its financial and legal advisors to engage in, good faith negotiations with the Purchaser to amend this Agreement in such a manner that any Competing Proposal which was determined to be a Superior Proposal no longer is a Superior Proposal and (D) at the end of such applicable period, such Competing Proposal has not been withdrawn and continues to constitute a Superior Proposal (taking into account any changes to the terms of this Agreement proposed by the Purchaser following a Notice of Superior Proposal, as a result of the negotiations contemplated by clause (C) or otherwise).

(e)

The Company promptly (and in any event within 24 hours) shall advise the Purchaser orally and in writing of the receipt of (i) any Competing Proposal, (ii) any request for non-public information relating to the Company or its Subsidiaries, other than requests for information that could not reasonably be expected to relate to or result in a Competing Proposal, or (iii) any inquiry or request for discussions or negotiations regarding a Competing Proposal, including in each case the identity of the Person making any such Competing Proposal or indication, inquiry or request and the material terms of any such Competing Proposal or indication, inquiry or request (including copies of any document or correspondence evidencing such Competing Proposal or indication, inquiry or request).  The Company shall keep the Purchaser informed on a reasonably current basis of any material change to the terms of any such Competing Proposal or indication, inquiry or request.

(f)

Nothing contained in this Agreement shall prohibit the Company or the Board of Directors of the Company from (i) disclosing to the Company’s shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that any disclosure other than a “stop, look and listen” communication to the shareholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall be deemed to be a Change in Recommendation unless the Board of Directors of the Company expressly rejects the applicable Competing Proposal and expressly reaffirms the Company Recommendation contemporaneously with such disclosure; or (ii) making any disclosure to the shareholders of the Company if, in the good faith judgment of the Board of Directors (after consultation with outside counsel), the failure to make such disclosure would be inconsistent with its obligations under applicable Law; provided, however, that this clause (ii) shall not be deemed to permit the Board of Directors to make a Change in Recommendation or take any of the actions referred to in 5.7(d) except to the extent permitted by Section 5.7(d).

(g)

As used in this Agreement, “Competing Proposal” shall mean any inquiry, proposal or offer from any Person or Persons other than the Purchaser or any of its Subsidiaries involving, in a single transaction or a series of transactions, (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation, or similar transaction involving the Company or any of its Significant Subsidiaries, (ii)  the issuance by the Company or any of its Significant Subsidiaries of securities which, upon the consummation of such Competing Proposal, would represent 15% or more of its outstanding voting securities (including upon the conversion, exercise or exchange of securities convertible into or exercisable or exchangeable for such voting securities) and equity securities or (iii) the acquisition in any manner, directly or indirectly, of (A) 15% or more of the outstanding voting securities and equity securities of the Company or any of its Significant Subsidiaries (including through the acquisition of securities convertible into or exercisable or exchangeable for such voting securities), (B) 15% or more of the consolidated total Assets of the Company and its Subsidiaries, taken as a whole or (C) one or more businesses or divisions that constitute 15% or more of the revenues or net income of the Company and its Subsidiaries, taken as a whole.

(h)

As used in this Agreement, “Superior Proposal” shall mean a bona fide written Competing Proposal not solicited in violation of Section 5.7(a) or 5.7(b) that (i) (A) relates to the acquisition by any Person or Persons in any manner, directly or indirectly, of any of (1) more than 50% of the outstanding voting securities (including upon the conversion, exercise or exchange of securities convertible into or exercisable or exchangeable for such voting securities) and equity securities of the Company, by tender or exchange offer, merger or otherwise, (2) more than 50% of the consolidated total assets of the Company and its Subsidiaries, taken as a whole, or (3) one or more businesses or divisions that constitute more than 50% of the revenues or net income of the Company and its Subsidiaries, taken as a whole, or (B) relates to the issuance by the Company of securities which, upon the consummation of such Superior Proposal, would represent more than 50% of its outstanding voting securities (including upon the conversion, exercise or exchange of securities convertible into or exercisable or exchangeable for such voting securities) and equity securities to any Person or Persons, (ii) is not subject to any financing contingency or qualification, (iii) is otherwise on terms that the Board of Directors of the Company determines in good faith, after consultation with the Company’s financial and legal advisors and taking into account all the terms and conditions of such proposal and this Agreement (including any breakup fees, expense reimbursement provisions and financial terms and the anticipated timing, conditions and prospects for completion of such proposal, and any change to the terms of this Agreement committed to by the Purchaser), are more favorable to the Company and its shareholders than the transactions contemplated by this Agreement and (iv) is, in the good faith judgment of the Board of Directors of the Company, reasonably capable of being completed on its stated terms, taking into account all financial, regulatory, legal and other aspects of such inquiry, proposal or offer.

SECTION 5.8

Efforts.   (a) Subject to the terms and conditions of this Agreement, each of the Company and the Purchaser shall, and the Company shall cause its Subsidiaries to, use their commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the other Transaction Agreements and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company, any of its Subsidiaries or the Purchaser in connection with the transactions contemplated by this Agreement and the other Transaction Agreements.

(b)

Subject to the terms and conditions of this Agreement, each of the Company and the Purchaser agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby and by the other Transaction Agreements, including using commercially reasonable efforts to (i) in the case of the Company, modify or amend any contracts, plans or arrangements to which the Company or any of its Subsidiaries is a party (to the extent permitted by the terms thereof) if necessary in order to satisfy the conditions to closing set forth in Article VII hereof, (ii) lift or rescind any injunction or restraining order or other Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby or by the other Transaction Agreements, and (iii) defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or by the other Transaction Agreements or seeking material damages.

(c)

From and after the Initial Closing Date, subject to the terms and conditions of this Agreement, the Company and the Purchaser shall, and each shall cause the Company and its Subsidiaries to, use their commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to consummate the transactions, perform the obligations and satisfy the conditions contemplated by this Agreement and the other Transaction Agreements to be taken, performed or satisfied following the Initial Closing Date and (ii) to obtain or maintain the effectiveness of (and to cooperate with the other party to obtain and continue the effectiveness of) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by or maintained in effect following the Initial Closing Date with respect to the Company, any of its Subsidiaries or the Purchaser in connection with the transactions contemplated by this Agreement and the other Transaction Agreements.

SECTION 5.9

Notification of Certain Matters.   (a) During the Pre-Closing Period, the Company shall give prompt notice to the Purchaser of the occurrence or non-occurrence of any event known to the Company the occurrence or non-occurrence of which would reasonably be expected to (i) cause any representation or warranty contained in Article III to be untrue in any material respect, (ii) cause the Company to fail to comply with or satisfy in any material respect any covenant or agreement under this Agreement or (iii) have a Material Adverse Effect; provided, however, that the delivery of any notice pursuant to this Section 5.9(a) shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the Purchaser.

(b)

During the Pre-Closing Period, the Purchaser shall give prompt notice to the Company of the occurrence or non-occurrence of any event known to the Purchaser the occurrence or non-occurrence of which would reasonably be expected to (i) cause any representation or warranty contained in Article IV or Article VI to be untrue in any material respect or (ii) cause the Purchaser to fail to comply with or satisfy in any material respect any covenant or agreement under this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.9(b) shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the Company.

SECTION 5.10

Regulatory and Other Authorizations; Notices and Consents.   (a) Subject to the other provisions of this Agreement, the parties hereto shall cooperate with each other and use commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all Permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement and by the other Transaction Agreements (including, without limitation, the Requisite Regulatory Approvals) and to comply with the terms and conditions of all such Permits, consents, approvals and authorizations of all such third parties and Governmental Entities.

(b)

Each of the parties hereto shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders or other equity holders (to the extent applicable) and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of the Company, any of its Subsidiaries or the Purchaser to any Governmental Entity in connection with the transactions contemplated by this Agreement.

(c)

The parties hereto shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed or conditioned.

(d)

The Company shall consult with the Purchaser in connection with the preparation of any material submissions to the SBA and shall provide the Purchaser with a reasonable opportunity to review and comment upon any such submissions prior to furnishing or filing such submission to or with the SBA.

SECTION 5.11

Litigation. The Company shall give the Purchaser the opportunity to participate in, but not control, any litigation against the Company or any of its directors or officers relating to or arising from the transactions contemplated hereby or by the other Transaction Agreements; provided, however, that no settlement of any such litigation shall be agreed to or effected without the Purchaser’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

SECTION 5.12

Designation of Directors. The Company and the Board of Directors shall cause the Board of Directors of the Company to be reconstituted to be comprised of the Closing Directors immediately prior to the Initial Closing by (i) accepting the resignations of the Resigning Directors (which shall be effective immediately prior to the Initial Closing), (ii) increasing the size of the Board of Directors to 11 and (iii) appointing each of the CN Identified Directors to fill the vacant seats thereby created or, if the procedures described in (i) through (iii) are not effective to reconstitute the Board of Directors to be comprised of the Closing Directors immediately prior to the Initial Closing, through such other means as may be necessary in order to comply with such obligations.  Except as set forth in this Section 5.12, the size of the Board of Directors shall not be increased or decreased prior to the Closing.  Except as set forth in this Section 5.12, the size of the Board of Directors shall not be increased or decreased prior to the Closing.  In the event that any current member of the Company’s Board of Directors ceases to be a director prior to the Closing, no replacement for such director may be appointed or elected to or otherwise become a member of the Board of Directors unless and until such replacement director has delivered to the Company, to be held in escrow pending the Closing, an unconditional resignation, in form satisfactory to the Purchaser, to be accepted by the Company in accordance with clause (i) of the previous sentence.

SECTION 5.13

Employees; Employee Benefit Plans

(a)

Prior to the Initial Closing, the Company shall cause the employees of the Company or its Subsidiaries set forth in Section 5.13 of the Company Disclosure Schedule to agree in writing that, notwithstanding anything to the contrary (including, without limitation, the terms of any Plan), none of them shall have “Good Reason” (as such term is defined in the applicable Plan) (including, without limitation, the applicable employee’s employment agreement with the Company or its Subsidiaries, as applicable) to terminate his or her employment solely as a result of the consummation of the transactions contemplated by this Agreement and/or the other Transaction Agreements.

(b)

Prior to the Initial Closing and effective as of the Initial Closing, the Company shall take all necessary or appropriate action to ensure that (i) to the extent practicable, any Persons holding Company Equity Awards are given advance notice of and afforded the rights required in connection with, the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements, as required pursuant to the Company Stock Plans and agreements related thereto, and (ii) all Company Equity Awards shall terminate on the Initial Closing Date as permitted under their terms, without any liability, whether absolute or contingent, to the Purchaser, the Company or any of its Subsidiaries on or after such termination.

(c)

As soon as reasonably practicable after the date hereof, the Company shall take all actions necessary or appropriate (i) to amend the Elk Associates Funding Corporation Simplified Employee Pension-Individual Retirement Account Terms, dated as of April 15, 1996 (the “SEP”) as required by applicable Law as of the date hereof (including, without limitation, the Economic Growth and Tax Relief Reconciliation Act of 2001, as amended) and (ii) to submit the SEP, as amended pursuant to Section 5.13(c)(i), under the Internal Revenue Service’s Voluntary Correction Program, a part of the Employee Plans Compliance Resolution System, to cure the failure to timely amend the SEP.

SECTION 5.14

Directors’ and Officers’ Indemnification and Insurance

(a)

The Purchaser agrees that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Initial Closing, whether asserted or claimed prior to, at or after the Initial Closing (including any matters arising in connection with the transactions contemplated by this Agreement), now existing in favor of the current or former directors or officers of the Company or its Subsidiaries in their capacities as such (the “Indemnitees”) as provided in the respective certificates of incorporation or bylaws (or equivalent organization documents) of the Company and its Subsidiaries or in any agreement set forth in Section 5.14(a) of the Company Disclosure Schedule, in each case as in effect as of the date of this Agreement (the “Indemnification Provisions”), shall survive the Initial Closing and each Subsequent Closing and shall continue in full force and effect.  Following the Initial Closing and any Subsequent Closing, the Purchaser shall cause the Company to indemnify, defend and hold harmless, and advance expenses to, the Indemnitees with respect to all acts or omissions by them in their capacities as such at any time prior to the Initial Closing, to the fullest extent required by the Indemnification Provisions.

(b)

The Purchaser shall cause the Company to provide, for a period of not less than six years after the Initial Closing Date, the Indemnitees who are insured under the Company’s directors’ and officers’ insurance and indemnification policies set forth in Section 5.14(b) of the Company Disclosure Schedule (the “Current D&O Policies”) with insurance coverage under renewals of the Current D&O Policies and/or under separate “tail policies” for events occurring at or prior to the Initial Closing Date (the “D&O Insurance”) that is no less favorable, in the aggregate, than the Current D&O Policies or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Purchaser shall not be required to cause the Company to pay an annual premium for the D&O Insurance in excess of 350% of the last annual premium paid by the Company prior to the date hereof for the Current D&O Policies; provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Purchaser shall cause the Company to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c)

The Indemnitees to whom this Section 5.14 applies shall be third party beneficiaries of this Section 5.14.  The provisions of this Section 5.14 are intended to be for the benefit of each Indemnitee and his or her successors, heirs or representatives.

SECTION 5.15

Takeover Statutes. The parties shall use their respective commercially reasonable efforts (i) to take all action necessary so that no Takeover Statute is or becomes applicable to the issuance and sale of the Purchased Stock to the Purchaser or any of the other transactions contemplated by this Agreement or the other Transaction Agreements and (ii) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the issuance and sale of the Purchased Stock to the Purchaser or any of the other transactions contemplated by this Agreement and the other Transaction Agreements may be consummated as promptly as practicable on the terms contemplated by this Agreement and the other Transaction Agreements and otherwise to minimize the effect of such Takeover Statute on the issuance and sale of the Purchased Stock to the Purchaser and the other transactions contemplated by this Agreement and the other Transaction Agreements.

SECTION 5.16

Stock Exchange Listing. The Company shall use its commercially reasonable efforts to cause the Initial Purchased Stock and any Additional Purchased Stock to be approved for listing on the NASDAQ Capital Market, subject to official notice of issuance, prior to the Initial Closing and each Subsequent Closing, respectively.

SECTION 5.17

Public Announcements. The Purchaser and the Company shall consult with each other before issuing any press release or making any other public statement with respect to the transactions contemplated by this Agreement and the other Transaction Agreements, and shall not issue any such press release or make any such other public statement without the other party’s prior consent, provided that the Company may, without the consent of the Purchaser (but after prior consultation, to the extent practicable in the circumstances) make such public disclosures as may be required upon the advice of outside counsel by applicable Law or the rules and regulations of the NASDAQ Capital Market.  The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof. In addition, the Company and its Subsidiaries shall consult with the Purchaser regarding communications with customers, shareholders and employees related to the transactions contemplated hereby.

SECTION 5.18

Interest Related Dividends. To the maximum permitted under Law, the Company shall designate and treat as “interest related dividends” (as defined in Section 871(k) of the Code) any distributions that it declares after the Initial Closing Date and shall take all steps necessary such that such designation will be respected.

SECTION 5.19

Notice of Election to Terminate Investment Advisory and Management Agreement. Within three (3) Business Days following the date hereof, the Company shall deliver to the Adviser notice (the “Advisory Termination Notice”) of the Company’s election to terminate the Investment Advisory and Management Agreement, effective on the later of (a) 60 days from the date of such notice and (b) the Initial Closing.

ARTICLE VI

CLO EQUITY INTEREST

SECTION 6.1

Contribution of CLO Equity Interest. At the Initial Closing, the Purchaser shall contribute or cause to be contributed to Newco each of the interests identified on Schedule B hereto (the “CLO Equity Interests”).

SECTION 6.2

No Distribution From Newco. Prior to the time when the Purchaser has satisfied in full all of its obligations set forth in Section 1.2 of this Agreement, the Purchaser shall not, and shall cause Newco not to, make any payment or distribution of any CLO Cash Proceeds except for the purpose of (a) funding the purchase or Additional Purchased Stock at one or more Subsequent Closings and (b) paying any tax liabilities of Newco arising in respect of Newco’s ownership of the CLO Equity Interests.

SECTION 6.3

Pledge of Newco Equity Interests. In order to secure the obligations of the Purchaser set forth in Section 1.2 of this Agreement, the Company and the Purchaser have, on the date hereof, entered into the Pledge and Security Agreement providing for the pledge to the Company by the Purchaser of 100% of the Purchaser’s equity interests in Newco.

SECTION 6.4

No Pledge of CLO Equity Interests. The Purchaser shall cause Newco not to incur any Lien in respect of the CLO Equity Interests other than Permitted Liens (the definition of which, for the purposes of this Section 6.4, shall not include clauses (C), (D), (E) and (F) of the definition of Permitted Liens).

SECTION 6.5

Delivery of Financial Information. The Purchaser shall deliver to the Company, no later than 45 days following the end of each fiscal quarter, a balance sheet of Newco as of the end of such quarter prepared in accordance with GAAP.

SECTION 6.6

Mandatory Sale of CLO Equity Interests. The Purchaser shall from time to time cause Newco to sell CLO Entity Interests to the extent necessary for the Purchaser to satisfy its obligations set forth in Section 1.2(c).

ARTICLE VII

CONDITIONS TO CLOSINGS

SECTION 7.1

Conditions to the Obligations of the Purchaser to Purchase the Initial Purchased Stock. The Purchaser’s obligation to purchase the Initial Purchased Stock at the Initial Closing is subject to the satisfaction (or waiver by the Purchaser), on or prior to the Initial Closing Date, of the following conditions:

(a)

Representations and Warranties True; Performance of Obligations.  Each of the representations and warranties of the Company contained in this Agreement which are qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Company contained in this Agreement which are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Initial Closing Date as though made on and as of the Initial Closing Date (except for those representations and warranties which address matters only as of a particular date, which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date).  The Company shall have performed in all material respects all of its agreements, obligations, covenants and conditions herein required to be performed or observed by it on or prior to the Initial Closing Date.

(b)

No Material Adverse Effect.  From the date of this Agreement, there shall not have occurred a Material Adverse Effect.

(c)

Orders. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary, or permanent) that is in effect and restrains, enjoins, renders illegal or otherwise prohibits consummation of the purchase and sale of the Initial Purchased Stock or any of the other transactions contemplated by this Agreement and the Transaction Agreements.

(d)

Proceedings and Litigation.  No Action shall have been commenced by any Governmental Entity against any party hereto seeking to restrain or delay the purchase and sale of the Initial Purchased Stock or the consummation of any of the other transactions contemplated by this Agreement or the other Transaction Agreements.

(e)

Regulatory Matters.  All approvals, consents, Permits and waivers of all Governmental Entities necessary for the purchase of the Initial Purchased Stock by the Purchaser and the consummation of the other transactions contemplated to occur on or prior to the Initial Closing Date by this Agreement and the other Transaction Agreements, including, without limitation, the approval by the SBA referred to in Section 3.5 of this Agreement and any other regulatory approvals requested by Elk in connection with the transactions contemplated hereby in customary form, without adverse condition (collectively, the “Requisite Regulatory Approvals”), shall have been obtained and shall be in full force and effect, and all waiting periods required by Law in connection therewith shall have expired or been terminated and Elk shall remain in good standing with the SBA and in substantial compliance with all applicable rules and regulations and eligible to receive leverage commitments under normal requirements and conditions, except to the extent that any failure to be in good standing, to so comply or to be so eligible is reasonably likely to be cured by the consummation of the Initial Closing.

(f)

Board of Directors.  The Company shall have taken all actions required by Section 5.12 hereof.

(g)

Requisite Shareholder Approvals.  The Requisite Shareholder Approvals shall have been obtained in accordance with the DGCL, the Company Charter, the bylaws of the Company, the Investment Company Act and the rules and regulations of the NASDAQ Capital Market, as applicable.

(h)

Certificate.  The Company shall have delivered to the Purchaser a certificate, executed on behalf of the Company by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated the Initial Closing Date, to the effect that the conditions specified in paragraphs (a) and (b) have been satisfied.

(i)

Listing Qualification of Purchased Stock.  The Initial Purchased Stock shall have been approved for listing on the NASDAQ Capital Market, subject to official notice of issuance.

(j)

Termination of Advisory Agreement.  The Advisory Termination Notice shall not have been revoked or rescinded.

(k)

Other Agreements.  The other Transaction Agreements shall have been duly authorized, executed and delivered by the Company.

SECTION 7.2

Conditions to Obligations of the Company to Issue the Initial Purchased Stock. The Company’s obligation to issue and sell the Initial Purchased Stock at the Initial Closing is subject to the satisfaction (or waiver by the Company), on or prior to the Initial Closing Date, of the following conditions:

(a)

Representations and Warranties True; Performance of Obligations.  Each of the representations and warranties of the Purchaser contained in this Agreement which are qualified as to materiality or material adverse effect shall be true and correct, and each of the representations and warranties of the Purchaser contained in this Agreement which are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Initial Closing Date as though made on and as of the Initial Closing Date (except for those representations and warranties which address matters only as of a particular date, which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date).  The Purchaser shall have performed in all material respects all of its agreements, obligations, covenants and conditions herein required to be performed or observed by it on or prior to the Initial Closing Date.

(b)

Orders. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary, or permanent) that is in effect and restrains, enjoins, renders illegal or otherwise prohibits consummation of the purchase and sale of the Initial Purchased Stock or any of the other transactions contemplated by this Agreement and the Transaction Agreements.

(c)

Regulatory Matters.  The Requisite Regulatory Approvals shall have been obtained and shall be in full force and effect, and all waiting periods required by Law in connection therewith (including under the DGCL) shall have expired or been terminated.

(d)

Requisite Shareholder Approvals.  The Requisite Shareholder Approvals shall have been obtained in accordance with the DGCL, the Company Charter, the Bylaws of the Company as in effect as of the date of this Agreement, the Investment Company Act and the rules and regulations of the NASDAQ Capital Market, as applicable.

(e)

Certificate.  The Purchaser shall have delivered to the Company a certificate, executed on behalf of the Purchaser by Chief Executive Officer, dated the Initial Closing Date, to the effect that the conditions specified in paragraph (a) have been satisfied.

(f)

Other Agreements. The Transaction Agreements to which the Purchaser is a party shall have been duly authorized, executed and delivered by the Purchaser.

SECTION 7.3

Condition to the Obligations of the Purchaser to Purchase Additional Purchased Stock. The Purchaser’s obligation to purchase the Additional  Purchased Stock at each Subsequent Closing is subject to the satisfaction (or waiver by the Purchaser), on or prior to the applicable Subsequent Closing Date, of the conditions set forth in Section 1.2(e).

SECTION 7.4

Conditions to Obligations of the Company to Issue the Additional Purchased Stock. The Company’s obligation to issue and sell the Additional Purchased Stock at the applicable Subsequent Closing is subject to the satisfaction (or waiver by the Company), on or prior to such Subsequent Closing Date, of the following conditions:

(a)

Performance of Obligations.  The Purchaser shall have performed in all material respects all of its agreements, obligations, covenants and conditions herein required to be performed or observed by it on or prior to the Subsequent Closing Date.

(b)

Orders. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary, or permanent) that is in effect and restrains, enjoins, renders illegal or otherwise prohibits consummation of the purchase and sale of the applicable Additional Purchased Stock.

ARTICLE VIII

TERMINATION AND AMENDMENT

SECTION 8.1

Termination. This Agreement may be terminated at any time prior to the Initial Closing:

(a)

by mutual consent of the Company and the Purchaser;

(b)

by (i) either the Company or the Purchaser if (A) any Governmental Entity which must grant a Requisite Regulatory Approval has denied such approval, or (B) any Governmental Entity of competent jurisdiction shall have issued an Order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or (ii) any party hereto or any of its Affiliates receives notice from the SBA that it will not grant the applicable Requisite Regulatory Approvals described in Section 7.1(e);

(c)

by either the Company or the Purchaser if the Initial Closing shall not have occurred on or before November 30, 2011, unless the failure of the Initial Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

(d)

by either the Company or the Purchaser (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if the other party shall have breached any of the covenants, agreements, representations or warranties made by such other party herein, and such breach (i) is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Initial Closing and (ii) would entitle the non-breaching party not to consummate the transactions contemplated hereby under Article VII hereof;

(e)

by either the Company or the Purchaser if the Requisite Shareholder Approvals shall not have been obtained upon a vote taken thereon at the Company Shareholders Meeting or at any adjournment or postponement thereof;

(f)

(i) by the Purchaser, (A) if the Board of Directors of the Company shall have failed to recommend the approval of the issuance of the Purchased Stock, the Charter Amendment and the Investment Management Agreement by the shareholders of the Company or shall have effected a Change in Recommendation, whether or not permitted by this Agreement, (B) the Company shall have willfully and materially breached its obligations under Section 5.6 by failing to call, give notice of, convene and hold the Company Shareholders Meeting in accordance with Section 5.6 or (C) the Company shall have willfully breached its obligations under Section 5.7 in any respect materially adverse to the Purchaser or (ii) by the Company if it effects a Change in Recommendation in the case of a Superior Proposal in accordance with Section 5.7(d) in order to enter into a definitive agreement with respect to such Superior Proposal; or

(g)

by the Purchaser if a Bankruptcy Event has occurred.

SECTION 8.2

Effect of Termination

(a)

In the event of termination of this Agreement by either the Company or the Purchaser as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and neither the Company nor the Purchaser shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 5.3(b), this Section 8.2 and Article IX shall survive any termination of this Agreement and (ii) except as set forth in Section 8.2(g), notwithstanding anything to the contrary contained in this Agreement, neither the Company nor the Purchaser shall be relieved or released from any liabilities or damages arising out of its intentional breach of any provision of this Agreement.

(b)

In the event that this Agreement is terminated (i) by either the Company or the Purchaser (A) pursuant to Section 8.1(c) without a vote of the shareholders of the Company contemplated by this Agreement at the Company Shareholders Meeting having occurred and provided that the SBA Approval referred to in Section 3.5 of this Agreement shall have been obtained (or would reasonably be expected to have been obtained but for any breach of any representation, warranty or covenant of the Company in this Agreement) or (B) pursuant to Section 8.1(e), (ii) by the Company pursuant to Section 8.1(f)(ii) or (iii) by the Purchaser pursuant to Section 8.1(d), Section 8.1(f)(i)(A), Section 8.1(f)(i)(B), Section 8.1(f)(i)(C) or Section 8.1(g), then the Company shall reimburse the Purchaser for all expenses reasonably incurred by or on its behalf in connection with the transactions contemplated by this Agreement up to $1,000,000, including all reasonable expenses of counsel, accountants, investment bankers, experts and other consultants retained by the Purchaser, its limited partners and their respective Affiliates, in connection with the transactions contemplated hereby (and not theretofore paid or reimbursed by the Company) within two Business Days after the receipt by the Company of an invoice therefor; provided, that the payment by the Company of such expenses shall not relieve the Company of any subsequent obligation to pay the Termination Fee pursuant to Section 8.2(c), except to the extent expressly provided therein; provided, further, that in the event of any termination of this Agreement referred to in this Section 8.2(b), other than a Full Expense Reimbursement Termination, in the event that the amount of the expense reimbursement payable pursuant to Section 8.2(b) is equal to more than $500,000, (x) except in set forth in clause (y) below, the amount of such excess shall only be due and payable to the extent the Company receives cash proceeds after the date of this Agreement from any issuance of debt or equity securities, asset sale, asset recovery, dividend from any Subsidiary, or any other recovery or payment (a “Cash Event”), in excess of $500,000 in the aggregate, in which event 15% of the proceeds of such Cash Event shall be payable to the Purchaser in respect of such excess until the full amount of the expense reimbursement payable pursuant to this Section 8.2(b) is paid and (y) any remaining balance shall be payable immediately at such time that the Company or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, a Competing Proposal; and provided, further, that in no event shall the amount of the Termination Fee plus the amount actually paid by the Company pursuant to this Section 8.2(b) exceed $3,000,000 in the aggregate.  For purposes of the foregoing, a “Full Expense Reimbursement Termination” means a termination by the Company pursuant to Section 8.1(f)(ii), a termination by the Purchaser pursuant to Section 8.1(d) or, if a bona fide Competing Proposal with respect to the Company shall have been publicly announced or otherwise communicated to the senior management or Board of Directors of the Company at any time after the date of this Agreement (including any such Competing Proposal made after the date of this Agreement with respect to any Competing Proposal initially announced or communicated prior to the date of this Agreement) and not withdrawn on or prior to the date of termination, a termination by the Purchaser pursuant to Section 8.1(f)(i)(C).

(c)

The Company shall pay to or as directed by the Purchaser the Termination Fee:

(i)

upon the date of termination of this Agreement if this Agreement is terminated (A) by the Purchaser pursuant to Section 8.1(f)(i)(A) or, if a bona fide Competing Proposal with respect to the Company shall have been publicly announced or otherwise communicated to the senior management or Board of Directors of the Company at any time after the date of this Agreement (including any such Competing Proposal made after the date of this Agreement with respect to any Competing Proposal initially announced or communicated prior to the date of this Agreement) and not withdrawn on or prior to the date of termination, pursuant to Section 8.1(f)(i)(B); or (B) by the Company pursuant to Section 8.1(f)(ii);

(ii)

upon the earlier of the execution and delivery by the Company or any of its Subsidiaries of a definitive agreement with respect to, or consummation of, a Competing Proposal referred to in clause (B) below if (A) this Agreement is terminated (1) by the Purchaser pursuant to Section 8.1(d) because of the Company’s willful breach of any representation, warranty, covenant or agreement under this Agreement, (2) by the Purchaser pursuant to Section 8.1(f)(i)(A), Section 8.1(f)(i)(B) or Section 8.1(f)(i)(C), or (3) by either the Company or the Purchaser pursuant to Section 8.1(e); and (B) in any such case, if, and only if, prior to the date that is 12 months following a termination of this Agreement as provided in clause (i) above the Company or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, a Competing Proposal; or

(iii)

upon the execution and delivery by the Company or any of its Subsidiaries of a definitive agreement with respect to a Competing Proposal described in clause (C) below if (A) this Agreement is terminated by either the Company or the Purchaser pursuant to Section 8.1(c) without a vote of the shareholders of the Company contemplated by this Agreement at the Company Shareholders Meeting having occurred, (B) a bona fide Competing Proposal with respect to the Company shall have been publicly announced or otherwise communicated to the senior management or Board of Directors of the Company at any time after the date of this Agreement and not withdrawn on or prior to the date of termination, provided that the approval of the SBA referred to in Section 3.5 of this Agreement shall have been obtained (or would reasonably be expected to have been obtained but for any breach of any representation, warranty or covenant of the Company in this Agreement), and (C) if, and only if,  prior to the date that is 12 months following a termination of this Agreement, the Company or any of its Subsidiaries enters into a definitive agreement with respect to a Competing Proposal;

provided, that in no event shall the Company be required to pay the Termination Fee on more than one occasion (other than a Termination Fee payable pursuant to Section 8.2(c)(ii) following a termination of this Agreement referred to in Section 8.2(c)(i)(A)), whether or not the Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

(d)

Any expenses that become payable pursuant to Section 8.2(b) and any Termination Fee or portion thereof that becomes payable pursuant to Section 8.2(c) shall be paid by wire transfer of immediately available funds to an account designated by the Purchaser in writing to the Company.

(e)

In the event that this Agreement is terminated by the Company pursuant to Section 8.1(d) (or is terminated pursuant to another paragraph of Section 8.1 at a time when this Agreement was terminable pursuant to the foregoing specified provision and by the party specified above), then the Purchaser shall reimburse the Company for all expenses reasonably incurred by or on its behalf in connection with the transactions contemplated by this Agreement up to $1,000,000, including all reasonable expenses of counsel, accountants, experts and other consultants retained by the Company, its Subsidiaries and their respective Affiliates, in connection with the transactions contemplated hereby (and not theretofore paid or reimbursed by the Purchaser) within two Business Days after the receipt by the Purchaser of an invoice therefor.  Any expenses that become payable pursuant to this Section 8.2(e) shall be paid by wire transfer of immediately available funds to an account designated by the Company in writing to the Purchaser.

(f)

Each of the Purchaser and the Company acknowledges that the agreements contained in paragraphs (b), (c), (d) and (e) above are an integral part of the transactions contemplated by this Agreement, that without such agreement by the Company and the Purchaser, neither the Company nor the Purchaser would have entered into this Agreement, and that such amounts do not constitute a penalty.  If the Company or the Purchaser, as applicable, fails to pay any amounts due under paragraph (b), (c), (d) or (e) above within the time periods specified in such paragraphs, the Company or the Purchaser, as applicable, shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by the Purchaser in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime rate of JPMorgan Chase Bank, N.A. from the date such amounts were required to be paid until the date of actual payment.

(g)

Notwithstanding any other provision of this Section 8.2, unless the amounts payable pursuant to Sections 8.2(b) and (c) shall not have been paid when due, the parties have agreed that the payments pursuant to Section 8.2(b) and (c) will be the sole and exclusive remedy of the Purchaser except in the case of a willful and material breach or default.  The parties are entitled to specific performance of the terms of this Agreement and the Transaction Agreements, including the right to cause the consummation of the transactions contemplated hereby and thereby on the terms and subject to the conditions set forth herein and therein, except that the Purchaser shall only be entitled to specific performance if the Termination Fee is not payable.

(h)

For purposes of this Section 8.2, all references to “15%” in the definition of Competing Proposal shall be deemed to be references to “50%”.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1

Other Definitions; Terms Generally

(a)

The following terms as used in this Agreement shall have the following meanings:

(i)

"Adjusted Tangible Net Worth" means, with respect to the Purchaser at any time, the net worth of the Purchaser calculated in accordance with International Financial Reporting Standard (IFRS) after subtracting, without duplication, (A) intangible assets, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks, and (B) all zero interest bearing shareholder loans from Renova Industries Ltd., the sole indirect shareholder of the Purchaser.

(ii)

“Aggregate Purchase Price” refers, collectively, to the total Initial Purchase Price and the aggregate amount of Additional Purchase Price.

(iii)

“Applicable Per Share Purchase Price” means the greater of (A) $1.80 and (B) the per share net asset value of the Company, as determined by the Board of Directors of the Company, as of a time that is no more than 48 hours, in each case excluding Sundays and holidays recognized as such for purposes of Section 23(b) of the Investment Company Act, prior to the applicable Initial Closing or Subsequent Closing, as the case may be.  The Applicable Per Share Purchase Price shall be subject to appropriate adjustments in the event that the outstanding shares of Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other like changes in the Company’s capitalization.

(iv)

“Adviser” means Velocity Capital Advisors, LLC.

(v)

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person, for so long as such Person remains so associated to the specified Person.

(vi)

“Assets” means, with respect to each of the Company and each of its Subsidiaries, its interests in each entity in which it holds an investment and any other assets of the Company or such Subsidiary.

(vii)

“Bankruptcy Event” means, with respect to the Company or any of its Significant Subsidiaries: (A) that the Company or such Significant Subsidiary (1) shall have an order for relief entered with respect to it under any Bankruptcy Law, (2) commences a voluntary case under any Bankruptcy Law, (3) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law now or hereafter in effect as of the date thereof, (4) consents to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any Bankruptcy Law, (5) files an answer or other pleading admitting or failing to contest the material allegations of, or consents to the entry of an order for relief in, a petition filed against it in any proceeding under any Bankruptcy Law, (6) seeks, consents to, or acquiesces in the appointment of or taking possession by a Custodian for all or a substantial part of the property or assets of the Company or such Significant Subsidiary, (7) makes an assignment for the benefit of creditors, (8) is unable, fails generally, or admits its writing to its inability, to pay its debts as such debts become due or (9) the Board of Directors (or similar governing body or committee thereof) of the Company or such Significant Subsidiary adopts any resolution or otherwise authorizes any action to approve any of the events referred to in clauses (A) or (B) of this definition, or (B) that (1) a court of competent jurisdiction enters a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case under any Bankruptcy Law, which decree or order is not stayed, or any similar relief shall be granted under any applicable Law, (2) an involuntary case is commenced against the Company or such Significant Subsidiary under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar Law now or hereafter in effect, (3) a decree or order of a court having jurisdiction regarding the appointment of a Custodian over the Company or such Significant Subsidiary, or over all or a substantial part of the property and assets of the Company or such Significant Subsidiary, has been entered, (4) there has occurred the involuntary appointment of an interim Custodian of the Company or such Significant Subsidiary for all or a substantial part of the property and assets of the Company or such Significant Subsidiary, shall have been entered or (5) a warrant of attachment, execution or similar process has been issued against any substantial part of the property or assets of the Company or such Significant Subsidiary.

(viii)

“Bankruptcy Law” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute, or any other applicable bankruptcy, insolvency or similar Law now or hereafter in effect as of the applicable date.

(ix)

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York are required or authorized to close.

(x)

"Cash" means, at any time, any coin or currency of the United States.

(xi)

"Cash Equivalents" means (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s or R-1 (mid) or the equivalent thereof by DBRS and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or DBRS or A2 by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition or (h) investments in money market or common trust funds having a rating from each of Moody’s and S&P in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby.

(xii)

“CLO Cash Proceeds” means 100% of the cash proceeds actually received by Newco in respect of the CLO Equity Interests during the applicable time period, whether by sale of any CLO Equity Interests, receipt of any distribution in respect of any CLO Equity Interests, or otherwise; provided, that CLO Cash Proceeds shall not include any distribution or payment in respect of any CLO Equity Interests for the purpose of covering a tax liability of Newco in respect of its ownership of such CLO Equity Interests.

(xiii)

“Closing Directors” means the CN Identified Directors and the Company Identified Directors.

(xiv)

“CN Identified Directors” means Andrew Intrater, Jason Epstein, Paul Lipari, Iosif Bakaleynik, Robert Machinist and Daniel Schrupp.

(xv)

“Company Charter” means the certificate of incorporation of the Company, as amended and supplemented (including, without limitation, by its certificate of designations) through, and as in effect as of, the date of this Agreement.

(xvi)

“Company Identified Directors” means five of the individuals currently serving on the Board of Directors of the Company as selected by the Company, four of whom shall not be “interested” (as such term is defined in Section 2(a)(19) of the Investment Company Act) with respect to the Company.

(xvii)

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

(xviii)

“Custodian” means any receiver, trustee, conservator, assignee, liquidator, custodian or similar official under any Bankruptcy Law or banking Law.

(xix)

“FINRA” means the Financial Industry Regulatory Authority, Inc.

(xx)

"Liquid Assets" means, with respect to any Person on any determination date, the cash or Cash Equivalents owned by such Person on such determination date.

(xxi)

“Permitted Liens” means: (A) Liens for Taxes, assessments or other governmental charges which are not yet due and payable or are being contested in good faith by appropriate proceedings and as to which the Company has set aside adequate reserves, (B) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business, (C) Liens (other than any Lien imposed by the Employment Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business (1) in connection with workers’ compensation, unemployment insurance and other types of social security benefits, or (2) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than capitalized leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property, (D) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company, provided, that such Liens do not, in the aggregate, materially detract from the value of such property, (E) Liens (1) arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property or (2) consisting of leases, licenses or subleases granted by a lessor, licensor or sublessor on its property (in each case other than capital leases) otherwise permitted herunder that, for each of the Liens in clauses (1) and (2) above, do not, in the aggregate, materially (x) impair the value or marketability of such real property or (y) interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property and (F) the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a capital lease), in each case extending only to such personal property.  Without limiting the generality of the foregoing, with respect to the Company and its Subsidiaries, any Lien arising under the Stock Pledge Agreement, dated January 19, 2011, between the Company and Ameritrans Holdings LLC shall be a Permitted Lien for purposes of this Agreement.

(xxii)

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group (within the meaning of Section 13(d)(3) of the Exchange Act) comprised of two or more of the foregoing.

(xxiii)

“Resigning Directors” means all of the directors serving on the Board of Directors of the Company immediately prior to the Initial Closing, other than the Company Identified Directors..

(xxiv)

“Significant Subsidiary” has the meaning ascribed thereto in Rule 1.02 of Regulation S-X promulgated by the SEC.

(xxv)

“Subsidiary” means (A) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly, and (B) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

(xxvi)

“Termination Fee” means, (i) in the event of the payment of a Termination Fee pursuant to Section 8.2(c)(i)(A), $1,000,000 and (ii) in all other cases, an amount equal to (x) the lesser of (A) $3,000,000 and (B) (1) four percent (4%) of the consideration to the stockholders of the Company and to the Company or any of its Subsidiaries in connection the applicable Competing Proposal plus (2) five percent (5%) of the aggregate value of all equity capital and net indebtedness raised by the Company or any of its successors or Subsidiaries in connection with, or consummated between the date the Competing Proposal is consummated and the second anniversary of the consummation of, such Competing Proposal minus (y) in the case of the payment of a Termination Fee pursuant to Section 8.2(c)(ii) following a termination of this Agreement referred to in Section 8.2(c)(i)(A), the amount actually previously paid pursuant to clause (i) of this definition of Termination Fee.  Notwithstanding the foregoing, in no event shall the amount of the Termination Fee plus the amount actually paid by the Company pursuant to Section 8.2(b) exceed $3,000,000 in the aggregate.

(xxvii)

“to the knowledge of the Company” or any similar expression means the actual knowledge of the chief executive officer or chief financial officer of the Company and its Subsidiaries.

(b)

Terms Generally.  The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless the context expressly provides otherwise.  All references herein to Sections, paragraphs, subparagraphs, clauses, Exhibits or Schedules shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, or Exhibits or Schedules to this Agreement, unless the context requires otherwise.  Unless otherwise expressly defined, terms defined in this Agreement have the same meanings when used in any Exhibit or Schedule hereto, including the Company Disclosure Schedule.  Unless otherwise specified, the words “this Agreement”, “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole (including the Schedules, Exhibits and the Company Disclosure Schedule) and not to any particular provision of this Agreement.  The term “or” is not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.  Any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.

SECTION 9.2

Representations and Warranties. Each of the Company and the Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement (a) no party makes, and has not made, any representations or warranties relating to itself or its businesses or otherwise in connection with the transactions contemplated by this Agreement and (b) no Person has been authorized by any party to make any representation or warranty relating to itself or its businesses or otherwise in connection with the transactions contemplated by this Agreement and, if made, such representation or warranty must not be relied upon as having been authorized by such party.

SECTION 9.3

Governing Law; Jurisdiction; Waiver of Jury Trial.  (a) This Agreement shall be governed in all respects by the laws of the State of New York except, in the case of the Company, to the extent that the DGCL is mandatorily applicable.

(b)

Each of the Company and the Purchaser hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware and in the courts hearing appeals therefrom unless exclusive jurisdiction over such matter is vested in the federal courts, in which event each party hereto irrevocably consents to the exclusive jurisdiction and venue of the federal courts within the State of Delaware, and the courts hearing appeals therefrom, for any action, suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the Company and the Purchaser irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action, suit or proceeding, any claim that is not personally subject to the jurisdiction of the aforesaid courts for any reason, other than the failure to serve process in accordance with this Section 9.3, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the action, suit or proceeding in any such court is brought in an inconvenient forum, that the venue of such action, suit or proceeding is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally agrees (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and (2) that, to the fullest extent permitted by applicable law, service of process may be made on such party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that such service  shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.  For purposes of implementing the agreement of the parties hereto to appoint and maintain an agent for service of process in the State of Delaware, each such party that has not as of the date hereof duly appointed such an agent does hereby appoint Corporation Service Company as such agent.  Each of the Company and the Purchaser expressly acknowledges that the foregoing waivers are intended to be irrevocable under the laws of the State of Delaware and of the United States of America; provided that consent by the parties hereto to jurisdiction and service contained in this Section 9.3 is solely for the purpose referred to in this Section 9.3 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

(c)

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT OR THE OTHER TRANSACTION AGREEMENTS AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 9.4

Successors and Assigns; Assignment; No Third Party Beneficiaries. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.  This Agreement may not be assigned by a party without the prior written consent of the other party (and any purported assignment without such consent shall be void and without effect), except that the Purchaser may assign all or any of its rights and obligations hereunder to any Affiliate or Affiliates; provided that no such assignment shall relieve the Purchaser of its obligations hereunder.  Except as otherwise specifically provided in Section 5.14, this Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

SECTION 9.5

Entire Agreement. This Agreement (including the Exhibits and Schedules hereto, which constitute part of this Agreement as if fully set forth herein) and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

SECTION 9.6

Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 9.7

Amendment and Waiver. This Agreement may be amended by the parties hereto (in the case of the Company, by action taken by or on behalf of its Board of Directors or any committee thereof authorized to take such action) at any time prior to the Initial Closing, whether before or after receipt of the Requisite Shareholder Approvals; provided, however, that, after receipt of the Requisite Shareholder Approvals, no amendment may be made which under applicable Law requires the further approval of the shareholders of the Company without such further approval.  This Agreement may not be amended except by an instrument in writing signed by the parties hereto.  At any time prior to the Initial Closing, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions contained for the benefit of such party contained herein.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

SECTION 9.8

Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the other Transaction Agreements shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  All remedies, either under this Agreement or the other Transaction Agreements, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

SECTION 9.9

Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day or (c) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the addresses set forth below or such other address or facsimile number as a party may from time to time specify by notice to the other parties hereto:

If to the Company:

Ameritrans Capital Corporation

50 Jericho Quadrangle

Suite 109

Jericho, New York  11753

Telephone:  (212) 355-2449

Attn:  Michael Feinsod
mfeinsod@ameritranscapital.com

with a copy to:

Elliot Press, Esq.

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022

Fax: (212) 940-6621

Elliot.press@kattenlaw.com

If to the Purchaser:

Renova US Holdings, Ltd.

c/o Columbus Nova

900 Third Avenue

19th Floor

New York, NY 10022

Telephone: (212) 418-9600

Fax: (646) 359-4800

Attn: Paul Lipari

with a copy to:

Latham & Watkins, LLP

885 Third Avenue

New York, NY 10022

Attn:

James C. Gorton

Telephone: (212) 906-1804

Email: james.gorton@lw.com

Attn:

David S. Allinson

Telephone: (212) 906-1749

Email: david.allinson@lw.com

SECTION 9.10

Expenses

(a)

Except as otherwise provided in this Agreement (including, without limitation, Section 8.2 and Section 9.10(b)) or the other Transaction Agreements, all costs and expenses incurred in connection with this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense.

(b)

The Company agrees that if the Initial Closing occurs, then at the Initial Closing and at each Subsequent Closing, the Company shall pay the Purchaser’s expenses in connection with this Agreement, the other Transaction Agreements and the closing of transactions contemplated hereby and thereby, including, without limitation, the negotiations leading up to this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby.

SECTION 9.11

Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

SECTION 9.12

Remedies; Survival

(a)

The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement were not performed by any party hereto in accordance with the terms hereof and that, prior to the termination of this Agreement pursuant to Section 8.1, each such party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(b)

The covenants, agreements, representations and warranties made pursuant to Sections 5.14 and Article IX shall survive the Initial Closing and any Subsequent Closing indefinitely.  Except as otherwise provided in the immediately preceding sentence and in Section 9.12(c), no covenant, agreement, representation, or warranty by either party pursuant to this Agreement shall survive the Initial Closing.

(c)

The covenants, agreements, representations and warranties made pursuant to Sections 1.2, 2.1(b), 2.3, 5.4, 5.8(c), 6.2, 6.4, 6.6, 7.3 and 7.4 shall survive the Initial Closing until the date on which the Purchaser has no future obligation to purchase any Additional Purchased Stock.

SECTION 9.13

Counterparts; Execution by Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement may be executed by facsimile signature(s).

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

AMERITRANS CAPITAL CORPORATION

By:

Name:

Title:

[Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

RENOVA US HOLDINGS LTD.

By:

Name:

Title:

[Stock Purchase Agreement]

Schedule A

Small Business Investment Company Investments

•

An Affiliate of the Purchaser has a $3 million commitment in the limited partnership interests, which represents less than 5% of the total limited partnership commitment, of Core Capital Partners II, L.P., a Small Business Investment Company.

Section B

CLO Equity Interests

•

ColumbusNova CLO 2007-I:  20% of the outstanding Subordinated Notes, principal amount of $38,000,000, issued by ColumbusNova CLO IV Ltd. 2007-I (CUSIP 19964RAC8)

•

ColumbusNova CLO 2007-II: 100% of the outstanding Subordinated Notes, principal amount of $46,250,000, issued by ColumbusNova CLO IV Ltd. 2007-II (CUSIP 19964NAB9)

•

Friedberg Milstein: 4.2% of the 5,000 outstanding Preferred Shares in Friedberg Milstein Private Capital Fund I (CUSIP 35842P201)

•

Flagship CLO III: 81.3% of the outstanding Subordinated Notes, principal amount of $26,000,000, issued by Flagship CLO III (CUSIP 33842BAG3)

•

ICONS, Ltd.: 41.7% of the outstanding Subordinated Notes, principal amount of $15,000,000, issued by ICONS, Ltd. (CUSIP 45105S206)

EXHIBIT I

SUPPORT AGREEMENT

by and among

RENOVA US HOLDINGS LTD.

and

THE STOCKHOLDERS PARTY HERETO

DATED AS OF APRIL 12, 2011

SUPPORT AGREEMENT

This SUPPORT AGREEMENT is entered into as of April 12, 2011 (this “Agreement”), by and among Renova US Holdings Ltd., a company incorporated under the laws of the Bahamas (the “Purchaser”), Infinity Capital Partners, L.P., a Delaware limited partnership (“ICP”), Shoulda Partners L.P., a Delaware limited partnership (“Shoulda”),  SRK Associates LLC, a New York limited liability company (“SRK”), Lances Property Development Corp. Pension Plan (“Lances”), Steven Etra (“Etra”), Blair Etra (“Blair Etra”) Michael Feinsod (“Feinsod”) and Gary C. Granoff (“Granoff” and collectively with ICP, Shoulda, SRK, Lances, Etra, Blair Etra and Feinsod, the “Stockholders”).  Capitalized terms that are used but not defined herein shall have the meanings set forth in the Stock Purchase Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Purchaser and Ameritrans Capital Corporation, a Delaware corporation (the “Company”) are entering into a Stock Purchase Agreement (as the same may be amended, varied, novated, modified, supplemented or restated from time to time, the “Stock Purchase Agreement”) (capitalized terms used but not defined herein shall have the meanings set forth in the Stock Purchase Agreement) pursuant to which the Purchaser will acquire (i) certain shares of Common Stock in exchange for $25 million on the Initial Closing Date and (ii) certain shares of additional Common Stock on one or more Subsequent Closing Dates, subject to the terms and conditions contained in the Stock Purchase Agreement;

WHEREAS, as of the date hereof, the Stockholders are the record and/or beneficial owners (for purposes of this Agreement, “beneficial owner” (including “beneficially own” and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of the shares of Common Stock and Preferred Stock set forth opposite each Stockholder’s name on Schedule I hereto (the aggregate number of such shares of Common Stock, Preferred Stock and any New Shares (as defined below) acquired by any Stockholder, collectively, the “Subject Shares”); and

WHEREAS, prior to the Purchaser’s entering into the Stock Purchase Agreement, the Stockholders have been requested by the Purchaser to enter into this Agreement concurrently with the execution and delivery of the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound, the parties agree as follows:

ARTICLE I
VOTING MATTERS

Section 1.1

Agreement to Vote.  Subject to the provisions of Section 1.3, each of the Stockholders, in their capacities as stockholders of the Company, hereby agrees that, from and after the date hereof until the termination of this Agreement, at any meeting of the stockholders of the Company and at any postponement or adjournment thereof, and in any action by written consent of the stockholders of the Company, such Stockholder shall, vote or consent, in person or by proxy, all the Subject Shares owned of record by such Stockholder as set forth on Schedule I  (or cause to be voted or consented, in person or by proxy, all the Subject Shares beneficially owned by such Stockholder) (i) in favor of (A) the adoption and approval of the Charter Amendment, (B) the issuance of the Purchased Stock pursuant to the Stock Purchase Agreement, (C) the approval of the Investment Management Agreement and (D) the adoption or approval of any other actions necessary to consummate the Initial Closing or other transactions contemplated by the Stock Purchase Agreement, (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement (A) of the Company under the Stock Purchase Agreement or (B) of the Stockholder under this Agreement, (iii) against any proposal made in opposition or in competition or inconsistent with the transactions contemplated by the Stock Purchase Agreement, (iv) against any Competing Proposal and (v) against any action, agreement, transaction or proposal that would reasonably be expected to result in any of the conditions to the Company's obligations under the Stock Purchase Agreement not being fulfilled or that is intended to or would reasonably be expected to prevent, impede, interfere with, delay or adversely affect the Initial Closing or any of the other transactions contemplated by the Stock Purchase Agreement or any of the Transaction Agreements.

Section 1.2

Proxies.  Subject to the provisions of Section 1.3, each Stockholder that is the record owner of Subject Shares agrees that if, and only if, such Stockholder fails to comply with the provisions of Section 1.1, then, without any further action by such Stockholder and effective as of the date of any such failure, such failure shall result in the appointment of the Purchaser from and after the date of determination of such failure until the termination of this Agreement as such Stockholder’s attorney, agent and proxy, with full power of substitution, to vote (or cause to be voted) and otherwise act with respect to all of the Stockholder’s Subject Shares, at any meeting of the Stockholders of the Company, however called, and in any action by consent of the Stockholders of the Company, on the matters and in the manner specified in Section 1.1 hereof.  This power of attorney and proxy is irrevocable to the fullest extent permitted by law until the expiration or termination of this Agreement and coupled with an interest and, to the extent permitted under applicable Law, shall be valid and binding on any Person to whom the Stockholder may transfer any of its Subject Shares in breach of, or in accordance with, this Agreement.  Each Stockholder hereby revokes any and all previous proxies, if any, granted that may conflict or be inconsistent with the matters set forth in Section 1.1 above and each such Stockholder agrees not to, directly or indirectly, grant any proxy or power of attorney with respect to the matters set forth in Section 1.1 above, except for any proxy or power of attorney solicited by the Company (or its Board of Directors) pursuant to the Proxy Statement which directs the holder thereof to vote in a manner consistent with the provisions of Section 1.1.

Section 1.3

Change of Recommendation. Notwithstanding anything to the contrary contained herein, in the event that the Board of Directors of the Company effects a Change of Recommendation pursuant to, and in accordance with, Section 5.7(d) of the Stock Purchase Agreement, the obligation of Feinsod, ICP, ICL, IML and Shoulda (the “Feinsod Parties”) to vote the Subject Shares in the manner set forth in clauses (i) through (v) of Section 1.1 shall automatically cease to apply with respect to a number of Subject Shares held by the Feinsod Parties carrying an aggregate number of votes equal to 6% of the total voting power of all issued and outstanding Common Stock and Preferred Stock (the allocation of such Subject Shares to be determined by the Feinsod Parties); provided, however, that this Section 1.3 shall not apply if such Change of Recommendation is the result of a Superior Proposal and such Superior Proposal is subsequently withdrawn or is no longer a Superior Proposal.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Each Stockholder hereby severally and not jointly represents and warrants to the Purchaser as follows with respect to itself only:

Section 2.1

Existence; Authorization.  Such Stockholder, if not an individual, is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its organization or formation.  Such Stockholder has all requisite capacity, corporate, limited liability company, limited partnership or other organizational power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated by this Agreement.  This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due execution and delivery by the Purchaser and each other Stockholder, this Agreement constitutes a legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.  If such Stockholder is married, and any of the Subject Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, such Stockholder’s spouse, enforceable against such Stockholder’s spouse in accordance with its terms.

Section 2.2

No Conflict; Required Filings and Consents.

(a)

The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) if such Stockholder is not an individual, conflict with or violate the certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or equivalent organizational documents, as the case may be, of such Stockholder, (ii) to the knowledge of such Stockholder conflict with or violate any applicable Law by which such Stockholder or any property or asset of such Stockholder is bound or affected, or (iii) (A) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, (B) give to others any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of a Lien on any Subject Shares (other than any Lien created by this Agreement) pursuant to, in the cases of (A), (B) or (C) any note, bond, mortgage, indenture, contract, agreement, lease, license, Permit, franchise or other instrument or obligation of such Stockholder (including any trust agreement, voting agreement, stockholders agreement or voting trust), except, in the cases of (i), (ii) or (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay the ability of such Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

(b)

The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any Permit with, or notification to, any Governmental Entity other than filings required by Rules 13d-1 or 13d-2 of the Exchange Act, except where the failure to obtain such Permits or notifications, would not prevent or materially delay the ability of such Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

Section 2.3

Ownership of Subject Shares.  Such Stockholder is the sole record and/or beneficial owner of the Subject Shares set forth opposite its name on Schedule I, except to the extent that any other Stockholder party to this Agreement may be the record or beneficial owner of such Subject Shares or as otherwise described in Schedule II.  Such Stockholder has sole voting power, sole power of disposition, and sole power to issue instructions with respect to the matters set forth in this Agreement, in each case with respect to all of the Subject Shares set forth opposite his or its name on Schedule I, except to the extent that such voting power, dispositive power or power to issue instructions is shared by another Stockholder party to this Agreement or as otherwise described in Schedule II.  Except as set forth on Schedule II, (i) the Subject Shares owned by such Stockholder are all of the equity securities of the Company owned, either of record or beneficially, by such Stockholder as of the date hereof, (ii) no Affiliate of such Stockholder is the record or beneficial owner of any equity securities of the Company other than with respect to any Subject Shares held by such Affiliate set forth opposite such Affiliate’s name on Schedule 1.  The Subject Shares owned by such Stockholder are free

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and clear of all Liens, other than any Liens created by this Agreement and restrictions on transfer under applicable securities laws.  Such Stockholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Subject Shares.

Section 2.4

No Litigation.  There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder at law or in equity before or by any Governmental Entity that could reasonably be expected to impair the ability of such Stockholder to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

Section 2.5

Receipt; Reliance.  Such Stockholder has received and reviewed a copy of the Stock Purchase Agreement.  Such Stockholder understands and acknowledges that the Purchaser is entering into the Stock Purchase Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE III
COVENANTS OF THE STOCKHOLDERS

Each such Stockholder hereby covenants and agrees as follows:

Section 3.1

Restriction on Transfer of Shares.

(a)

Except as provided with respect to Granoff in Section 3.1(b) below, such Stockholder shall not, directly or indirectly: (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) or enter into any contract, option, derivative, hedging or other arrangement or understanding (including any profit-sharing arrangement) with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (any of the foregoing, a “Transfer”), any or all of the Subject Shares or any interest therein, except to any Affiliate of such Stockholder who agrees in writing to be bound by the terms of this Agreement as a Stockholder, and, in the case of stockholders that are individuals, to members of the Stockholder’s immediate family or trusts for the benefit of such Stockholder or members of such Stockholder’s immediate family, (ii) grant any proxies or powers of attorney, deposit any of the Subject Shares into a voting trust or enter into any other voting arrangement or permit to exist any Lien of any nature whatsoever with respect to the Subject Shares (other than any Liens created by or arising under this Agreement or existing by operation of Law) or (iii) commit or agree to take any of the foregoing actions.

(b)

Notwithstanding the provisions of Section 3.1(a) of this Agreement, Purchaser acknowledges and agrees that Granoff (either individually or through an IRA account or other pension account maintained by Granoff) shall be entitled to sell up to 30,000 shares of Common Stock, whether or not such shares are Subject Shares, and up to 3,000 shares of Preferred Stock during the term of this Agreement under Rule 144 in the open market, free and clear of any of the restrictions contained in this Agreement and the Purchaser agrees that in the event of any such sale, the terms and conditions and any rights created herein in favor of Purchaser shall be void and of no effect whatsoever in the event of any such sale, as pertains to the sale of up to 30,000 shares of Common Stock and 3,000 shares of Preferred Stock by Granoff.

Section 3.2

Inconsistent Agreements.  Such Stockholder agrees that it shall not enter into any agreement or understanding or make any commitment with any Person that would violate any provision, agreement or obligation contained in this Agreement.

Section 3.3

 Certain Events.  Such Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any Person or entity to which beneficial ownership of the Subject Shares shall pass, whether by operation of Law or otherwise, including such Stockholder's administrators, successors or receivers.

Section 3.4

Cooperation with Transaction.  Such Stockholder agrees to provide any information concerning such Stockholder reasonably requested by the Company or the Purchaser that is required in any regulatory application or filing made, or approval sought, in connection with the Initial Closing or any Subsequent Closings.  The Purchaser’s sole remedy in the event of a breach of this Section 3.4 shall be specific performance.

Section 3.5

Additional Purchases.  Such Stockholder agrees that in the event that (a) any shares of Common Stock, Preferred Stock or other equity securities of the Company are issued to such Stockholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Subject Shares of such Stockholder or otherwise, (b) such Stockholder purchases or otherwise acquires beneficial ownership of any shares of Common Stock, Preferred Stock or other equity securities of the Company after the date of this Agreement, or (c) such Stockholder acquires the right to vote or share in the voting of any shares of Common Stock, Preferred Stock or other equity securities of the Company after the date of this Agreement (such Common Stock, Preferred Stock or other equity securities of the Company, collectively, the “New Shares”), then such Stockholder agrees to vote (or cause to be voted) such New Shares in the same manner as the Subject Shares and agrees that any such New Shares shall be subject to the same

3

restrictions as the Subject Shares as set forth in this Agreement.  Such Stockholder also agrees that any New Shares acquired or purchased by Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted Subject Shares.

Section 3.6

Non-Solicitation.  Each Stockholder herby agrees to be bound by and subject to the provisions set forth in Section 5.7(a) and Section 5.7(b) of the Stock Purchase Agreement as such provisions apply to the Company and such Stockholder hereby agrees that it will not take or agree or commit to take any action that would be inconsistent with the requirement and restrictions of such provision.  Each Stockholder shall promptly advise the Company and the Purchaser of such Stockholder’s receipt of any competing Proposal.  The Purchaser’s sole remedy in the event of a breach of this Section 3.6 shall be specific performance.

Section 3.7

Waiver of Appraisal Rights and Claims.  Such Stockholder hereby waives any rights of appraisal or rights to dissent from the consummation of the Initial Closing, any Subsequent Closing, and the transactions contemplated by the Stock Purchase Agreement that such Stockholder may have.

ARTICLE IV
MISCELLANEOUS

Section 4.1

Annual Meeting.  Notwithstanding any contrary provision contained in this Agreement, no proxy or power of attorney granted and no vote, in person or by proxy, by any Stockholder with respect to the election of the directors identified in Schedule III hereto and/or the ratification of the Company’s independent registered public accounting firm for the year ending June 30, 2011 at an annual meeting of the stockholders of the Company held prior to the Company Shareholders Meeting shall be deemed a violation of this Agreement.

Section 4.2

Termination.  Except with respect to this Article IV, this Agreement shall automatically terminate, and neither the Purchaser nor any Stockholder shall have any rights or obligations hereunder, upon the earlier to occur of (i) the valid termination of the Stock Purchase Agreement in accordance with its terms and (ii) the consummation of the Initial Closing.  In the event the Purchaser consummates the Initial Closing, no Stockholder shall have any liability under this Agreement, and each Stockholder shall, automatically, without further action by the Purchaser or any other person, be released from any liability, claim or cause of action that the Purchaser may have against such  Stockholder that accrued prior to the date of the Initial Closing as a result of such Stockholder’s breach, or alleged breach, of this Agreement.

Section 4.3

Non-Survival of Representations and Warranties.  None of the representations and warranties in this Agreement shall survive the termination of this Agreement. This Section 4.2 shall not limit any covenant or agreement of the parties contained herein which by its terms contemplates performance after the termination of this Agreement.

Section 4.4

Notices.  All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed to have been duly given (i) upon personal delivery to the person to be notified, (ii) when sent by confirmed facsimile or (iii) when delivered by a nationally recognized overnight courier service. All such notices or communications to the parties hereto shall be sent at the following addresses or at such other address for a party hereto as shall be specified by notice to the other parties hereto:

If to the Purchaser, to:

Renova US Holdings Ltd.

c/o Columbus Nova

900 Third Avenue

19th Floor

New York, NY 10022

Telephone: (212) 418-9600

Fax: (646) 359-4800

Attn: Paul Lipari

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with a copy to:

Latham & Watkins LLP

885 Third Avenue

Suite 1000

New York, New York 10022

Attention:  David S. Allinson, Esq.

James Gorton, Esq.

Fax:  (212) 751-4864

Telephone:  (212) 906-1200

Email: james.gorton@lw.com; david.allinson@lw.com

If to any Stockholder, to the address of such Stockholder listed on Schedule I.

with a copy to:

Elliot Press, Esq.

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022

Fax: (212) 940-6621

Email: Elliot.press@kattenlaw.com

Section 4.5

Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 4.6

Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

Section 4.7

Entire Agreement.  This Agreement and the Stock Purchase Agreement constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

Section 4.8

Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void; except that the Purchaser may assign all or any of its rights and obligations hereunder to any of its Affiliates; provided that such assignee shall have agreed, in writing signed by and enforceable by the Stockholders against such assignee to be bound by the terms and conditions of this Agreement.

Section 4.9

Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 4.10

Mutual Drafting.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing this Agreement to be drafted.

Section 4.11

Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a)

This Agreement, and all matters arising hereunder or in connection herewith, shall be governed by, and construed in accordance with, the Laws of the State of Delaware without regard to the conflicts of Law rules (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b)

Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any action, suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action, suit or proceeding, any claim that is not personally subject to the jurisdiction of the aforesaid courts for any reason,

5

other than the failure to serve process in accordance with this Section 4.10, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the action, suit or proceeding in any such court is brought in an inconvenient forum, that the venue of such action, suit or proceeding is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties expressly acknowledges that the foregoing waivers are intended to be irrevocable under the laws of the State of Delaware and of the United States of America; provided that consent by the parties hereto to jurisdiction and service contained in this Section 4.10 is solely for the purpose referred to in this Section 4.10 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

(c)

Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action, suit or proceeding relating to this Agreement or the Stock Purchase Agreement, on behalf of itself or its property, by the personal delivery of copies of such process to such party.  Nothing in this Section 4.10 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

(d)

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT OR THE OTHER TRANSACTION AGREEMENTS AND FOR ANY COUNTERCLAIM THEREIN.

Section 4.12

Amendment; Waiver.  No provision of this Agreement may be waived unless in writing signed by all of the parties to this Agreement, and the waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision.  This Agreement may be amended, supplemented or otherwise modified only by a written agreement executed by all of the parties to this Agreement.

Section 4.13

Further Assurances.  From time to time, at any other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to carry out and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 4.14

Specific Performance.  The parties acknowledge that the transactions contemplated by this Agreement are unique and that irreparable damage would occur in the event that any provision of this Agreement were not performed by any party hereto in accordance with the terms hereof. Accordingly, each party agrees that, in the event of any breach or threatened breach by such party of any covenant or obligation contained in this Agreement, the sole remedy of the party seeking to enforce such covenant or obligation shall be to seek and obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach.  Under no circumstances will the Purchaser seek to obtain any monetary damages from any Stockholder for any breach hereunder, unless such breach relates to a sale of shares by the Stockholder that is not permitted hereunder or if the Stockholder fails, without justification therefor, to vote to approve the Stock Purchase Agreement or other items to be voted upon as contemplated by this Agreement.  Each party hereto further agrees that the party seeking to enforce any covenant or obligation contained in this Agreement shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Agreement, and each such party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.  In any action for specific performance, each party agrees that it shall waive the defense of adequacy of a remedy at law.  This provision is without prejudice to any other rights that any party hereto may have against another party hereto for any failure to perform its obligations under this Agreement.

Section 4.15

Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature page follows]

6

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date hereof.

RENOVA US HOLDINGS LTD.

By:

Name:

Title:

SUPPORT AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date hereof.

INFINITY CAPITAL PARTNERS, L.P.

By: Infinity Capital, LLC, its General Partner

By:

Name: Michael Feinsod

Title:   Managing Member

SUPPORT AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date hereof.

SHOULDA PARTNERS, L.P.

By:

Name: Michael Feinsod

Title:   General Partner

SUPPORT AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date hereof.

Michael Feinsod

SUPPORT AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date hereof.

Gary C. Granoff

SUPPORT AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date hereof.

SRK ASSOCIATES LLC

By:

Name:

Title:

SUPPORT AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date hereof.

LANCE’S PROPERTY DEVELOPMENT CORP. PENSION PLAN

By:

Name:

Title:

SUPPORT AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date hereof.

Steven Etra

SUPPORT AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date hereof.

Blair Etra

SUPPORT AGREEMENT

Schedule I

Stockholders

Name of Stockholder	Address	Shares of Common Stock Owned of Record and/or Beneficially	Shares of Preferred Stock Owned of Record and/or Beneficially
Infinity Capital Partners, L.P.	c/o Ameritrans Capital Corporation 50 Jericho Quadrangle Suite 109 Jericho, New York 11753	1,078,735	--
Shoulda Partners L.P.	c/o Ameritrans Capital Corporation 50 Jericho Quadrangle Suite 109 Jericho, New York 11753	14,000	--
Michael Feinsod	c/o Ameritrans Capital Corporation 50 Jericho Quadrangle Suite 109 Jericho, New York 11753	22,950[1]	--
Gary C. Granoff	c/o Elk Associates Funding Corporation 830 Third Avenue, 8th Floor New York, NY 10022	216,759[2]	--
SRK Associates LLC	c/o Steven Etra Heather Hill Brookville, NY 11545	10,000	--
Lances Property Development Corp. Pension Plan	c/o Steven Etra Heather Hill Brookville, NY 11545	10,000	--
Blair Etra	Heather Hill Brookville, NY 11545	27,000	--
Steven Etra	Heather Hill Brookville, NY 11545	123,574	--
	Total:	1,503,018	--

1   Shares held through an IRA Account.

2   Includes shares held through IRAs.

Schedule II

•

Feinsod is the Managing Member of Infinity Capital, LLC (“Infinity Capital”) and Infinity Management, LLC (“Infinity Management”) the General Partner and Investment Manager, respectively, of ICP.  Accordingly, each of Feinsod, Infinity Capital and Infinity Management may be deemed to beneficially own any Subject Share set forth opposite ICP’s name in Schedule I hereto.  In addition, Feinsod is the general partner of Shoulda and may be deemed to beneficially own any Subject Shares set forth opposite the name of Should on Schedule I hereto.  Mr. Feinsod exercises sole voting and investment power with respect to the Subject Shares owned by ICP and Shoulda.  All of the 22,950 Subject Shares set forth opposite Feinsod’s name in Schedule I hereto are held through IRA accounts.  Feinsod also may be deemed to beneficially own 200,000 shares of Common Stock issuable upon exercise of stock options, which are not included in the Subject Shares identified in Schedule I hereto.

•

The Subject Shares set forth opposite Granoff’s name in Schedule I hereto include 71,979 shares of Common Stock held in various IRA accounts.  Granoff also may be deemed to beneficially own (i) 13,350 shares of Common Stock issuable upon exercise of stock options, (ii) 12,937 shares of Common Stock owned directly by Granoff’s wife, (iii) 261 shares of Common Stock held by GCG Associates Inc., (iv) 16,900 shares of Common Stock held by Granoff Family Foundation, (v) 6,000 shares of Common Stock held by a trust for the benefit of Granoff’s son pursuant to which Granoff is the trustee, (vi) 78,584 shares of Common Stock held by DAPARY Management  Corp. and (vii) 12,000 shares of Common Stock held by J&H Associates Ltd., none of which are  included in the Subject Shares.

•

The Subject Shares set forth opposite Etra’s name in Schedule I include (i) 55,472 shares of Common S held directly by Mr. Etra; (ii) 29,022 Shares owned jointly by Mr. Etra and his wife; (iii) 39,080 Shares held by Fiserv Securities Inc. for the benefit of Etra’s IRA.  Etra may be deemed to beneficially own the Subject Shares held by SRK and Lances.  Etra may also be deemed to beneficially own 13,888 shares of Common Stock issuable upon exercise of stock options, which are not included in the Subject Shares identified in Schedule I hereto.

Schedule III

Michael Feinsod

Gary C. Granoff

Elliott Singer

Steven Etra

Peter Boockvar

Ivan J. Wolpert

Murray Indick

John Laird

Howard Sommer

EXHIBIT II

LLC PLEDGE AGREEMENT

This LLC PLEDGE AGREEMENT, dated as of ____, 2011 (together with all amendments, restatements, supplements or other modifications, if any, from time to time hereto, this “Agreement”), between CN Credit Opportunities Fund 2007-1 Ltd., a company organized under the laws of the Cayman Islands (the “Pledgor”), and Ameritrans Capital Corporation, a Delaware corporation (the “Secured Party”).

W I T N E S S E T H:

WHEREAS, Renova US Holdings, Ltd., a company organized under the laws of the Bahamas (the “Purchaser”), is the record and beneficial owner of 100% of the equity interests of Columbus Nova Investments IV Ltd., a company organized under the laws of the Bahamas, which is the record and beneficial owner of 100% of the equity interests of CN Special Opportunity Fund Ltd., a company organized under the laws of the Bahamas, which is the record and beneficial owner of 100% of the equity interests of the Pledgor, which is the record and beneficial owner of 100% of the limited liability company membership interests of CN CLO Equity Holdings LLC, a Delaware limited liability company (the “Pledged Entity”) (the “Initial Pledged LLC Interests”);

WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of ____, by and among the Purchaser and the Secured Party, (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Stock Purchase Agreement”), the Purchaser has agreed to acquire certain shares of common stock, par value $0.001 per share, of the Secured Party (the “Common Stock”); and

WHEREAS, in order to induce the Secured Party to enter into the Stock Purchase Agreement based on the terms and conditions therein and in consideration for the contribution of certain CLO Assets to the Pledgor, the Pledgor, on behalf of the Purchaser, has agreed to pledge the Pledged Collateral (as defined below) to the Secured Party in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce the Secured Party to enter into the Stock Purchase Agreement based on the terms and conditions therein, it is agreed as follows:

1.

Definitions.  Unless otherwise defined herein, terms defined in the Stock Purchase Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Additional Pledged LLC Interests” means all membership interests of the Pledged Entity acquired by the Pledgor after the date hereof regardless of how acquired.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended or supplemented from time to time, or any successor statute, and any and all rules and regulations issued or promulgated in connection therewith.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York are required or authorized to close.

“Governmental Entity” means any court, administrative agency or commission or other federal, state, local or foreign governmental authority or instrumentality or self-regulatory organization including the Financial Industry Regulatory Authority, Inc. and the Small Business Administration.

“Organizational Documents” means that certain Certificate of Formation, dated as of March 7, 2011, of the Pledged Entity, and that certain Limited Liability Company Agreement, dated as of March 7, 2011, of the Pledged Entity (together with all amendments, restatements, supplements or other modifications, if any, from time to time).

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof.

“Pledged Collateral” means the Pledged LLC Interests and the certificates representing the Pledged LLC Interests.

“Pledged LLC Interests” means the Initial Pledged LLC Interests and any Additional Pledged LLC Interests.

“Proceeds” has the meaning set forth in Section 9-102(a)(64) of the UCC.

“Secured Obligations” has the meaning assigned to such term in Section 3 hereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

2.

Pledge.  The Pledgor hereby pledges and grants to the Secured Party a first priority security interest in the Pledged Collateral.

3.

Security for Obligations.  This Agreement secures, and the Pledged Collateral is security for, the payment of the Additional Purchase Price pursuant to the terms and conditions of the Stock Purchase Agreement (collectively, the “Secured Obligations”).

4.

Delivery of Pledged Collateral.  The certificates evidencing the Initial Pledged LLC Interests shall be delivered to the Secured Party on the date hereof.  All certificates and instruments, if any, evidencing any other Pledged Collateral shall be delivered to the Secured Party promptly after the Pledgor acquires rights therein and held by or on behalf of the Secured Party pursuant hereto.  All Pledged LLC Interests delivered to the Secured Party shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party.  The Pledgor shall at all times prior to the satisfaction in full of the Secured Obligations cause the Pledged LLC Interests to be “Certificated securities” within the meaning of Section 8-102(a)(16) of the UCC.

5.

Representations and Warranties.  The Pledgor represents and warrants to the Secured Party that:

(a)

The Pledgor is, and at the time of delivery of the Pledged LLC Interests to the Secured Party will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by this Agreement;

(b)

All of the Pledged LLC Interests have been duly authorized, validly issued and are fully paid and non-assessable;

(c)

The Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by the Pledgor to the Secured Party as provided herein;

(d)

None of the Pledged LLC Interests have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

(e)

No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Entity or any other Person is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

(f)

The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and a first priority perfected security interest in favor of the Secured Party in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien;

(g)

This Agreement has been duly authorized, executed and delivered by the Pledgor and (assuming due authorization, execution and delivery by the Secured Party) constitutes a legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

(h)

The Pledgor has been duly organized as a company solely under the laws of the Country of the Cayman Islands and remains duly existing as such.  The full legal name of the Pledgor is as set forth on the signature pages hereof and the Pledgor has not (i) within the period of four months prior to the date hereof, changed its location or (ii) changed its name or jurisdiction of incorporation within the past five years; and

(i)

The Initial Pledged LLC Interests constitute 100% of the issued and outstanding interests in the Pledged Entity.

6.

Covenants and Agreements.  The Pledgor covenants and agrees that until the date on which the Additional Purchase Price is paid in full (the “Termination Date”):

(a)

Without the prior written consent of the Secured Party (which consent shall not be unreasonably withheld, delayed or conditioned), the Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral;

(b)

Without the prior written consent of the Secured Party, the Pledgor shall not vote to enable or take any other action to: (i) amend or terminate any Organizational Documents, (ii) permit the Pledged Entity to issue any additional limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for

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any equity interest of any nature of the Pledged Entity or (iii) declare or pay any dividend or distribution to its members other than a payment in cash 100% of which will be applied to the payment of the Additional Purchase Price;

(c)

The Pledgor shall comply with all of its obligations under the Organizational Documents and shall enforce all of its rights thereunder; and

(d)

The Pledgor has and will defend the title to the Pledged Collateral and the Liens of the Secured Party in the Pledged Collateral against the claim of any Person and will maintain and preserve such Liens.

7.

Pledgor’s Rights.  As long as no Event of Default shall have occurred and be continuing and until written notice shall be given to the Pledgor in accordance with Section 8 hereof:

(a)

The Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Agreement and the Stock Purchase Agreement; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of the Secured Party in respect of the Pledged Collateral or which would authorize, effect or consent to:

(i)

the dissolution or liquidation, in whole or in part, of the Pledged Entity;

(ii)

the consolidation or merger of the Pledged Entity with any other Person;

(iii)

the sale, disposition or encumbrance of all or substantially all of the assets of the Pledged Entity;

(iv)

the issuance of any additional shares of equity interests of the Pledged Entity; or

(v)

the alteration of the voting rights with respect to the equity of a Pledged Entity; and

(b)

Prior to the occurrence of an Event of Default, the Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged LLC Interests to the extent not in violation of the Stock Purchase Agreement.

8.

Defaults and Remedies; Proxy

(a)

In the event that the Purchaser fails to pay any amount of the Additional Purchase Price pursuant to the terms and conditions of Section 1.2 of the Stock Purchase Agreement within ten (10) Business Days of the date that such payment is due (an “Event of Default”), then the Secured Party is authorized and empowered:

(i)

to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, and to exercise the voting and all other rights as a holder with respect thereto;

(ii)

to collect and receive all cash dividends, interest, principal and other distributions made thereon;

(iii)

to sell in one or more sales after ten (10) Business Days’ notice of the time and place of any public sale or of the time at which a private sale is to take place, the whole or any part of the Pledged Collateral and/or the CLO Equity Interests and to otherwise act with respect to the Pledged Collateral and the CLO Equity Interests as though the Secured Party was the outright owner thereof; and

(iv)

to appoint a third-party liquidation agent (the “Liquidation Agent”) to administer the Pledged Collateral and the CLO Equity Interests, which Liquidation Agent may take title to the Pledged Collateral and/or the CLO Equity Interests, in whole or in part, and which may sell or dispose of such Pledged Collateral and/or CLO Equity Interests on behalf of the Secured party.  The Liquidation Agent must be (x) a commercial bank or investment manger with demonstrable expertise in holding and marketing illiquid securities similar in nature to the CLO Equity Interests and (y) an entity which would not be an “affiliated person” of the Pledgor within the meaning of Section 2(a)(3) of the Investment Company Act of 1940, as amended.

All such remedies (i) through (iv) above are cumulative, and may be exercised singly, or in any combination. Any sale shall be made at a public or private sale at the Secured Party’s place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as the Secured Party may deem fair, and the Secured Party may be the purchaser of the whole or any part of the Pledged Collateral and/or CLO Equity Interests so sold and hold the same thereafter in its own right free from any claim of the Pledgor or any right of redemption.  Each sale shall be made to the highest bidder, but the Secured Party reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Secured Party.  THE PLEDGOR HEREBY

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IRREVOCABLY CONSTITUTES AND APPOINTS THE SECURED PARTY AS THE PROXY AND ATTORNEY-IN-FACT OF THE PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL AND THE CLO EQUITY INTERESTS, INCLUDING THE RIGHT TO VOTE THE PLEDGED LLC INTERESTS AND THE CLO EQUITY INTERESTS, WITH FULL POWER OF SUBSTITUTION TO DO SO.  THE APPOINTMENT OF THE SECURED PARTY AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE.  IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED LLC INTERESTS AND THE CLO EQUITY INTERESTS, THE APPOINTMENT OF THE SECURED PARTY AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED LLC INTERESTS AND THE CLO EQUITY INTERESTS WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS).  SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED LLC INTERESTS OR THE CLO EQUITY INTERESTS ON THE RECORD BOOKS THEREFOR) BY ANY PERSON (INCLUDING THE PLEDGOR, THE PLEDGED ENTITY OR ANY OFFICER OR THE SECURED PARTY THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT.  NOTWITHSTANDING THE FOREGOING, THE SECURED PARTY SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

(b)

If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral and/or the CLO Equity Interests, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral and/or the CLO Equity Interests be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Secured Party and/or any Liquidation Agent, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral and/or the CLO Equity Interests would be unlikely to be sufficient to discharge all the Secured Obligations, the Secured Party and/or any Liquidation Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) Business Days’ notice to the Pledgor.

(c)

If, at any time when the Secured Party and/or any Liquidation Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral and/or the CLO Equity Interests hereunder, such Pledged Collateral and/or the CLO Equity Interests or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (or any similar statute then in effect) (the “Act”), the Secured Party and/or any Liquidation Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral and/or the CLO Equity Interests or part thereof by private sale in such manner and under such circumstances as the Secured Party and/or any Liquidation Agent may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected.  Without limiting the generality of the foregoing, in any such event, the Secured Party and/or any Liquidation Agent in its discretion (i) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral and/or the CLO Equity Interests or part thereof could be or shall have been filed under said Act (or similar statute), (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral and/or the CLO Equity Interests or any part thereof.  In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral and/or the CLO Equity Interests shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then the Secured Party and/or any Liquidation Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(i)

as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(ii)

as to the content of legends to be placed upon any certificates representing the Pledged Collateral and/or the CLO Equity Interests sold in such sale, including restrictions on future transfer thereof;

(iii)

as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person’s access to financial information about the Pledgor and such Person’s intentions as to the holding of the Pledged Collateral and/or the CLO Equity Interests so sold for investment for its own account and not with a view to the distribution thereof; and

(iv)

as to such other matters as the Secured Party and/or any Liquidation Agent may, in its reasonable discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

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(d)

The Pledgor recognizes that the Secured Party and/or any Liquidation Agent may be unable to effect a public sale of any or all the Pledged Collateral and/or the CLO Equity Interests and may be compelled to resort to one or more private sales thereof in accordance with clause (c) of this Section 8.  The Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private.  The Secured Party and/or any Liquidation Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if the Pledgor and the Pledged Entity would agree to do so.

9.

Amendments.  This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

10.

Successors, Assigns, Assignment, No Third Party Beneficiaries. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.  This Agreement may not be assigned by a party without the prior written consent of the other party (and any purported assignment without such consent shall be void and without effect).  This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

11.

Termination.  Immediately following the Termination Date, the Secured Party shall deliver to the Pledgor the Pledged Collateral at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof.

12.

Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor or the Pledged Entity for liquidation or reorganization, should the Pledgor or the Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor’s or the Pledged Entity’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13.

Governing Law, Jurisdiction, Wavier of Jury Trial.

(a)

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF THE SECURED PARTY AND THE PLEDGOR.

(b)

EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND OF THE FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(c)

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT OR THE OTHER TRANSACTION AGREEMENTS AND FOR ANY COUNTERCLAIM THEREIN.

14.

Severability.  If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

15.

Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person or sent by registered or certified mail, return receipt requested, with proper postage prepaid, or by facsimile transmission and confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided herein:

5

(a)

If to the Secured Party, at:

Ameritrans Capital Corporation

50 Jericho Quadrangle

Suite 109

Jericho, New York  11753

Telephone:  (212) 355-2449

Attn:  Michael Feinsod,
mfeinsod@ameritranscapital.com

with a copy to:

Elliot Press, Esq.

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022

Fax: (212) 940-6621

elliot.press@kattenlaw.com

(b)

If to the Pledgor, at:

CN Credit Opportunities Fund 2007-1 Ltd.

c/o Columbus Nova

900 Third Avenue, 19th Floor

New York, NY 10022

Telephone: (212) 418-9600

Fax: (212) 308-6623

Attn: Paul Lipari

with a copy to:

Latham & Watkins, LLP

885 Third Avenue

New York, NY 10022

Attn:

James C. Gorton

Telephone: (212) 906-1804

Email: james.gorton@lw.com

Attn:

David S. Allinson

Telephone: (212) 906-1749

Email: david.allinson@lw.com

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 15), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

16.

Section Titles.  The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

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17.

Counterparts.  This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.  Delivery by telecopier or by electronic pdf copy of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

18.

Benefit of Secured Party.  All security interests granted or contemplated hereby shall be for the benefit of the Secured Party, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with the terms of the Stock Purchase Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

CN CREDIT OPPORTUNITIES FUND 2007-1 LTD.

By:

Name:

Title

AMERITRANS CAPITAL CORPORATION

By:

Name:

Title:

[LLC PLEDGE AGREEMENT]

EXHIBIT III

SECOND AMENDED AND RESTATED BYLAWS

of

AMERITRANS CAPITAL CORPORATION

ARTICLE I

Offices

1.

Registered Offices.  The registered office of Ameritrans Capital Corporation (the “Corporation”) shall be as set forth in the Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended and restated from time to time, the “Certificate of Incorporation”).

2.

Other Offices.  The Corporation may have offices at such places within or outside the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine by resolution.

ARTICLE II

Meetings of Stockholders

1.

Place of Meetings.  All meetings of stockholders shall be held at such place within or outside the State of Delaware as the Board of Directors may from time to time determine.  In the absence of any such designation, the meetings of stockholders shall be held at the principal executive office of the Corporation.

2.

Annual Meeting of Stockholders.  The annual meeting of the stockholders shall be held at such date, time and place in or outside the State of Delaware, as may be designated by the Board of Directors from time to time. At each annual meeting, directors shall be elected and any other business that is properly brought before the meeting may be transacted.

3.

Special Meetings of Stockholders.

     (a) Special meetings of stockholders may be called at any time by, and only by, (i) the Board of Directors or (ii) solely to the extent required by Article II, Section 3(b), the Secretary of the Corporation. Each special meeting shall be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.

     (b) A special meeting of the stockholders shall be called by the Secretary upon the written request of the holders of record of at least 25% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote on the action proposed to be taken (the “Requisite Percent”), subject to the following:

     (1) In order for a special meeting upon stockholder request (a “Stockholder Requested Special Meeting”) to be called by the Secretary, one or more written requests for a special meeting (each, a “Special Meeting Request,” and collectively, the “Special Meeting Requests”) stating the purpose of the special meeting and the matters proposed to be acted upon thereat must be signed and dated by the Requisite Percent of the capital stock of the Corporation (or their duly authorized agents), must be delivered to the Secretary at the principal executive offices of the Corporation and must set forth:

     (i) in the case of any director nominations proposed to be presented at such Stockholder Requested Special Meeting, the information required by the third paragraph of Article II, Section 12(b);

     (ii) in the case of any matter (other than a director nomination) proposed to be conducted at such Stockholder Requested Special Meeting, the information required by the fourth paragraph of Article II, Section 12(b); and

     (iii) an agreement by the requesting stockholder(s) to notify the Corporation immediately in the case of any disposition prior to the record date for the Stockholder Requested Special Meeting of shares of voting stock of the Corporation owned of record and an acknowledgement that any such disposition shall be deemed a revocation of such Special Meeting Request to the extent of such disposition, such that the number of shares disposed of shall not be included in determining whether the Requisite Percent has been reached.

     The Corporation will provide the requesting stockholder(s) with notice of the record date for the determination of stockholders entitled to vote at the Stockholder Requested Special Meeting. Each requesting stockholder is required to update the notice delivered pursuant to this Article II, Section 3 not later than ten (10) business days after such record date to provide any material changes in the foregoing information as of such record date.

     In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percent, multiple Special Meeting Requests delivered to the Secretary will be considered together only if each such Special Meeting Request (x) identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (y) has been dated and delivered to the Secretary within sixty (60) days of the earliest date of such Special Meeting Requests. If the record holder is not the signatory to the Special Meeting Request, such Special Meeting Request will not be valid unless documentary evidence is supplied to the Secretary at the time of delivery of such Special Meeting Request (or within ten (10) business days thereafter) of such signatory’s authority to execute the Special Meeting Request on behalf of the record holder. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation; provided, however, that if following such revocation (or any deemed revocation pursuant to clause (iii) above), the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percent, there shall be no requirement to hold a special meeting. The first date on which unrevoked valid Special Meeting Requests constituting not less than the Requisite Percent shall have been delivered to the Corporation is referred to herein as the “Request Receipt Date.”

     (2) A Special Meeting Request shall not be valid if:

     (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law;

     (ii) the Request Receipt Date is during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting;

     (iii) the purpose specified in the Special Meeting Request is not the election of directors and an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”) was presented at any meeting of stockholders held within the twelve months prior to the Request Receipt Date; or

     (iv) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called but not yet held or that is called for a date within ninety (90) days of the Request Receipt Date.

     (3) A Stockholder Requested Special Meeting shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the Stockholder Requested Special Meeting shall be called for a date not more than ninety (90) days after the Request Receipt Date.

     (4) Business transacted at any Stockholder Requested Special Meeting shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request(s) received from the Requisite Percent of record holders and (ii) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the meeting. If none of the stockholders who submitted the Special Meeting Request appears or sends a qualified representative to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

4.

Notice of Meetings.  Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation.

5.

Quorum at Meetings of Stockholders.  Except as otherwise provided by law or the Certificate of Incorporation, at any meeting of the stockholders, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of capital stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Such a quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum, and the votes present may continue to transact business until adjournment. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Article II, Section 6 of these Bylaws until a quorum shall attend.

6.

Adjournments.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

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7.

Voting at Meetings of Stockholders.  Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share held by such stockholder of capital stock which has voting power upon the matter in question.  Shares of its own capital stock belonging to the Corporation shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.  Voting at meetings of stockholders need not be by written ballot.  At all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect.  All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of capital stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

8.

Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.

9.

Fixing Date for Determination of Stockholders of Record.

(a)

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof (but excluding any determination of stockholders entitled to express consent to corporate action in writing without a meeting, which is discussed in Article II, Section 11(b) below), entitled to call special meetings, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; and (2) in the case of any other action (excluding any determination of stockholders entitled to express consent to corporate action in writing without a meeting), shall not be more than 60 days prior to such other action.  If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose (excluding any determination of stockholders entitled to express consent to corporate action in writing without a meeting) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(b)

(i) The record date for determining stockholders entitled to express consent in writing without a meeting, when (A) no prior action of the Board of Directors is required by law and (B) when the stockholder of record seeking to take action by such written consent does not need to solicit other stockholders pursuant to, or in accordance with, Section 14(a) of the Securities Exchange Act of 1934 (“Exchange Act”), in order to have not less than the minimum number of votes that would be necessary to authorize or take any action by written consent, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law.

(ii)

If prior action by the Board of Directors is required by law, the Board of Directors may fix a record date for determining stockholders entitled to express consent in writing without a meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required under the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(iii)

If the stockholder of record seeks to solicit other stockholders pursuant to, and in accordance with, Section 14(a) of the Exchange Act, to authorize or take any action by written consent, the record date for determining stockholders entitled to express consent in writing without a meeting shall be the record date determined in accordance with Article II, Section 11(b).

(c)

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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10.

List of Stockholders Entitled to Vote.  At least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, on a reasonably accessible electronic network,  provided that the information required to gain access to such list is provided with the notice of the meeting, or, during ordinary business hours at the principal place of business of the Corporation.  Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present.  Except as otherwise required by law, the original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or to vote in person or by proxy at such meeting.

11.

Action By Written Consent of Stockholders.

(a)

Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, (i) shall be signed by holders of record on the record date of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and (ii) shall be delivered to the Secretary at the principal executive offices of the Corporation or otherwise delivered to the Corporation in accordance with applicable law.  Every written consent shall bear the date of the signature of each stockholder who signs the consent, and no written consent shall be effective to take corporate action unless, within sixty (60) days of the earliest dated valid consent delivered in the manner described in this Article II, Section 11, written consents signed by the requisite percentage of stockholders entitled to exercise such consent are delivered to the Corporation in the manner described in this Article II, Section 11.  Only stockholders of record on the record date shall be entitled to consent to corporate action in writing without a meeting.

(b)

As promptly as practicable after any written consents of stockholders of the Corporation are received by the Corporation, the Secretary shall review and, if the Secretary has determined that the Corporation has received a consent or consents in writing signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action described in such consents, certify the results.

(c)

The Corporation shall give prompt written notice to the stockholders of the Corporation of the taking of corporate action without a meeting by less than unanimous written consent.

12.

Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

(a)

The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation (other than a Stockholder Requested Special Meeting) shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Article II, Section 12.

(b)

For any matter to be properly brought before any annual meeting of stockholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting in the manner specified in this Article II, Section 12(b) (x) by a stockholder that holds of record stock of the Corporation entitled to vote at the annual meeting on such matter (including any election of a director) or (y) by a person (a “Nominee Holder”) that holds such stock through a nominee or “street name” holder of record of such stock and can demonstrate to the Corporation such indirect ownership of, and such Nominee Holder’s entitlement to vote, such stock on such matter.

     In addition to any other requirements under applicable law, the Certificate of Incorporation and these Bylaws, persons nominated by stockholders for election as directors of the Corporation and any other proposals by stockholders shall be properly brought before an annual meeting of stockholders only if notice of any such matter to be presented by a stockholder at such meeting (a “Stockholder Notice”) shall be delivered to the Secretary at the principal executive office of the Corporation not less than ninety (90) nor more than one hundred and twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), such Stockholder Notice shall be given in the manner provided herein by the later of (i) the close of business on the date ninety (90) days prior to such Other Meeting Date or (ii) the close of business on the tenth (10th) day following the date on which such Other Meeting Date is first publicly announced or disclosed.

     Any stockholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Corporation at an annual meeting of stockholders shall deliver, as part of such Stockholder Notice, a statement in writing setting forth the name of the person or persons to be nominated, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such stockholder by such person, the factual information

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regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission, each such person’s signed consent to serve as a director of the Corporation if elected, such stockholder’s name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder and, in the case of a Nominee Holder, evidence establishing such Nominee Holder’s indirect ownership of stock and entitlement to vote such stock for the election of directors at the annual meeting. The Corporation may require any proposed director nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation and to comply with applicable law. If a stockholder is entitled to vote only for a specific class or category of directors at a meeting (annual or special), such stockholder’s right to nominate one or more individuals for election as a director at the meeting shall be limited to such class or category of directors.

     Any stockholder who gives a Stockholder Notice of any matter (other than a nomination for director) proposed to be brought before an annual meeting of stockholders shall deliver, as part of such Stockholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder’s name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder, any material interest of such stockholder in the matter proposed (other than as a stockholder), if applicable, and, in the case of a Nominee Holder, evidence establishing such Nominee Holder’s indirect ownership of stock and entitlement to vote such stock on the matter proposed at the annual meeting.

     As used in these Bylaws, shares owned “beneficially” shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

     Notwithstanding any provision of this Article II, Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors at the next annual meeting of stockholders is increased by virtue of an increase in the size of the Board of Directors and either all of the nominees for director at the next annual meeting of stockholders or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees to stand for election at the next annual meeting as the result of any new positions created by such increase, if it shall be delivered to a Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the first day on which all such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

     (c) For any matter to be properly brought before a special meeting of stockholders, the matter must be set forth in the Corporation’s notice of such meeting given by or at the direction of the Board of Directors or by the Secretary pursuant to Article II, Section 4. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote for the election of such director(s) at such meeting may nominate a person or persons (as the case may be) for election to such position(s) as are specified in the Corporation’s notice of such meeting, but only if a Stockholder Notice containing the information required by the third paragraph of Article II, Section 12(b) hereof shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the first day on which the date of the special meeting and either the names of all nominees proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected shall have been publicly announced or disclosed.

     (d) For purposes of this Article II, Section 12, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

     (e) In no event shall the postponement or adjournment of an annual meeting already publicly noticed or a special meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Article II, Section 12. This Article II, Section 12 shall not apply to any stockholder proposal made pursuant to Rule 14a-8 under the Exchange Act.

     (f) The chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Article II, Section 12 or Article II, Section 3, as applicable and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

(g) Notwithstanding any provision of this Article II, Section 12 to the contrary, a nomination by a stockholder of persons for election to the Board of Directors may be submitted for inclusion in the Corporation’s proxy materials to the extent required by rules adopted by the Securities and Exchange Commission providing for such nominations and inclusion and interpretations thereof (“Proxy Access Rules”), and, if such nomination is submitted under the Proxy Access Rules, such submission:

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(i) in order to be timely, must be delivered to, or be mailed and received by, the Secretary at the principal executive offices of the Corporation no later than one hundred and twenty (120) calendar days before the date that the Corporation mailed (or otherwise disseminated) its proxy materials for the prior year’s annual meeting (or such other date as may be set forth in the Proxy Access Rules for companies without advance notice bylaws);

(ii) in all other respects, must be made pursuant to, and in accordance with, the terms of the Proxy Access Rules, as in effect at the time of the nomination, or any successor rules or regulations of the Securities and Exchange Commission then in effect; and

(iii) must provide the Corporation with any other information required by this Article II, Section 12, by applicable binding law, the Certificate of Incorporation or a resolution of the Board of Directors for nominations not made under the Proxy Access Rules, except to the extent that requiring such information to be furnished is prohibited by the Proxy Access Rules. The provisions of this paragraph of this Article II, Section 12 do not provide stockholders of the Corporation with any rights, nor impose upon the Corporation any obligations, other than the rights and obligations set forth in the Proxy Access Rules.

ARTICLE III

Board of Directors

1.

Number and Qualification.  The stockholders shall elect directors at each annual meeting of stockholders.  Each of the directors shall hold office until the annual meeting next after his election and until his successor shall be elected and shall qualify, or until his death in office or his earlier resignation or removal.  Directors need not be stockholders.

2.

Powers of Directors.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all the powers possessed by the Corporation itself and do all such lawful acts and things as are not inconsistent with the laws of the State of Delaware, the Certificate of Incorporation, or these Bylaws.  The Board of Directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves of working capital, or for any such proper purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as the Board of Directors may deem to be in the interests of the Corporation; and the Board of Directors shall likewise have power, subject to the provisions of the Certificate of Incorporation, to determine in its discretion what part of the earned surplus and/or net assets of the Corporation in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

3.

Compensation of Directors.  The Board of Directors may from time to time by resolution authorize the payment of fees or compensation, to the directors for services as such to the Corporation, including, but not limited to, fees and traveling expenses for attendance at all meetings of the Board of Directors or of the committees, and determine the amount of such fees and compensation.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

4.

Directors’ Meetings.  Meetings of the Board of Directors may be held either within or outside the State of Delaware.

(a)

Regular meetings.  The Board of Directors may from time to time provide for the holding of regular meetings, with or without notice, and may fix the times and places at which such meetings are to be held.

(b)

Special Meetings.  Meetings other than regular meetings may be called at any time by the Chairman and must be called by the Secretary upon the written request of a majority of the directors then in office.

(c)

Notice.  Notice of all meetings shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by law, the Certificate of Incorporation, the Bylaws, or the Board of Directors. Notice of each meeting, other than regular meetings (unless otherwise required by the Board of Directors), shall be given to each director by mailing the same to each director at his residence or business address at least two days before the meeting or by delivering the same to him personally or by telephone or means of electronic transmission to him at least one day before the meeting unless, in case of exigency, the President or Secretary shall prescribe a shorter notice to be given personally or by telephone, facsimile transmission, or other means of electronic transmission to all or any one or more of the directors at their respective residences or places of business.

5.

Telephonic Meetings Permitted.  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

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6.

Quorum; Manner of Acting.  At all meetings of the Board of Directors, a quorum shall be a majority of directors then in office. Except as herein otherwise provided, and except as otherwise provided by applicable law or the Certificate of Incorporation, a vote of a majority of the directors present at a meeting in which a quorum is present shall constitute the act of the Board of Directors.

7.

Action by Unanimous Consent of Directors.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

8.

Committees.  The Board of Directors by resolution may provide for such standing or special committees as it deems desirable and may discontinue the same at its pleasure. Subject to any applicable law, each committee shall consist of one or more of the directors of the Corporation as determined by the Board of Directors.   Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors.

9.

Committee Rules.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.

ARTICLE IV

Officers

1.

Titles; Election.  The Board of Directors shall elect a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time deem advisable, all of whom shall hold office at the pleasure of the Board of Directors and shall have such authority and shall perform such duties as set forth in these Bylaws or as the Board of Directors shall prescribe from time to time.  Any officer may be, but is not required to be, a director of the Corporation.  Any two or more offices may be held by the same person.

2.

Duties.  The Board of Directors may require any officer, agent or employee to give bond for the faithful performance of this duties in such form and with such sureties as the Board of Directors may require.  Subject to such extension, limitations, and other provisions as the Board of Directors, the Certificate of Incorporation or the Bylaws may from time to time prescribe, the following officers shall have the following powers and duties.

(a)

President.  The President shall be the Chief Executive Officer of the Corporation and shall have the general supervision of the business, affairs and property of the Corporation and over its officers subject to the control of the Board of Directors.  In the absence or inability to act of the Chairman, the President shall preside at all meetings of the stockholders and the Board of Directors and shall have and perform all the powers and duties of the Chairman, subject to the control of the Board of Directors.  In general, the President shall exercise the powers and authority and perform all of the duties commonly incident to the office of President and shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.  The same individual may be elected or appointed Chairman of the Board of Directors and President.

(b)

Vice President.  The Vice President or Vice Presidents shall perform such duties as may be assigned to them by the Board of Directors and, in the absence or disability of the President, the Vice Presidents in order of seniority shall exercise all powers and duties pertaining to the office of the President.

(c)

Secretary.  The Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors, give and serve all notices, attend to such correspondence as may be assigned to him, keep in safe custody the seal of the Corporation, and affix such seal to all such instruments properly executed as may require it, and shall have such other duties and powers as the Board of Directors shall prescribe from time to time.

(d)

Treasurer.  The Treasurer, in all cases subject to the direction of the Board of Directors, shall have the care and custody of the monies, funds, valuable papers and documents of the Corporation (other than his own bond, if any, which shall be in the custody of the President), and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office.  The Treasurer shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as the Board of Directors shall designate.  The Treasurer may endorse for deposit of collection all checks, notes, etc. payable to the Corporation or to its order.  The Treasurer shall keep accurate books of account of the Corporation’s transactions, which shall be the property of the Corporation, and, together with all its property in his possession, shall be subject at all times to the inspection and control of the Board of Directors.  The Treasurer shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors.  The Treasurer shall be subject in every way to the order of the Board of Directors and/or the President and whenever the Board of Directors or President may require it, shall prepare an account of all his transactions and of the financial condition of the Corporation.

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(e)

Chairman of the Board of Directors.  The Chairman of the Board of Directors (the “Chairman”) if appointed by the Board of Directors, when present shall preside at all meetings of the stockholders and the Board of Directors.  The Chairman shall perform such other duties as the Board of Directors may prescribe from time to time.

3.

Delegation of Authority.  The Board of Directors may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

4.

Salaries.  The salaries of all officers shall be fixed by the Board of Directors or a committee thereof.

ARTICLE V

Resignation, Removals and Vacancies

1.

Resignation.  Any director, officer, or agent may resign at any time by giving written notice thereof to the Board of Directors, the President, or the Secretary.  Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

2.

Removals.  At a special meeting called for such purpose or by written consent in lieu thereof, the stockholders of the Corporation may by vote of the majority of the issued and outstanding shares of the capital stock entitled to vote generally in the election of directors, remove from office, with or without cause, any director elected by such holders, and elect his or her successor, unless otherwise provided by law or the Certificate of Incorporation; provided, that, directors who are elected solely by the holders of a class or multiple classes of preferred stock, par value $0.01 per share, of the Corporation (the “Preferred Stock”), may only be removed from such office by vote of the majority of the issued and outstanding shares of such class or classes of Preferred Stock  The Board of Directors may remove from office any officer of the Corporation with or without cause.  The Board of Directors from time to time may delegate to any other officer or to any director the powers and duties of any other officer.

3.

Vacancies.  Unless otherwise provided by law or the Certificate of Incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause shall only be filled by the stockholders of the Corporation at a special meeting of the stockholders called for such purpose or by written consent in lieu of such a special meeting; provided, that, vacancies to any directorships created by the death, resignation, removal or otherwise of any director who was elected only by the holders of a class or multiple classes of Preferred Stock may only be filled by the holders of such class or classes of Preferred Stock; provided, further, that any vacancy created by the death, resignation, disqualification or removal of a member of the Board of Directors may be filled by a majority of the remaining directors in accordance with Section 3.1(iii) of that certain Stockholders Agreement, dated as of the date of adoption of these Bylaws, among the Corporation, Infinity Capital Partners, L.P., Infinity Capital, LLC, Infinity Management, LLC, Shoulda Partners L.P. and Michael Feinsod, a copy of which is on file at the principal executive office of the Company.  Each director elected as provided in the prior sentence shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

ARTICLE VI

Capital Stock

1.

Certificates of Stock.  The shares of the Corporation shall be represented by certificates; provided, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Any such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary.  Any of such signatures may be in facsimile. In case any officer who has signed, or whose facsimile signature has been used on a certificate has ceased to be an officer before the certificate has been delivered, such certificate may nevertheless be adopted and issued and delivered by the Corporation, or its transfer agent, as though the officer who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer of the Corporation.

2.

Lost Certificates.  In case of loss or mutilation or theft or destruction of a certificate of capital stock of this Corporation, a duplicate certificate may be issued upon such terms as the Board of Directors may determine.

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ARTICLE VII

Fiscal Year, Bank Deposits, Checks, etc.

1.

Fiscal Year.  The fiscal year of the Corporation will commence on such date as the Board of Directors may by resolution designate.

2.

Bank Deposits, Checks, Etc.  The funds of the Corporation shall be deposited in the name of the Corporation in such banks or trust companies as the Board of Directors may from time to time designate. All checks, drafts, notes, or other obligations for the payment of money shall be signed by such persons as the Board of Directors from time to time by resolution may direct or authorize.

ARTICLE VIII

Books and Records

1.

Place of Keeping Books.  Unless otherwise expressly required by the laws of Delaware, the books and records of this Corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.

2.

Examination of Books.  Except as otherwise provided by law, the Certificate of Incorporation or in these Bylaws, the Board of Directors shall have the power to determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts, records and books of this Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of this Corporation except as prescribed by statute or authorized by express resolution of the stockholders or of the Board of Directors.

ARTICLE IX

Notices

1.

Requirements of Notice.  Whenever notice is required to be given by law or these Bylaws, it shall not mean personal notice unless so specified, but such notice may be given in writing by depositing the same in a post office or letter box, postpaid and addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.

2.

Waivers.  Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

ARTICLE X

Seal

The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its creation, and the words, “Corporate Seal, Delaware.”

ARTICLE XI

Powers of Attorney

The Board of Directors may authorize one or more of the officers of the Corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the Corporation, with or without power of substitution.

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ARTICLE XII

Indemnification of Directors and Officers

1.

Indemnification granted.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person.  It is not intended that the provisions of this article be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of the State of Delaware or of the United States of America whether as a matter of public policy or pursuant to statutory provision.

2.

Prepayment of Expenses.  The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition provided that the Corporation receives a written undertaking by the Covered Person to reimburse the Corporation if it shall ultimately be determined that the standards of conduct necessary for indemnification have not been met.

3.

Claims.  If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article XII is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law.  In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4.

Subrogation.  Any Covered Person entitled to indemnification, advancement of expenses and/or insurance, in each case pursuant to this Article XII, and that is an officer, employee, partner or advisor of Renova US Holdings Ltd. or its affiliates other than the Corporation and its subsidiaries (collectively “Renova” and each such Covered Person, a “Renova Indemnitee”), may have certain rights to indemnification, advancement of expenses and/or insurance provided by or on behalf of Renova and/or its Affiliates, excluding the Corporation and its Subsidiaries (collectively, the “Fund Indemnitors”).  Notwithstanding anything to the contrary in these Bylaws or otherwise: (i) the Corporation is the indemnitor of first resort (i.e., the Corporation’s obligations to each Renova Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by each Renova Indemnitee are secondary), (ii) the Corporation will be required to advance the full amount of expenses incurred by each Renova Indemnitee and will be liable for the full amount of all liabilities, expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by this Article XII, without regard to any rights each Renova Indemnitee may have against the Fund Indemnitors, and (iii) the Corporation irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  Notwithstanding anything to the contrary in these Bylaws or otherwise, no advancement or payment by the Fund Indemnitors on behalf of a Renova Indemnitee with respect to any claim for which such Renova Indemnitee has sought indemnification or advancement of expenses from the Corporation will affect the foregoing and the Fund Indemnitors will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Renova Indemnitee against the Corporation.  The Fund Indemnitors are express third party beneficiaries of the terms of this Article XII.

5.

Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article XII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

6.

Other Indemnification and Prepayment of Expenses.  The rights of indemnification and prepayment of expenses shall not be deemed exclusive of any other rights to which a Covered Person indemnified herein may be entitled by the Certificate of Incorporation, or any agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a Covered Person who has ceased to be a director, officer, designated officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such Covered Person.  This Article XII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

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ARTICLE XIII

Amendments

These Bylaws may be altered, amended or repealed, and any new Bylaws may be made, only by the stockholders of the Corporation.

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EXHIBIT IV

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of ____, 2011, by and among Ameritrans Capital Corporation, a Delaware corporation (the “Company”) and Renova US Holdings, Ltd., a company incorporated under the laws of the Bahamas (the “Purchaser”).

WHEREAS, in connection with the Stock Purchase Agreement, dated as of _____, 2011 (the “Purchase Agreement”), by and between the Company and the Purchaser, among other things, the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Purchaser, and the Purchaser has agreed to purchase, (i) the Initial Purchased Stock (as such term is defined in the Purchase Agreement) and (ii) the Additional Purchased Stock (as such term is defined in the Purchase Agreement); and

WHEREAS, in consideration of the agreements of the Purchaser set forth in the Purchase Agreement, the Company has approved the granting of certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”) to the Purchaser.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1.

DEFINITIONS.

(a)

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

(b)

As used in this Agreement, the following terms shall have the following meanings:

(i)

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

(ii)

“Holder” shall mean any holder of Registrable Securities.

(iii)

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

(iv)

“Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis, and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).

(v)

“Registrable Securities” means the (a) Initial Purchased Stock, (b) Additional Purchased Stock, (c) any shares of capital stock issued or issuable as a dividend or other distribution on or in exchange for or otherwise with respect to any of the foregoing, and (d) any securities issued or issuable upon any stock split, recapitalization or similar event with respect to the foregoing; provided, however, that no such securities shall be deemed Registrable Securities for purposes of this Agreement to the extent that such securities (A) have been sold to the public under a Registration Statement or pursuant to Rule 144 under the Securities Act; (B) have been sold, transferred or otherwise disposed of in a transaction in which its rights under an applicable Registration Rights Agreement were not validly assigned in accordance with the applicable terms thereof; or (C) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof) under the Securities Act.

(vi)

“Registration Statement(s)” means a registration statement(s) of the Company under the Securities Act required to be filed hereunder.

(vii)

“Selling Holder” means, with respect to any Registration Statement, any holder of Registrable Securities to be registered under such Registration Statement in accordance with the terms of this Agreement.

(viii)

“Trading Day” means any day on which the Common Sock is traded for any period on the NASDAQ Capital Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

2.

REGISTRATION.

(a)

DEMAND REGISTRATION.

(i)

The Purchaser may, at any time deliver to the Company up to two (2) written notices (each, a “Demand Notice”) requesting that the Company register all or any portion of the Registrable Securities that have previously been issued and have not been registered.

(ii)

In the event that the Company receives a Demand Notice, the Company shall prepare and file with the SEC, a Registration Statement on Form N-2 (or, if Form N-2 is not then available, on such other form as is available to effect such a registration) covering the resale of the Registrable Securities held by the Selling Holders (a “Demand Registration”).  The Company may also Register shares of the Company’s capital stock for sale for its own account (the “Company Securities”) or shares of the Company’s capital stock for sale for the accounts of other security holders (the “Additional Securities”) as it shall desire.

(iii)

After filing the initial Registration Statement with respect to the Additional Registrable Securities pursuant to Section 2(a)(ii) hereof, the Company shall use commercially reasonable efforts to cause such initial Registration Statement to become effective under the Securities Act as soon as practicable thereafter.

(iv)

Notwithstanding the registration obligations set forth herein in the event that the SEC informs the Company that all of the Registrable Securities, Company Securities and Additional Securities cannot, as a result of the application of Rule 415 under the Securities Act, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (1) inform each of the Selling Holders thereof and file amendments to the applicable Registration Statement with respect to the Registrable Securities, Company Securities and Additional Securities as required by the SEC and/or (2) withdraw the applicable Registration Statement and file a new registration statement, in either case covering the maximum number of Registrable Securities, Company Securities and Additional Securities permitted to be registered by the SEC, on Form N-2 or such other form available to register for resale the Registrable Securities and Additional Securities as a secondary offering. Notwithstanding any other provision of this Agreement, if any SEC guidance imposes a limitation on the number of securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used reasonable best efforts to advocate to the SEC for the registration of all or a greater number of securities), the number of Registrable Securities, Company Securities and Additional Securities to be registered on such Registration Statement shall be reduced in the following order: (A) first the number of Additional Securities sought to be registered, (B), second the number of Registrable Securities sought to be registered and (C) third, the number of Company Securities sought to be registered (each, a “Registration Cut Back”); provided, that, no registration in connection with which 25% or more of the Purchaser’s Registrable Securities that were included in the applicable Demand Notice are subject to the Registration Cut Back shall constitute a Demand Registration for purposes of the limit of two (2) Demand Notices subject to Section 2(a)(i) hereof.

(b)

PIGGY-BACK REGISTRATIONS.  If at any time after the date hereof and prior to the expiration of the Registration Period (as hereinafter defined) the Company shall determine to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their equivalents) (a “Piggyback Eligible Registration Statement”), the Company shall send to each Holder written notice of such determination and, if within fifteen (15) days after the effective date of such notice, a Holder shall so request in writing, the Company shall include in such Piggyback Eligible Registration Statement all or any part of the Registrable Securities then outstanding that such Holder requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall impose a limitation on the number of Registrable Securities which may be included in the Piggyback Eligible Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Piggyback Eligible Registration Statement only such limited portion of the Registrable Securities with respect to which a Holder has requested inclusion hereunder as the underwriter shall permit.  The registration of any Registrable Securities on behalf of Holders pursuant to this Section 2(b) shall be subject to Registration Cut Backs pursuant to Section 2(a)(iv) of this Agreement.

3.

OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

(a)

The Company shall (i) prepare and file with the SEC the Registration Statement(s) required pursuant to Section 2(a), and thereafter use commercially reasonable efforts to cause each such Registration Statement(s) relating to the applicable Registrable Securities to become effective as soon as practicable after such filing, and (ii) subject to Section 3(k) hereof, shall use commercially reasonable efforts to keep each such Registration Statement(s) current and effective pursuant to Rule 415 at all times until such date as the Registrable Securities registered thereunder cease to be Registrable Securities (the “Registration Period”), which Registration Statement(s) (including any amendments or supplements thereto and prospectuses contained therein), except for information provided by a Holder or any transferee of a Holder pursuant to Section 4(a), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

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(b)

Subject to Section 3(k) hereof, the Company shall, during the Registration Period, comply with the provisions of the Securities Act applicable to the Company with respect to the disposition of all Registrable Securities of the Company covered by each Registration Statement until the earlier of (i) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in each Registration Statement, and (ii) the Registrable Securities registered thereunder cease to be Registrable Securities.

(c)

The Company shall furnish or otherwise make available to each Holder and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of a Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains material non-public information or information for which the Company has sought or intends to seek confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as a Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by a Holder. The Company will promptly notify each Holder by facsimile or email of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable, but no later than five (5) business days, following the later of (i) resolution or clearance of all SEC comments or, if applicable, notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review and (ii) the date the Company is notified in writing of any comments (or that there are no comments), to the Company’s request for acceleration.

(d)

The Company shall use commercially reasonable efforts to (i) register and qualify, in any jurisdiction where registration and/or qualification is required, the Registrable Securities covered by the Registration Statements under such other securities or “blue sky” laws of such jurisdictions in the United States as a Holder shall reasonably request in writing, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions, provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (B) subject itself to general taxation in any such jurisdiction, or (C) file a general consent to service of process in any such jurisdiction.

(e)

Subject to Section 3(k) hereof, as promptly as practicable after becoming aware of such event, the Company shall notify each Holder who holds Registrable Securities of the happening of any event, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its commercially reasonable efforts promptly to prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

(f)

The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practical moment and to notify each Holder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

(g)

The Company shall use commercially reasonable efforts to cause all the Registrable Securities covered by each Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange.

(h)

The Company shall cooperate with each Holder who holds Registrable Securities being offered and the managing underwriter or underwriters as reasonably requested by them with respect to an applicable Registration Statement, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities sold pursuant to such Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or a Holder may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or a Holder may request, and, within ten (10) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to each Holder) an appropriate instruction and an opinion of such counsel in the form required by the transfer agent in order to issue such Registrable Securities free of restrictive legends upon the resale of such Registrable Securities pursuant to such Registration Statement.

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(i)

At the reasonable request of a Holder, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to make reasonable changes to the plan of distribution set forth in such Registration Statement.

(j)

If required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) Corporate Financing Department, the Company shall promptly effect a filing with FINRA pursuant to FINRA Rule 5110 with respect to the public offering contemplated by resales of securities under the Registration Statement (an “Issuer Filing”), and pay the filing fee required by such Issuer Filing. The Company shall use commercially reasonable efforts to pursue the Issuer Filing until the FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement.

(k)

Notwithstanding anything to the contrary herein, at any time after the Registration Statement has been declared effective by the SEC, the Company may delay or suspend the effectiveness of any Registration Statement or the use of any prospectus forming a part of the Registration Statement, in its sole discretion, due to the non-disclosure of material, non-public information concerning the Company, the disclosure of which at the time is not in its best interest, in the good faith opinion of the Company (a “Grace Period”); provided, that the Company shall promptly notify each Holder in writing of the existence of a Grace Period in conformity with the provisions of this Section 3(k) and the date on which the Grace Period will begin (such notice, a “Commencement Notice”); and, provided further, that no Grace Period shall exceed forty-five (45) days, and such Grace Periods shall not exceed an aggregate total of ninety (90) days during any 12-month period. For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date specified by the Company in the Commencement Notice and shall end on and include the date each Holder receives written notice of the termination of the Grace Period by the Company (which notice may be contained in the Commencement Notice). The provisions of Sections 3(a)(ii), 3(b) and 3(e) hereof shall not be applicable during any Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by Sections 3(a)(ii), 3(b) and 3(e) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable.

(l)

Notwithstanding anything to the contrary herein, a delay in the effectiveness of any Registration Statement caused solely by the filing of a request for confidential treatment shall not be deemed a breach of the Company’s obligations set forth herein.

4.

OBLIGATIONS OF THE HOLDER. In connection with the registration of any Registrable Securities, each Holder of such Registrable Securities shall have the following obligations; provided, however, that solely the Purchaser (and no other Holder) shall have the obligation set forth in subsection (b) of this Section 4:

(a)

It shall be a condition precedent to the obligations of the Company to complete a Registration pursuant to this Agreement with respect to the Registrable Securities of a Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) business days prior to the first anticipated filing date of a Registration Statement under which Registrable Securities will be registered, the Company shall notify each Holder of the information the Company requires from such Holder. Any such information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. A Holder must provide such information to the Company at least two (2) business days prior to the first anticipated filing date of such Registration Statement if such Holder elects to have any Registrable Securities included in the Registration Statement.

(b)

The Purchaser, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless the Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)

In the event of an underwritten offering pursuant to Section 2(b) in which any Registrable Securities are to be included, each Holder agrees to enter into and perform such Holder’s obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless the Holder has notified the Company in writing of the Holder’s election to exclude all of the Holder’s Registrable Securities from such Registration Statement.

(d)

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(e), 3(f) or 3(k), the Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) or notice from the Company of the termination of the Grace Period, and, if so directed by the Company, the Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

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(e)

Each Holder agrees that it will not effect any disposition or other transfer of the Registrable Securities that would constitute a sale within the meaning of the Securities Act other than transactions exempt from the registration requirements of the Securities Act or pursuant to, and as contemplated in, a Registration Statement, and that it will promptly notify the Company of any material changes in the information set forth in a Registration Statement furnished by or regarding such Holder or its plan of distribution other than changes in the number of shares beneficially owned.

5.

REMEDIES.  In the event of a breach by the Company of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

6.

EXPENSES OF REGISTRATION. All expenses of the Company incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees and the fees and disbursements of counsel for the Company, shall be borne by the Company. All expenses of the Holders incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, underwriting discounts and commissions and legal expenses incurred by any Holder for review of any Registration Statement, shall be borne by the applicable Holder.

7.

INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)

The Company will indemnify, hold harmless and defend (i) each Holder and (ii) the directors, officers, partners, managers, members, employees, agents and each person who controls each Holder within the meaning of the Securities Act or the Exchange Act, if any, (each, an “Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as and only to the extent that such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder, in each case relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a): (A) shall not apply to a Claim arising out of or based upon a Violation only to the extent that such Violation occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person expressly for inclusion in such Registration Statement or any such amendment thereof or supplement thereto; (B) with respect to any preliminary prospectus, shall not inure to the benefit of any such Person from whom the Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any Person controlling such Person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation; (C) shall not be available to the extent such Claim is based on a failure of the Indemnified Person to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(e); and (D) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by a Holder pursuant to Section 9 and shall be binding on any transferee.

(b)

Promptly after receipt by an Indemnified Person under this Section 7 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against the Company under this Section 7, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnified Person, as the case may be; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the Company, if, in the reasonable opinion of counsel for a Holder, the representation by such counsel of the Indemnified Person and the Company would be inappropriate due to actual or potential material differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Indemnified Persons, and such legal counsel shall be selected by the Holders. The failure to deliver written notice to the Company within a reasonable time of the commencement of any

5

such action shall not relieve the Company of any liability to the Indemnified Person under this Section 7, except to the extent that the Company is actually prejudiced in its ability to defend such action. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(c)

Each Holder will indemnify, hold harmless and defend (i) the Company, and (ii) the directors, officers, partners, managers, members, employees, agents and each person who controls the Company within the meaning of the Securities Act or the Exchange Act, if any (each, a “Company Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Indemnity Claims”) to which any of them may become subject insofar as and only to the extent that such Indemnity Claims arise out of or are based upon a Violation due to the inclusion by the Company in a Registration Statement of false or misleading information about such Holder, where such information was furnished in writing to the Company by such Holder expressly for inclusion in such Registration Statement.  Such Holder shall reimburse the Company Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim, provided, however, that the indemnity agreement contained in this Section 7(c) and the agreement with respect to contribution contained in Section 8 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Holder and which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Holder shall be liable under this Section 7(c) for only that amount of a Claim as does not exceed the net amount of proceeds received by the Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company Indemnified Person. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(c) with respect to any preliminary prospectus shall not inure to the benefit of any Company Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

(d)

Promptly after receipt by a Company Indemnified Person under this Section 7 of notice of the commencement of any action (including any governmental action), such Company Indemnified Person shall, if a Claim in respect thereof is to be made against a Holder under this Section 7, deliver to such Holder a written notice of the commencement thereof, and such Holder shall have the right to participate in, and, to the extent the Holder so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Holder and the Company Indemnified Person, as the case may be, provided, however, that a Company Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the applicable Holder, if, in the reasonable opinion of counsel for the Company, the representation by such counsel of the Company Indemnified Person and such Holder would be inappropriate due to actual or potential material differing interests between such Company Indemnified Person and any other party represented by such counsel in such proceeding. A Holder shall pay for only one separate legal counsel for the Company Indemnified Persons, and such legal counsel shall be selected by Company. The failure to deliver written notice to a Holder within a reasonable time of the commencement of any such action shall not relieve the Holder of any liability to the Company Indemnified Person under this Section 7, except to the extent that the Holder is actually prejudiced in its ability to defend such action. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

8.

CONTRIBUTION. To the extent any indemnification by the Company or a Holder is prohibited or limited by law, each of the Company and each Holder agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law, based upon a comparative fault standard, that (i) no Person that is guilty of fraudulent misrepresentation (within the meaning Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation; and (ii) contribution by a Holder shall be limited in amount to the net amount of proceeds received by the Holder from the sale of such Registrable Securities pursuant to a Registration Statement.

9.

ASSIGNMENT OF REGISTRATION RIGHTS. The rights under this Agreement shall be automatically assignable by each Holder to any permitted transferee of all or any portion of such Holder’s Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, and (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In the event that a Holder transfers all or any portion of its Registrable Securities pursuant to this Section, the Company shall have at least ten (10) Trading Days following the receipt of such notice to file any amendments or supplements necessary to keep a Registration Statement current and effective pursuant to Rule 415.

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10.

AMENDMENT OF REGISTRATION RIGHTS.  Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and each Holder. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each of the Holders and the Company.

11.

TERMINATION OF RIGHTS AND OBLIGATIONS. The obligations of the Company pursuant to the terms of this Agreement, other than the obligations set forth in Sections 6, 7, 8, 11 and 12, shall terminate upon the date upon which all Registrable Securities held by a Holder cease to be Registrable Securities.

12.

MISCELLANEOUS.

(a)

A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record or beneficially through a “street name” holder such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b)

Any notices required or permitted to be given under the terms hereof shall be in writing and shall be deemed given only if sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Ameritrans Capital Corporation
50 Jericho Quadrangle
Jericho, New York  11753
Attn:  Michael Feinsod

With copy to:

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022

Fax: (212) 940-8776

Attn: Elliot Press, Esq.

If to the Purchaser:

Renova US Holdings, Ltd.
c/o Columbus Nova

900 Third Avenue

19th Floor

New York, NY 10022

Attn: Paul Lipari

With a copy to:

Latham & Watkins, LLP
885 Third Avenue
New York, NY 10022
Fax: 212-751-4864
Attn: James C. Gorton, Esq.

Attn: David S. Allinson, Esq.

Each party shall provide notice to the other party of any change in address.

(c)

Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

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(d)

GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State and County of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(e)

Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

(f)

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement, which facsimile transmission shall be deemed an original thereof.

(h)

Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i)

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(j)

In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(k)

There shall be no oral modifications or amendments to this Agreement. This Agreement may be modified or amended only in writing.

[Remainder of page left intentionally blank - signature page follows]

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IN WITNESS WHEREOF, the undersigned Holders and the Company have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

AMERITRANS CAPITAL CORPORATION

By:
Name:
Title:

RENOVA US HOLDINGS, LTD.

By:
Name:
Title:

Signature page to Registration Rights Agreement

EXHIBIT V

INVESTMENT ADVISORY AGREEMENT

BETWEEN

AMERITRANS CAPITAL CORPORATION

AND

AMERITRANS CAPITAL MANAGEMENT, LLC

This Investment Advisory Agreement (this “Agreement”) made this ___  day of ____, and effective as of _____ (the “Effective Date”), by and between AMERITRANS CAPITAL CORPORATION, a Delaware corporation (the “Corporation”), and AMERITRANS CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Corporation is a closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940 (the “Investment Company Act”);

WHEREAS, the Adviser is a newly organized investment adviser that has registered under the Investment Advisers Act of 1940 (the “Advisers Act”); and

WHEREAS, the Corporation desires to retain the Adviser to furnish investment advisory services to the Corporation on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.

Duties of the Adviser.

(a)

The Corporation hereby employs the Adviser to act as the investment adviser to the Corporation and to manage the investment and reinvestment of the assets of the Corporation, subject to the supervision of the Board of Directors of the Corporation (the “Board of Directors,” the members thereof referred to herein as the “Directors”) for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth in the Prospectus and Statement of Additional Information, dated April 18, 2002, as the same shall be amended from time to time and/or as described in the Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), (ii) in accordance with the Investment Company Act; and (iii) during the term of this Agreement in accordance with all other applicable federal and state laws, rules and regulations, and the Corporation’s charter and by-laws.  Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Corporation, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Corporation; (iii) close and monitor the Corporation’s investments; (iv) determine the securities and other assets that the Corporation will purchase, retain, or sell; (v) perform due diligence on prospective portfolio companies; and (vi) provide the Corporation with such other investment advisory, research and related services as the Corporation may, from time to time, reasonably require for the investment of its funds.  The Adviser shall have the power and authority on behalf of the Corporation to effectuate its investment decisions for the Corporation, including the execution and delivery of all documents relating to the Corporation’s investments and the placing of orders for other purchase or sale transactions on behalf of the Corporation.  In the event that the Corporation determines to acquire debt financing, the Adviser will arrange for such financing on the Corporation’s behalf, subject to the oversight and approval of the Board of Directors.  If it is necessary for the Adviser to make investments on behalf of the Corporation through a special purpose vehicle, the Adviser shall have the authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle in accordance with the Investment Company Act.

(b)

The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c)

Subject to the requirements of the Investment Company Act and approval of the Board of Directors and a majority of stockholders, the Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder.  Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Corporation’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Corporation, subject to the oversight of the Adviser and approval by the Board of Directors.  The Adviser, and not the Corporation, shall be responsible for any compensation payable to any Sub-Adviser.  Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law.  Nothing in this Section 1(c) will obligate the Adviser to pay any expenses that are expenses of the Corporation under Section 2.

(d)

The Adviser, and any Sub-Adviser, shall for all purposes herein provided each be deemed to be an independent contractor and, except as expressly provided or authorized herein or by the Board of Directors, shall have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

(e)

The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Corporation and shall specifically maintain all books and records with respect to the Corporation’s portfolio transactions and shall render to the Board of Directors such periodic and special reports as the Board of Directors may reasonably request.  The Adviser agrees that all records that it maintains for the Corporation are the property of the Corporation and will surrender promptly to the Corporation any such records upon the Corporation’s request, provided that the Adviser may retain a copy of such records.

2.

Corporation’s Responsibilities and Expenses Payable by the Corporation. All investment professionals of the Adviser and its respective staff, when and to the extent engaged in providing investment advisory services hereunder, and the compensation and overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Corporation, except as otherwise specifically provided herein.  The Corporation will bear all other costs and expenses of its operations and transactions, including (without limitation) those relating to: organization and offering; calculating the Corporation’s net asset value (including the cost and expenses of any independent valuation firm); expenses incurred by the Adviser payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Corporation and in monitoring the Corporation’s investments and performing due diligence on its prospective portfolio companies; interest payable on debt, if any, incurred to finance the Corporation’s investments; offerings of the Corporation’s common stock and other securities; investment advisory fees; administration fees payable under an Administration Agreement (“Administration Agreement”), if any, between the Corporation and an administrator for the Corporation (“Administrator”); fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Corporation’s shares on any securities exchange; federal, state and local taxes; independent Directors’ fees and expenses; costs of preparing and filing reports or other documents required by the SEC; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the Corporation’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other expenses incurred by the Corporation or an Administrator in connection with administering the Corporation’s business, including payments under any Administration Agreement based upon the Corporation’s allocable portion of the administrator’s overhead in performing its obligations under such Administration Agreement, including rent and the allocable portion of the cost of the Corporation’s chief compliance officer and chief financial officer and their respective staffs.

3.

Subsidiary Not Bound.  For the avoidance of doubt, the Corporation and the Adviser hereby acknowledge and agree that nothing contained in this Agreement is intended, and shall not be construed, to authorize the Adviser to act on behalf of, or in any way bind in any manner, Elk Associates Funding Corporation (“Elk”), a wholly-owned subsidiary of the Corporation; and notwithstanding any advice that the Adviser may provide to the Corporation for the benefit of, or with respect to investments made by, Elk, Elk shall not have any obligations hereunder.

4.

Compensation of the Adviser.   The Corporation agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base advisory fee (“Base Advisory Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth.  The Corporation shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct within forty-five (45) days of the quarter-end or year-end, as applicable, to which payment of such Base Advisory Fee or Incentive Fee relates.  To the extent permitted by applicable law, the Adviser may elect, or the Corporation may adopt a deferred compensation plan pursuant to which the Adviser may elect, to defer all or a portion of its fees hereunder for a specified period of time.

(a)

The Base Advisory Fee shall be calculated at an annual rate of 2.00% of the Corporation’s gross assets.  The Base Advisory Fee will be payable quarterly in arrears and will be calculated based on the average value of the Corporation’s gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter.  Base Advisory Fees for any partial month or quarter will be appropriately pro rated.

(b)

The Incentive Fee shall consist of two parts, as follows:

(i)

One part will be calculated and payable quarterly in arrears based on the pre-Incentive Fee net investment income for the immediately preceding calendar quarter.  For this purpose, pre-Incentive Fee net investment income means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees and fees for providing significant managerial assistance or other fees that the Corporation receives from portfolio companies) accrued by the

2

Corporation during the calendar quarter, minus the Corporation’s operating expenses for the quarter (including the Base Advisory Fee, expenses payable under any Administration Agreement, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee).  Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital depreciation.  Pre-Incentive Fee net investment income, expressed as a rate of return on the value of the Corporation’s net assets at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate” of 1.75% per quarter (7% annualized).  The Corporation will pay the Adviser an Incentive Fee with respect to the Corporation’s pre-Incentive Fee net investment income in each calendar quarter as follows; (1) no Incentive Fee in any calendar quarter in which the Corporation’s pre-Incentive Fee net investment income does not exceed the hurdle rate; (2) 100% of the Corporation’s pre-Incentive Fee net investment income with respect to that portion of such pre-Incentive Fee net investment income, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter (8.75% annualized); and (3) 20% of the amount of the Corporation’s pre-Incentive Fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized).  These calculations will be appropriately pro rated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.

(ii)

The second part of the Incentive Fee (the “Capital Gains Fee”) will be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement as set forth below), commencing on December 31, 2011, and will equal 20% of the Corporation’s realized capital gains for the calendar year, if any, computed net of all realized capital losses and unrealized capital depreciation and incorporating unrealized depreciation on a gross investment-by-investment basis at the end of such year; provided that the Incentive Fee determined as of December 31, 2011 will be calculated for a period of shorter than twelve calendar months to take into account any realized capital gains computed net of all realized capital losses and unrealized capital depreciation for the period ending December 31, 2011.  In the event that this Agreement shall terminate as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying a Capital Gains Fee.

5.

Covenants of the Adviser.   The Adviser covenants that it is registered as an investment adviser under the Advisers Act.  The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

6.

Excess Brokerage Commissions.   The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Corporation to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Corporation’s portfolio, and constitutes the best net results for the Corporation.

7.

Limitations on the Employment of the Adviser.   The services of the Adviser to the Corporation are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Corporation, so long as its services to the Corporation hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Corporation’s portfolio companies, subject to applicable law).  So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Corporation, subject to the Adviser’s right to enter into sub-advisory agreements.  The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder.  It is understood that directors, officers, employees and stockholders of the Corporation are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Corporation as stockholders or otherwise.

8.

Responsibility of Dual Directors, Officers and/or Employees.   If any person who is a manager, partner, officer or employee of the Adviser or an Administrator affiliated with the Adviser (“Affiliated Administrator”) is or becomes a director, officer and/or employee of the Corporation and acts as such in any business of the Corporation, then such manager, partner, officer and/or employee of the Adviser or Affiliated Administrator shall be deemed to be acting in such capacity solely for the Corporation, and not as a manager, partner, officer or employee of the Adviser or Affiliated Administrator or under the control or direction of the Adviser or Affiliated Administrator, even if paid by the Adviser or Affiliated Administrator.

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9.

Limitation of Liability of the Adviser; Indemnification.   The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation any Affiliated Administrator) shall not be liable to the Corporation for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Corporation shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation any Affiliated Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and disbursements and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Corporation or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation.  Notwithstanding the foregoing provisions of this Section 9 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Corporation or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

10.

Effectiveness, Duration and Termination of Agreement.   This Agreement shall become effective as of the Effective Date.  This Agreement shall remain in effect for two years, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Board of Directors, or by the vote of a majority of the outstanding voting securities of the Corporation and (b) the vote of a majority of the Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.  This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Corporation, or by the vote of the Directors or by the Adviser.  This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).  The provisions of Section 9 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.  Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 4 through the date of termination or expiration and Section 9 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

11.

Notices.   Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

12.

Amendments.   This Agreement may be amended by mutual consent, but the consent of the Corporation must be obtained in conformity with the requirements of the Investment Company Act.

13.

Entire Agreement; Governing Law.   This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.  This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act.  To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

[The remainder of this page intentionally left blank]

4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

AMERITRANS CAPITAL CORPORATION

By:
Name:
Title:

AMERITRANS CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

5

EXHIBIT VI

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (the “Agreement”) is made as of _________, 2011 by and among Ameritrans Capital Corporation, a Delaware corporation (the “Company”), Infinity Capital Partners, L.P., a Delaware limited partnership (“ICP”), Infinity Capital, LLC, a Delaware limited liability company (“ICL”), Infinity Management, LLC, a Delaware limited liability company (“IML”), Shoulda Partners L.P., a Delaware limited partnership (“Shoulda”) and Michael Feinsod (“Feinsod” and together with ICP, ICL, IML and Shoulda, the “Management Holders”) and Renova US Holdings Ltd., a company incorporated under the laws of the Bahamas (the “Purchaser” and together with the Management Holders, the “Stockholders”).

RECITALS

WHEREAS, pursuant to a Stock Purchase Agreement, dated as of April __, 2011, between the Company and the Purchaser (the “Purchase Agreement”), the Purchaser has agreed to purchase and the Company has agreed to issue and sell to the Purchaser the Purchased Stock (as defined in the Purchase Agreement);

WHEREAS, on the date hereof, the Management Holders are beneficial owners of shares of the Company Common Stock;

WHEREAS, in order to promote their mutual interests, the Company, the Management Holders and the Purchaser desire to establish in this Agreement certain terms and conditions concerning the acquisition and disposition of securities of the Company by the Stockholders, the composition of the board of directors (the “Board”) of the Company and other corporate governance matters with respect to the Company; and

WHEREAS, the parties are entering into this Agreement as a condition to the closing of the transactions contemplated by the Purchase Agreement.

NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.

Certain Definitions.  Any terms capitalized but not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.  Unless the context otherwise requires, the following terms, for all purposes of this Agreement, shall have the meanings specified in this Section 1:

“Affiliate” shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act; provided, however, that for purposes of this Agreement, the Purchaser and its Affiliates, on the one hand, and the Company and its Affiliates, on the other, shall not be deemed to be “Affiliates” of one another.

“Beneficially Own,” “Beneficially Owned,” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

“Bylaws” shall mean the Bylaws of the Company, as amended or restated from time to time.

“Cause” shall mean, with respect to any Company Designee, such Company Designee’s (i) commission at any time of any act or omission that results in, or may reasonably be expected to result in, a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude or (ii) commission at any time of any act of fraud, embezzlement, misappropriation, misconduct or conversion of assets of the Company.

“Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company, as amended or restated from time to time.

“Closing Date” shall have the meaning ascribed to such term in the Purchase Agreement.

“Company Common Stock” shall mean shares of the common stock of the Company, $0.001 par value.

“Company Designees” means each of [______], [_______], [_____], [_____] and [_____]1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Securities” means any Company Common Stock or other equity securities issued in connection with: (a) a grant to any current or future consultants, employees, officers or directors of the Company or any of its subsidiaries pursuant to any stock option, employee stock purchase or similar equity-based plans or other compensation agreement; (b) the exercise or conversion of options to purchase shares of Company Common Stock, or shares of Company Common Stock issued to any existing or prospective consultants, employees, officers or directors pursuant to any stock option, employee stock purchase or similar equity-based plans or any other compensation agreement; (c) any acquisition by the Company of the stock, assets, properties or business of any person; (d) any merger, consolidation or other business combination or strategic acquisition involving the Company; (e) the exercise of any warrant issued by the Company and outstanding as of the date hereof; (f) a stock split, stock dividend or any similar reclassification of Company Common Stock or (g) any shares issuable pursuant to the Purchase Agreement.

“Independent Company Designees” means each Company Designee that is independent, as determined in good faith by the Board, from Purchaser for purposes of the matters to be delegated to the relevant committee of the Board pursuant to Section 4 of this Agreement.

“Preferred Stock” shall mean the 9 3/8% participating preferred stock, par value $.01 per share, of the Company.

“Transfer Restriction Period” means the period commencing on the Closing Date and ending on the first date on which the Remaining Additional Purchase Price is equal to fifty percent (50%) or less of the amount that the Remaining Additional Purchase Price would equal on such date, after giving effect to the accrual described in Section 1.2(d) of the Purchase Agreement, if the Funded Additional Purchase price on such date were equal to zero.

“Voting Power” shall mean the number of votes entitled to then be cast by the Voting Stock of the Company at any election of directors of the Company.

“Voting Stock” shall mean shares of the Company Common Stock, the Preferred Stock and any other securities of the Company having the power to vote in the election of members of the Board and any securities convertible, exchangeable for or otherwise exercisable to acquire such securities.

2.

Constitution of Board at Closing.   The Company and the Board shall, and the Stockholders shall use their commercially reasonable efforts to, cause the Board to be reconstituted as of immediately prior to the Closing in accordance with Section 5.12 of the Purchase Agreement.

3.

Covenants of the Purchaser

3.1

Restriction on Removal of Company Designees.  So long as the Purchaser’s obligations set forth in Section 1.2 of the Purchase Agreement have not been satisfied in full (or excused due to a non-curable failure of a condition to such obligations in accordance with the terms of the Purchase Agreement), (i) the Purchaser and the Company shall not (other than for Cause) take any action to cause any of the Company Designees to be removed from the Board and shall (other than for Cause) take all actions reasonably necessary within their power to cause the Company Designees to be nominated for re-election to the Board in connection with any election of directors for a term to commence at any time prior to such satisfaction in full or excuse of the Purchaser’s obligations set forth in Section 1.2 of the Purchase Agreement; 2 [(ii) Michael Feinsod (the “Observer”) shall be permitted to attend, in a non-voting observer capacity, each meeting of the Board and the Company shall provide the Observer a copy of all notices, minutes, forms of written consents and other materials and information furnished or made available to the members of the Board at the same time such materials are furnished or made available to the members of the Board; and (iii) in the event that [_____]3 shall resign or be removed from or otherwise cease to serve on the Board, in order to fill the vacancy thereby created, the Company and the Purchaser shall take all actions reasonably necessary within their power to cause the Observer to be nominated and elected to serve as a member of the Board and, upon such election, the Observer shall be deemed a Company Designee for purposes of this Agreement.  Notwithstanding the provisions of clause (ii) above, the Company may exclude the Observer from any meeting to the extent the Observer’s presence at such meeting would result in a waiver of the attorney-client privilege between the Company and its legal counsel, as determined in good faith by the Board after consultation with outside counsel].

1   Company Designees will consist of the five Company Identified Directors who will continue to serve as directors of the Company immediately following the Closing, at least four of whom shall not be “interested” directors.

2   The provisions of clauses (ii) and (iii) of Section 3.1 shall only be applicable if, immediately following the Initial Closing, Michael Feinsod is not a Company Designee.

3   An “interested” Company Designee, other than Michael Feinsod.

3.2

Short Form Merger.  So long as the Purchaser’s obligations set forth in Section 1.2 of the Purchase Agreement have not been satisfied in full (or excused due to a non-curable failure of a condition to such obligations), the Purchaser shall not, and shall not permit the Company or any Subsidiary of the Company to effect, seek, propose, vote in favor of, consent to or participate in any “short form” merger of the Company with or into any other entity (other than any such merger in connection with which the stockholders of the Company immediately prior to such merger own the entity surviving such merger in the same proportions as they owned the Company immediately prior to such merger).

4.

Composition of Independent Committees.  Until satisfaction in full of the Purchaser’s obligations set forth in Section 1.2 of the Purchase Agreement (or excuse therefrom due to a non-curable failure of a condition to such obligations in accordance with the terms of the Purchase Agreement), in the event that the Board determines to form a committee of independent directors of the Board to exercise the powers of the Board in respect of any dispute between the Company and the Purchaser in respect of their respective rights and obligations under the Purchase Agreement or the exercise by the Company of any of its rights under the Purchase Agreement (including with respect to any waiver of the Purchaser’s obligations thereunder) (i) so long as at least two Independent Company Designees are serving as directors of the Board, at least a majority of such committee shall be comprised of Independent Company Designees and (ii) so long as only one Independent Company Designee is serving as a director of the Board, such committee shall include such Independent Company Designee.

4.1

Transfer Restrictions.

(a)

During the Transfer Restriction Period, the Purchaser will not, other than through open market sales that do not involve any pre-existing coordination with potential transferees, directly or indirectly, in any transaction or series of transactions, sell, transfer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, transfer the economic risk of ownership of, or otherwise dispose of (each, a “Transfer”) an aggregate number of shares equal to twenty-five percent (25%) or more of the  Voting Stock or Voting Power, unless the transferee of the Voting Stock or Voting Power, sought to be transferred shall have agreed, in writing, to be bound by the terms and provisions of this Agreement applicable to the Purchaser.

(b)

Any purported Transfer or attempt to Transfer any Voting Stock or Voting Power in violation of  Section 4.1(a) shall be null and void ab initio, and neither the Company nor its transfer agent shall give effect to such purported or attempted Transfer, unless otherwise agreed by the Company in writing prior to the time of such Transfer.

5.

Pre-emptive Rights.

5.1

The Company hereby grants to the Purchaser the right to purchase any new Company Common Stock (other than any Excluded Securities) (the “New Securities”) that the Company may propose to issue or sell to any third party at a price that is less than the greater of (A) $1.80 and (B) the per share net asset value of the Company, as of a time that is no more than 48 hours, in each case excluding Sundays and holidays recognized as such for purposes of Section 23(b) of the Investment Company Act, prior to the applicable issuance date (the “Applicable Per Share Purchase Price”), during the period beginning on the date hereof and ending on the two (2) year anniversary of the date hereof (the “Preemptive Period”).

5.2

In the event that the Company proposes to issue and sell during the Preemptive Period New Securities at a price less than the Applicable Per Share Purchase Price, the Company shall deliver written notice (an “Issuance Notice”) of such proposed issuance to the Purchaser within three (3) Business Days following any meeting (or the effective date of any written consent) of the Board at which any such issuance or sale is approved. The Issuance Notice shall set forth (a) the number of New Securities proposed to be issued and (b) the proposed purchase price per share.

5.3

The Purchaser shall for a period of five (5) calendar days following the receipt of an Issuance Notice (the “Exercise Period”) have the right to elect to purchase for cash, at the purchase price and upon the other terms and conditions set forth in the Issuance Notice, including, without limitation, any applicable stockholder approval, some or all of the New Securities proposed to be issued and sold by the Company at the earliest reasonably practicable date agreed upon between the Company and the Purchaser.  The Purchaser may elect to purchase the New Securities upon the terms and conditions set forth in the Issuance Notice by delivering a written notice of such election to the Company at any time during the Exercise Period. The Purchaser’s election to purchase New Securities during the Preemptive Period pursuant to this Section 5.3 shall be binding upon the Purchaser and shall be irrevocable.

5.4

The Company may offer and sell some or all of the New Securities described in the Issuance Notice that the Purchaser shall not have elected to purchase pursuant to Section 5.3 during the Exercise Period upon terms and conditions no more favorable to any prospective purchaser than the terms and conditions set forth in the Issuance Notice so long as such issuance or sale is consummated within ninety (90) calendar days following the expiration of the Exercise Period.  In the event the Company has not sold such New Securities within such time period, the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Purchaser in accordance with the procedures set forth in this Section 5.

5.5

Upon the consummation of the issuance to the Purchaser of any New Securities in accordance with this Section 5, the Company shall deliver to the Purchaser certificates (if any) evidencing the New Securities, which New Securities and the Voting Power with respect thereto shall automatically be subject to the terms and conditions of this Agreement.  The Purchaser shall deliver to the Company the purchase price for the New Securities purchased by it by wire transfer of immediately available funds. The Purchaser shall take all such other actions as the Company may reasonably request to consummate the purchase and sale of New Securities pursuant to this Section 5 in accordance with applicable law, including, without limitation, executing and delivering to the Company a duly completed and executed investor questionnaire covering such matters as the Company or its counsel may reasonably determine are necessary to ensure that such issuance and sale is exempt from the registration requirements of the Securities Act of 1933, as amended.

6.

[Intentionally Omitted]

7.

Legend.  Each certificate representing Voting Stock held by the Purchaser shall be endorsed by the Company with a legend reading as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A STOCKHOLDERS AGREEMENT BY AND BETWEEN THE COMPANY AND THE HOLDER HEREOF, DATED _________ __, 2011, AS AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND NO TRANSFER OF THE SHARES EVIDENCED HEREBY SHALL BE EFFECTIVE EXCEPT IN COMPLIANCE WITH THE TERMS THEREOF.”

8.

Registration Statement.  The Company shall, and the Purchaser shall cause the Company to, use its commercially reasonable efforts to cause the Company to keep the Registration Statement on Form N-2 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission on March 15, 2006 and the related prospectus current and, with respect to the Registration Statement, effective pursuant to Rule 415 at all times until the earlier of (i) the date on which all of the shares of common stock registered for resale by ICP pursuant to the Registration Statement have been sold and (ii) the date on which all of such shares (in the opinion of counsel to the Company) may be immediately sold to the public without registration or restriction (including without limitation as to volume) under the Securities Act.  Notwithstanding the foregoing, the Company may, at any time, delay or suspend the effectiveness of the Registration Statement or the use of the prospectus forming a part of the Registration Statement, in its sole discretion, due to the non-disclosure of material, non-public information concerning the Company, the disclosure of which at the time is not in its best interest, in the good faith opinion of the Company (a “Grace Period”); provided, that the Company shall promptly notify ICP in writing of the existence of a Grace Period in conformity with the provisions of this Section 8 and the date on which the Grace Period will begin (such notice, a “Commencement Notice”); and, provided further, that no Grace Period shall exceed forty-five (45) days, and such Grace Periods shall not exceed an aggregate total of ninety (90) days during any 12-month period. For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date specified by the Company in the Commencement Notice and shall end on and include the date ICP receives written notice of the termination of the Grace Period by the Company (which notice may be contained in the Commencement Notice). The provisions set forth in the first sentence of this Section 8 hereof shall not be applicable during any Grace Period; provided that upon expiration of the Grace Period, the Company shall again be bound by such provisions.

9.

Miscellaneous.

9.1

Governing Law; Jurisdiction.  The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of the State of Delaware shall be applied in interpreting its provisions in all cases where legal interpretation shall be required.  Each of the parties hereto: (a) agrees that this Agreement involves at least $100,000.00; (b) agrees that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708; (c) irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (and any appellate court thereof) with respect to all actions and proceedings arising out of or relating to this Agreement and the transactions contemplated hereby; (d) agrees that all claims with respect to any such action or proceeding shall be heard and determined in such court and agrees not to commence any action or proceeding relating to this Agreement or the transactions contemplated hereby except in such court; (e) irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waives the defense of an inconvenient forum; and (f) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each of the parties hereto hereby irrevocably and unconditionally agrees (1) to the extent such party, other than Feinsod, is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and (2) that, to the fullest extent permitted by applicable law, service of process may be made on such party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that such service  shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.  For purposes of implementing the agreement of the parties (other than Feinsod) hereto to appoint and maintain an agent for service of process in the State of Delaware, each such party (other than Feinsod) that has not as of the date hereof duly appointed such an agent does hereby appoint Corporation Service Company as such agent.

9.2

Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successor and assigns of the parties hereto.

9.3

Entire Agreement; Amendment.  This Agreement and the Purchase Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.  Any previous agreements among the parties relative to the specific subject matter hereof are superseded by this Agreement.  Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated other than by a written instrument signed by the party against which enforcement of any such amendment, change, waiver, discharge or termination is sought.

9.4

Notices, etc.  All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed, to the party to be notified, at the respective addresses set forth below, or at such other address which may hereinafter be designated in writing:

(a)

If to the Purchaser, to:

Renova US Holdings Ltd

c/o Columbus Nova
900 Third Avenue

19th Floor
New York, NY 10017
Attn: Paul Lipari
Fax: (212) 308-6623
E-mail: plipari@columbusnova.com

with a copy to:

Latham & Watkins, LLP
885 Third Avenue
New York, NY 10022
Fax: 212-751-4864
Attn: James C. Gorton, Esq.
E-mail: james.gorton@lw.com

Attn: David S. Allinson

E-mail: david.allinson@lw.com

(b)

If to the Company, to:

Ameritrans Capital Corporation
50 Jericho Quadrangle
Jericho, New York  11753
Attention:  Michael Feinsod
E-mail:  mfeinsod@ameritranscapital.com

with a copy to:

Elliot Press, Esq.
Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York  10022
Fax:  (212) 940-6621
E-mail:  Elliot.press@kattenlaw.com

(c)

If to the Management Holders, to:

Ameritrans Capital Corporation
50 Jericho Quadrangle
Jericho, New York  11753
Attention:  Michael Feinsod
E-mail:  mfeinsod@ameritranscapital.com

with a copy to:

Elliot Press, Esq.
Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York  10022
Fax:  (212) 940-6621
E-mail:  Elliot.press@kattenlaw.com

9.5

Severability.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.6

Titles and Subtitles.  The titles of the Articles and Sections of this Agreement are for convenience of reference only and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

9.7

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

9.8

Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

9.9

Consents.  Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

9.10

SPECIFIC PERFORMANCE.  THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED.  IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.

9.11

Construction of Agreement.  No provision of this Agreement shall be construed against either party as the drafter thereof.

9.12

Section References.  Unless otherwise stated, any reference contained herein to a Section or subsection refers to the provisions of this Agreement.

9.13

Variations of Pronouns.  All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

9.14

Termination.  This Agreement shall terminate automatically in its entirety upon  the termination of the Purchase Agreement in accordance with Section 8.1 thereof.

[The remainder of this page is intentionally left blank – signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Stockholders Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

AMERITRANS CAPITAL CORP.

By:
Name:
Title:

INFINITY CAPITAL PARTNERS, L.P.

By:	Infinity Capital, LLC, its General Partner

By:
Name:
Title:

INFINITY CAPITAL, LLC

By:
Name:
Title:

INFINITY MANAGEMENT, LLC

By:
Name:
Title:

SHOULDA PARTNERS, L.P.

By:
Name:
Title:

Michael Feinsod

RENOVA US HOLDINGS LTD.

By:
Name:
Title:

Signature Page 1 to Stockholders Agreement

EXHIBIT VII

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION
OF

AMERITRANS CAPITAL CORPORATION

The Certificate of Incorporation of Ameritrans Capital Corporation (the “Corporation”) was originally filed with the Secretary of State of the State of Delaware on February 12, 1998 (the “Original Certificate of Incorporation”).  The Corporation is filing this Amended and Restated Certificate of Incorporation of the Corporation (this “Amended and Restated Certificate of Incorporation”), which has been duly adopted by all necessary action of the board of directors of the Corporation (the “Board of Directors”) and the stockholders of the Corporation, pursuant to Section 242 and Section 245 of the General Corporation Law of the State of Delaware (as the same may be amended from time to time, the “DGCL”) to amend and restate the Original Certificate of Incorporation in its entirety to read as follows:

ARTICLE I

Name

The name of the Corporation is Ameritrans Capital Corporation.

ARTICLE II

Duration

The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

ARTICLE III

Purposes

The purposes for which the Corporation is organized are:

To acquire, develop, or engage in any business venture or enterprise whatsoever, to own and operate any business venture or enterprise whatsoever, to acquire, hold, and dispose of real or personal property and property of any kind or nature, tangible or intangible, and generally to do any act convenient to the foregoing;

To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or incidental to the powers herein named or which shall at any time appear conducive or expedient for the protection or benefit of the Corporation, with all the powers hereafter conferred by the laws under which this Corporation is organized; and

To engage in any and all other lawful purposes, activities, and pursuits, whether similar or dissimilar to the foregoing, for which corporations may be organized under the DGCL, and to exercise all powers allowed or permitted thereunder.

ARTICLE IV

Authorized Shares

The Corporation shall have authority to issue an aggregate of 110,000,000 shares of stock, of which (i) 100,000,000 shares shall be common stock, par value $.0001 per share, and (ii) 10,000,000 shares shall be preferred stock, par value $.01 per share (the “Preferred Stock”).  The Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors.

Pursuant to the authority conferred upon the Board of Directors, the Board of Directors created a series of 1,000,000 shares of Preferred Stock designated as 9 3/8% Participating Cumulative Preferred Stock (the “Cumulative Preferred Stock”) by filing a Certificate of Designation of the Company with the Secretary of State of the State of Delaware on April 17, 2002, and the voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions of the Cumulative Preferred Stock are set forth in Appendix A hereto and are incorporated herein by reference.

Except as may be agreed in writing from time to time by the Corporation, no holder of shares of any class of the Corporation’s capital stock or of any security or obligation convertible into, or of any warrant, option, or right to purchase, subscribe for, or otherwise acquire shares of any class of the Corporation’s capital stock, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for, or otherwise acquire shares of any class of the Corporation, whether now or hereafter authorized.

ARTICLE V

Limitation of Liability

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted in Section 102(b)(7) of the DGCL, as the same may be amended and supplemented, except for any liability of the directors to the Corporation or its securityholders that any such director would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties as director  Any repeal or modification of this Article V shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

ARTICLE VI

Indemnification

The Corporation shall, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, indemnify any and all officers and directors of the Corporation against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the DGCL, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of the stockholders of the Corporation or the disinterested directors or otherwise, both as to action in such officer’s or director’s official capacity and as to action in another capacity while holding such office, and shall continue as to an officer or director who has ceased to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person.  Any repeal or modification of this Article VI shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

ARTICLE VII

Registered Office and Registered Agent

The name and address of the Corporation’s registered agent and office in the State of Delaware is United Corporate Services, Inc., 15 East North Street, Dover, County of Kent, 19903.  Either the registered office or the registered agent may be changed in the manner provided by law.

ARTICLE VIII

Amendment

The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in its Certificate of Incorporation from time to time in accordance with the laws of the state of Delaware, and all rights conferred on stockholders of the Corporation herein are granted subject to this reservation.

ARTICLE IX

Business Combinations with Interested Stockholders

The Corporation elects not to be governed by the provisions of Section 203 of the DGCL regarding business combinations with interested shareholders.

ARTICLE X

Bylaws

The Bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the State of Delaware now or hereafter existing.

ARTICLE XI

Directors

Except as expressly provided in this Certificate of Incorporation, the number of directors comprising the Board of Directors shall be fixed at 11.  Except as otherwise provided in this Certificate of Incorporation, vacancies in the Board of Directors, whether by reason of death, resignation, disqualification, an increase in the number of directors comprising the Board of Directors or otherwise, shall only be filled by the stockholders of the Corporation entitled to vote generally in the election of directors at a special meeting called for such purpose or by written consent in lieu of such special meeting. Except as otherwise provided in this Certificate of Incorporation or by applicable law, any director may be removed, with or without cause, by the stockholders of the Corporation entitled to vote generally in the election of directors at a special meeting called for such purpose or by written consent in lieu of such special meeting.

[Signature Page Follows]

I, THE UNDERSIGNED, being an authorized officer of the Corporation, have signed this Amended and Restated Certificate of Incorporation on this [_] day of [_], 2011.

AMERITRANS CAPITAL CORPORATION

By:
Name:
Title: